AMENDED & RESTATED

AGREEMENT AND PLAN OF MERGER

among

GCA I ACQUISITION CORP., a Delaware Corporation,

BIXBY ENERGY ACQUISITION CORP., a Delaware Corporation,

BIXBY ENERGY SYSTEMS, INC., a Delaware Corporation

and

ROBERT A. WALKER, an Individual

Dated:  March 27, 2009

TABLE OF CONTENTS

i

4.18 Intellectual Property	20
4.19 Material Contracts	23
4.20 Litigation	25
4.21 Employee Benefit Plans	26
4.22 Labor and Employment Matters	28
4.23 Environmental	29
4.24 Related Party Transactions	30
4.25 Insurance	31
4.26 Absence of Certain Changes or Events	31
4.27 Solvency	32
4.28 Brokers or Finders	32
4.29 No Illegal Payments	32
4.30 Information Supplied	33
4.31 Antitakeover Statutes	33
4.32 Compliance with Securities Laws	33
4.33 Change in Control	33
4.34 Powers of Attorney	33
4.35 Material Disclosures	33

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
5.1 Corporate Organization and Qualification	33
5.2 Certificate of Incorporation and Bylaws	34
5.3 Books and Records	34
5.4 Capitalization	34
5.5 Authority Relative To This Agreement	35
5.6 No Conflict; Required Filings and Consents	35
5.7 SEC Reports; Financial Statements	36
5.8 Taxes	36
5.9 Absence of Litigation	38
5.10 Related Party Transactions	39
5.11 Ownership of Merger Sub; No Prior Activities	39
5.12 Absence of Certain Changes or Events	39
5.13 No Illegal Payments	40
5.14 Antitakeover Statutes	40
5.15 Compliance with Securities Laws	40
5.16 Brokers or Finders	40

ARTICLE VI - COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER
6.1 Conduct of Business by the Company Pending the Merger	41
6.2 Conduct of Business by Parent Pending the Merger	42
6.3 Conduct of Company Principal Stockholder Pending the Merger	43

ARTICLE VII - ADDITIONAL AGREEMENTS
7.1 Amended & Restated Voting Agreement	43

7.2 Parent Stockholder Holdback	43
7.3 Certain Corporate and Securities Compliance	43
7.4 Regulatory Approvals	48
7.5 Public Announcements	49
7.6 Tax-Free Reorganization.	49
7.7 Affiliates	49
7.8 Consents	49
7.9 Notification of Certain Matters	49
7.10 Conveyance Taxes	50
7.11 Dissenters' Rights	50
7.12 Post-Closing Current Report Filing on Form 8-K	50
7.13 Post-Closing Establishment of Trading Market; Quotation; Listing	50
7.14 Certain Registration Obligations	50
7.15 Certain Liability & Indemnification	53
7.16 Further Assurances	54

ARTICLE VIII - CONDITIONS TO THE MERGER
8.1 Conditions to the Obligations of Each Party to Effect the Merger	54
8.2 Conditions to the Obligations of Parent and Merger Sub to Effect the Merger	55
8.3 Conditions to the Obligations of the Company to Effect the Merger	56

ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER
9.1 Termination	57
9.2 Amendment	59
9.3 Waiver	59

ARTICLE X - MISCELLANEOUS
10.1 Notices	59
10.2 Certain Definitions	60
10.3 Index of Other Defined Terms	66
10.4 Interpretation	70
10.5 Survival	70
10.6 Severability	70
10.7 Assignment; Binding Effect; Benefit	71
10.8 Fees and Expenses	71
10.9 Incorporation of Schedules	71
10.10 Specific Performance	71
10.11 Governing Law	72
10.12 Consent to Jurisdiction;Waiver of Jury Trial	72
10.13 Headings	72
10.14 Counterparts	72
10.15 Entire Agreement	72

EXHIBITS

Exhibit A	Certificate of Incorporation – Parent

Exhibit B	Bylaws – Parent
Exhibit C	Certificate of Incorporation – Merger Sub
Exhibit D	Bylaws – Merger Sub
Exhibit E	Certificate of Incorporation – Company
Exhibit F	Bylaws – Company
Exhibit G	Form of Amended & Restated Voting Agreement
Exhibit H	Form of Certificate of Merger
Exhibit I	Form of Affiliate Agreement
Exhibit J	Form of Convertible Debt Securites Exchange Agreement
Exhibit K	Form of Common Stock Purchase Warrant Exchange Agreement
Exhibit L	Form of Series A Convertible Preferred Stock Purchase Warrant Exchange Agreement
Exhibit M	Form of Registrable Securities Lock-Up Agreement

SCHEDULES

Schedule A	Company Disclosure Schedule
Organization and Qualification; Subsidiaries	Section 4.1
Capitalization	Section 4.4
No Conflict; Required Filings and Consents	Section 4.6
Permits; Compliance	Section 4.7
Financial Statements	Section 4.8
Taxes	Section 4.11
Inventory	Section 4.14
Product Warranty	Section 4.15
Real Property	Section 4.17
Intellectual Property	Section 4.18
Material Contracts	Section 4.19
Litigation	Section 4.20
Employee Benefit Plans	Section 4.21
Environmental	Section 4.23
Related Party Transactions	Section 4.24
Insurance	Section 4.25
Absence of Certain Changes or Events	Section 4.26
Change in Control	Section 4.33
Conduct of Business by the Company Pending the Merger	Section 6.1

Schedule B	Parent Disclosure Schedule
Capitalization	Section 5.4
No Conflict; Required Filings and Consents	Section 5.6
Taxes	Section 5.8
Absence of Certain Changes or Events	Section 5.12
Conduct of Business by Parent Pending the Merger	Section 6.2

This AMENDED & RESTATED AGREEMENT AND PLAN OF MERGER, dated as of March 27, 2009 (this “Agreement”), among GCA I Acquisition Corp., a  Delaware corporation (“Parent”), Bixby Energy Acquisition Corp., a Delaware corporation and a direct, wholly-owned Subsidiary of Parent (“Merger Sub”), Bixby Energy Systems, Inc., a Delaware corporation (the “Company”) and Robert A. Walker, the President, Chief Executive Officer, and a principal shareholder of the Company (the “Company Principal Stockholder”) (Parent, Merger Sub, Company, and the Company Principal Stockholder may hereinafter be referred to individually as a “Party” or collectively as the “Parties”).

WHEREAS, the Parties entered into a certain agreement and plan of merger as of May 7, 2008 (the “Original Merger Agreement”), which Original Merger Agreement the Parties now wish to amend and restate in its entirety in the form of this Agreement, which shall for all purposes be deemed to supercede the Original Merger Agreement;

WHEREAS, the certificate of incorporation and bylaws of Parent as in effect as of the date hereof are annexed hereto as Exhibit A and Exhibit B, respectively;

WHEREAS, the certificate of incorporation and bylaws of Merger Sub as in effect as of the date hereof are annexed hereto as Exhibit C and Exhibit D, respectively;

WHEREAS, the certificate of incorporation and bylaws of the Company as in effect as of the date hereof are annexed hereto as Exhibit E and Exhibit F, respectively;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Parent, Merger Sub, and the Company intend to enter into a certain business combination transaction;

WHEREAS, for federal income tax purposes, it is intended that the acquisition of the Company by Parent  pursuant to this Agreement qualify as a tax-free reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the board of directors of the Company (i) has determined that the Merger (as defined in Section 1.1 below) is in the best interests of the Company and its shareholders (ii) has approved this Agreement, the Merger, and the other transactions contemplated hereby (collectively, the “Transactions”) (iii) has adopted a resolution declaring the Merger advisable, and (iv) has determined to recommended approval of this Agreement by, and directed that this Agreement be submitted to a vote of, the shareholders of the Company;

WHEREAS, the board of directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the Transactions, (iii) has adopted a resolution declaring the Merger advisable, and (iv) has approved the issuance of certain shares of the common stock of Parent, $.0001 par value per share (“Parent Common Stock”), pursuant to the Merger;

WHEREAS, the board of directors of Merger Sub (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Merger Sub, and fair to and in the best interests of Merger Sub and its stockholders, (ii) has approved this Agreement, the Merger and the Transactions, (iii) has adopted a resolution declaring the Merger advisable, and (iv) has determined to recommend that the sole stockholder of Merger Sub adopt this Agreement;

WHEREAS, contemporaneously with the execution of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, the Company Principal Stockholder is entering into an amended and restated voting agreement with Parent in substantially the form annexed hereto as Exhibit G and made a part hereof (the “Amended & Restated Voting Agreement”); and

WHEREAS, capitalized terms used throughout this Agreement shall have the meanings assigned to them in Section 10.2 or in the Section of this Agreement to which reference is made within Section 10.3.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE MERGER

1.1           The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and pursuant to the certificate of merger in such form as is required by and executed in accordance with the relevant provisions of the DGCL, a form of which is annexed hereto as Exhibit H (the “Certificate of Merger”), at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) of the Merger (the “Merger”) (Merger Sub and the Company are sometimes referred to herein jointly as the “Constituent Corporations”).  As a result of the Merger, the outstanding shares of capital stock of the Company and Merger Sub shall be converted or canceled in the manner provided in Article II of this Agreement.

1.2           Effective Time; Closing.  The closing of the Merger (the “Closing”) shall take place at the offices of Certilman, Balin, Adler & Hyman. LLP in East Meadow, NY at 10:00 a.m. on a date to be specified by the Parties which shall be no later than two (2) Business Days following the satisfaction or waiver (as provided herein) of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing), unless another time, date and/or place is agreed to in writing by the Parties (the date upon which the Closing occurs is referred to hereinafter as the “Closing Date”).  Simultaneously with, or as soon as practicable following the Closing, the Company, as the Surviving Corporation, shall file the Certificate of Merger with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) as provided in Section 252(c) of the DGCL.  The Merger shall become effective at such time as the Certificate of Merger is so filed or at such later time as may be specifically set forth in the Certificate of Merger, if different, which time is hereinafter referred to as the “Effective Time”.

1.3           Effects of the Merger.  At and after the Effective Time:

 (a)           the Merger shall have the effects as set forth in the applicable provisions of the DGCL, including without limitation Section 259(a) thereof.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights, privileges, immunities, powers and franchises (of a public as well as of a private nature) of the Company and Merger Sub and all property (real, personal and mixed) of the Company and Merger Sub and all debts due to either the Company or Merger Sub on any account, including subscriptions to shares, and all other choses in action, and every other interest of or belonging to or due to each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, Liabilities, obligations and duties of each of the Company and Merger Sub shall become the debts, Liabilities, obligations and duties of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, Liabilities, obligations and duties had been incurred or contracted by the Surviving Corporation, and all rights of creditors and all Liens upon any property of the Company or Merger Sub shall be preserved unimpaired in the Surviving Corporation following the Merger;

(b)           the certificate of incorporation of the Company, a copy of which is annexed hereto as Exhibit D, shall be the certificate of incorporation of the Surviving Corporation until such time as it may thereafter be amended in accordance with applicable Delaware Law;

(c)           the bylaws of the Company shall be the bylaws of the Surviving Corporation until such time as they may thereafter be amended in accordance with applicable Delaware Law;

(d)           the directors and officers of the Company immediately prior to the Effective Time shall remain the directors and officers of the Surviving Corporation, each to hold office until their respective death, permanent disability, resignation or removal or until their respective successors are duly elected and qualified, all in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.

1.4           Post-Merger Actions.

 (a)          Immediately following the Effective Time:

(i)           the officers of Parent prior to the Effective Time shall resign their respective positions as officers of Parent;

(ii)           the sole director of Parent (Michael M. Membrado) shall resign from his seat on the board of directors of Parent; and

 (b)          As soon as practicable following the Effective Time:

(i)           the board of directors of Parent, through appropriate action duly taken, shall amend the bylaws of Parent to permit a board of directors of not less than one (1) nor more than twelve (12) directors;

(ii)           the board of directors of Parent, through appropriate action duly taken, shall appoint as directors to fill some or all of such vacancies such persons as shall have been holding directorships in the Company immediately prior to the Merger;

(iii)           the board of directors of Parent, through appropriate action duly taken, shall elect new officers of Parent who shall be the same officers as the Company had prior to the Merger.

1.5           Further Assurances.  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Constituent Corporation, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation’s right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

2.1          Conversion of Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any shareholders of Parent, Merger Sub or the Company (each stockholder of the Company being referred to individually hereinafter as a “Company Stockholder”):

(a)           Subject to the other provisions of this Section 2.1 and to Section 2.2:

(i)           Each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (each, a “Cancelable Common Share”) shall be automatically converted without payment of any consideration (subject to any required adjustment pursuant to Subsection (c) of this Section 2.1) into the right to receive one (1) share of fully paid and nonassessable Parent Common Stock (the “Exchange Ratio”); provided, however, that, in the event that any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or otherwise subject to a repurchase option, risk of forfeiture, or other condition under any applicable restricted stock purchase or other agreement with the Company, then the shares of Parent Common Stock to be issued in exchange for such shares of Company Common Stock shall also be unvested and subject to the same repurchase option, risk of forfeiture or other condition without regard, however, to any provisions regarding the acceleration of vesting in the event of certain transactions that may otherwise be applicable.  At the Effective Time, (a) all such shares of Company Common Stock shall be deemed no longer to be outstanding and shall automatically be canceled and cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive a certificate or certificates representing the shares of Parent Common Stock into which such shares of Company Common Stock shall have been converted in the Merger pursuant to this Section 2.1(a)(i), (b) the holders of certificates previously evidencing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or under the DGCL, (c) any certificates previously evidencing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.2 of this Agreement, and (d) the certificates representing any shares of Parent Common Stock which have been exchanged for shares of Company Common Stock which, immediately prior to the Effective Time, had been unvested or otherwise subject to a repurchase option, risk of forfeiture, or other condition under any applicable restricted stock purchase or other agreement with the Company, shall contain an appropriate legend evidencing such continuing restriction.

(ii)           Each share of Series A convertible preferred stock, $0.001 par value per share, of the Company (“Company Series A Convertible Preferred Stock”) issued and outstanding as of the date hereof and which remains issued and outstanding immediately prior to the Effective Time (each, a “Company Series A Convertible Preferred Share”) shall remain unchanged as a security of the Company following the Company becoming a subsidiary of Parent as a result of the Merger; provided, however, that, if, pursuant to the terms of its certificate of designations as of the Effective Time, the Series A Convertible Preferred Stock is to convert to Parent Common Stock in connection with and as a result of the Merger, then, and in such event, the terms of such Series A Convertible Preferred Stock (each share of which, under such circumstances, shall be referred to as a “Cancelable Company Series A Convertible Preferred Share”) shall govern.

(iii)           Unless otherwise specifically agreed to in writing among the Company, Parent and the respective holder prior to the Effective Time, each convertible note and/or debenture of the Company (each, a “Company Convertible Debenture”) issued and outstanding immediately prior to the Effective Time  shall remain unchanged as a security of the Company following the Company becoming a subsidiary of Parent as a result of the Merger;

(iv)           Unless otherwise specifically agreed to in writing among the Company, Parent, and the respective holder prior to the Effective Time, each warrant to purchase shares of Company Common Stock (each, a “Company Common Stock Purchase Warrant”) issued and outstanding immediately prior to the Effective Time, and all obligations arising and existing thereunder, shall remain unchanged as a security of the Company following the Company becoming a subsidiary of Parent as a result of the Merger.

(v)           Unless otherwise specifically agreed to in writing among the Company, Parent, and the respective holder prior to the Effective Time, aach warrant to purchase shares of Company Series A Convertible Preferred Stock (each, a “Company Series A Convertible Preferred Stock Purchase Warrant”) issued and outstanding immediately prior to the Effective Time, and all obligations arising and existing thereunder, shall remain unchanged as a security of the Company following the Company becoming a subsidiary of Parent as a result of the Merger.

(vi)            Each option to purchase shares of Company Common Stock issued and outstanding under the Bixby Energy Systems, Inc. 2001 Stock Option Plan (the “Bixby Option Plan”) prior to the Effective Time (each, a “Company Stock Option”), whether or not vested, shall, by virtue of the Merger, be assumed by Parent; provided, however, that each Company Stock Option so assumed by Parent under this Agreement (each, a “Replacement Option”) shall (a) continue to have, and be subject to, the same terms and conditions of such options as shall have been in effect immediately prior to the Effective Time, including without limitation any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions, (b) be exercisable (or become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock for which such Company Stock Option had been exercisable (for shares of Company Common Stock) immediately prior to the Effective Time, adjusted to give effect to the Exchange Ratio (rounded down to the nearest whole share), (c) be exercisable (or become exercisable in accordance with its terms) at a price per share of Parent Common Stock equal to the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time, adjusted to give effect to the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent), and (d) be deemed to refer to Parent wherever reference is made to the Company in and throughout any agreement and/or certificates representing the Company Stock Option.  No representations or warranties whatsoever are made that any of the Company Stock Options assumed by Parent hereunder shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Stock Options qualified as incentive stock options immediately prior to the Effective Time.

(vii)           each share of common stock, par value $.0001 per share, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation at the Effective Time, and the Surviving Corporation thereafter shall have no other equity securities; and

(viii)           any options to purchase shares of Parent Common Stock or Parent Preferred Stock outstanding immediately prior to the Effective Time (each, a “Parent Preexisting Stock Option”), whether or not vested, and any warrants to purchase shares of Parent Common Stock or Parent Preferred Stock outstanding immediately prior to the Effective Time (each, a “Parent Preexisting Warrant”), whether or not then exercisable, shall, by virtue of the Merger, be cancelled.

(b)           It is expressly understood and acknowledged that no fractional shares of Parent Common Stock shall be issued in connection with the Merger and that no holder of Cancelable Common Shares or Cancelable Series A Convertible Preferred Shares shall be entitled to receive a cash payment in lieu of any fractional share of Parent Common Stock.

(c)           Except for any changes resulting from the Parent Stock-Split, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, reclassification, recapitalization, split, division, subdivision, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, reclassification, recapitalization, split, division, subdivision, combination or exchange of shares.

2.2          Exchange of Securities and Certificates.

(a)           Following the execution hereof, and as of or before the Effective Time, Parent shall enter into an agreement with such transfer agent, bank, or trust company of recognized standing that may be designated by Parent and is reasonably satisfactory to the Company (the “Exchange Agent”).  Upon receipt of notice from the Company to Parent of the Company’s receipt of Company Stockholder Approval, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Cancelable Common Shares, Cancelable Series A Convertible Preferred Shares, any Company Convertible Debentures  to be exchanged for Parent Common Stock or for convertible debt securities of Parent (“Parent Convertible Debt Securities”) pursuant to written agreement as part of the Merger (each, a “Cancelable Company Convertible Debenture”), any Company Common Stock Purchase Warrants to be exchanged for one or more warrants to purchase Parent Common Stock (“Parent Common Stock Purchase Warrants”) pursuant to written agreement as part of the Merger (each, a “Cancelable Company Common Stock Purchase Warrant”), and any Company Series A Convertible Preferred Stock Purchase Warrants to be exchanged for one or more Parent Common Stock Purchase Warrants pursuant to written agreement as part of the Merger (each, a “Cancelable Company Series A Convertible Preferred Stock Purchase Warrants”)(collectively, the “Cancelable Securities”) for exchange in accordance with this Article II, through the Exchange Agent, certificates representing (i) the whole shares of Parent Common Stock issuable pursuant to Sections 2.1(a)(i), (ii), and (iii) in exchange for Cancelable Common Shares, Cancelable Company Series A Convertible Preferred Shares and Cancelable Company Convertible Debentures, respectively, (ii) Parent Convertible Debt Securities issuable pursuant to written agreement in exchange for Cancelable Company Convertible Debentures, and (iii) Parent Common Stock Purchase Agreements issuable pursuant to written agreement in exchange for Cancelable Company Common Stock Purchase Warrants and Cancelable Series A Convertible Preferred Stock Purchase Warrants (such certificates being hereinafter referred to collectively as the “Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions from Parent, deliver the various certificates for securities to be issued pursuant to Section 2.1, or pursuant to agreements entered into pursuant to Section 2.1, out of the Exchange Fund (collectively, and together with any Replacement Options, the “Merger Securities”).

(b)           The provisions of Section 2.2(a) notwithstanding, in the event that the Exchange Agent shall only be willing to accept the assignment as Exchange Agent to the extent that it excludes from its responsibilities those relating to the exchange of Cancelable Company Convertible Debentures for Parent convertible debentures pursuant to written agreement, then, and, in such event, any responsibilities relating to the exchange of Cancelable  Company Convertible Debentures for Parent convertible debentures  shall be assigned to a separate third-party agent to be reasonably agreed upon between Parent and the Company, who will be subject to the same responsibilities in relation to the exchange of Cancelable Company Convertible Debentures for Parent convertible debentures as Exchange Agent bears in relation to the exchange of all other securities under this Article II.

(c)           As promptly as reasonably practicable after the Effective Time, Parent (following the change in control contemplated by the Merger) will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced Cancelable Securities (i) a letter of transmittal, and (ii) instructions for use in effecting the surrender of such certificates for Cancelable Securities in exchange for certificates evidencing the Merger Securities, which instructions shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Merger Securities shall pass, only upon proper delivery of the certificates representing the Merger Securities to the Exchange Agent for use in exchanging the Cancelable Securities for the Merger Securities. Upon surrender of a certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Cancelable Securities shall be entitled to receive certificates evidencing the Merger Securities due to such holder in accordance with Section 2.1(a), together with any dividends or distribution to which such holder may otherwise be entitled, and the certificate(s) so surrendered shall immediately be canceled.  Subject to Section 2.2(h), under no circumstances will any holder of a certificate representing Cancelable Securities be entitled to receive any of the Merger Securities or certificates evidencing the same until such holder shall have surrendered any and all certificates reflecting the corresponding Cancelable Securities from which such entitlement derives.

(d)           In the event of a transfer of ownership of Cancelable Securities which has not been registered in the transfer records of the Company, the Merger Securities into which the Cancelable Securities were converted in the Merger may be delivered by the Exchange Agent in accordance with this Article II to the Person other than the Person in whose name the surrendered certificate is surrendered if (i) the certificate(s) evidencing such Cancelable Securities is/are presented to the Exchange Agent, properly endorsed and accompanied by all documents required to evidence and effect such transfer, including without limitation an opinion of counsel for the Company that such transfer was effected in compliance with all federal and state securities Laws, and (ii) evidence is presented in form satisfactory to Exchange Agent that any applicable Taxes have been duly paid, or, if not paid, the Person requesting such issuance pays to the Exchange Agent any and all Taxes required as a result of the issuance to a Person other than the registered holder of the certificate.  Until surrendered or transferred as contemplated by this Section 2.2, each certificate representing Cancelable Securities, other than any certificates representing Dissenting Shares, shall represent at all times after the Effective Time solely the right to receive, upon such surrender or transfer, in accordance with the terms hereof, the Merger Securities, together with any amounts payable pursuant to Section 2.1(e) of this Agreement.

(e)           Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to the Merger Securities with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate(s) evidencing Cancelable Securities until the holder of such Cancelable Securities shall surrender such certificate(s) to the Exchange Agent in accordance with Section 2.2(c).  Subject to the effect of applicable Laws, following surrender of any such certificate(s) reflecting Cancelable Securities, there shall be paid to the holder of such certificate(s), in addition to the Merger Securities to which such holder is entitled pursuant to Section 2.1(a), without interest, the corresponding amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to any of such Merger Securities, less the amount of any withholding Taxes which may be required thereon.  No holder of Cancelable Securities shall be entitled, until the surrender of any certificate for any such Cancelable Securities, to vote any shares of Parent Common Stock or other capital stock which such holder shall have the right to receive pursuant to this Article II.

(f)           All Merger Securities issued upon conversion of the Cancelable Securities in accordance with Section 2.1(a), and any cash paid or other distributions made pursuant to Section 2.2(e), shall be deemed to have been issued or paid, respectively, in full satisfaction of all rights pertaining to such Cancelable Securities.  From and after the Effective Time, holders of Cancelable Securities shall cease to have any rights with respect to such Cancelable Securities outstanding immediately prior to the Effective Time, except as otherwise provided in this Agreement or by Law.

(g)           Any portion of the Exchange Fund which remains undistributed to the holders of Cancelable Securities for six (6) months after the Effective Time shall be returned to Parent, and, subject to Section 2.2(h), any holders of Cancelable Securities which have not theretofore complied with this Article II shall thereafter look only to Parent for the Merger Securities and any dividends or other distributions to which they are entitled pursuant to Section 2.1(a).  Any portion of the Exchange Fund remaining unclaimed by holders of Cancelable Securities as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.  To the fullest extent permitted by Law, neither Parent nor the Surviving Corporation shall be liable to any holders of Cancelable Securities for any Merger Securities, cash or other property delivered from the Exchange Fund to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(h)           If any certificate representing Cancelable Securities shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the party claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or the Exchange Agent, the posting by such party of a bond, in such reasonable amount as the Surviving Corporation or the Exchange Agent may direct, as indemnity against any claim that may be made against it with respect to such certificate and the amount of any fee charged by the Exchange Agent for such service, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the Merger Securities, together with any unpaid dividends and distributions deliverable in respect thereof.

(i)           Notwithstanding anything to the contrary contained herein, each Person entitled to receive shares of Parent Common Stock under this Section 2.2 shall receive them on the condition and subject to the requirements that:

(1)           whether or not registered or otherwise eligible for resale, (i) ninety percent (90%) of such shares may not be sold (but may be transferred (A) by gift to an immediate family member, (B) by will or intestacy or distribution, or (C) to a trust for the benefit of the transferor or a family member) except in accordance with the following schedule (calculated on a cumulative basis):

Up to five percent (5%)
Ninety (90) days following  the date such shares of Parent Common Stock are, as a class, first duly authorized, qualified, and listed or quoted for trading on the NASDAQ Capital Market and/or the OTCBB (the “Listing Date”)

Up to additional five percent (5%)	One hundred and eighty (180) days following the Listing Date
Up to additional five percent (5%)	Two hundred and seventy (270) days following the Listing Date
Up to additional five percent (5%)	Three hundred and sixty-five (365) days following the Listing Date
Up to additional ten percent (10%)	Four hundred and fifty-five (455) days following the Listing Date
Up to additional fifteen percent (15%)	Five hundred and forty-five (545) days following the Listing Date
Up to additional twenty percent (20%)	Six hundred and thirty-five (635) days following the Listing Date
Up to additional twenty-five percent (25%)	Seven hundred and thirty (730) days following the Listing Date and the certificates evidencing such shares shall have a legend reflecting such restriction, and (ii) the remaining ten percent (10%) of such shares may be freely sold or transferred at any time following the  Listing Date; and

(2)           notwithstanding anything contained in the schedule set forth above in subsection (1) to the contrary, if the Listing Date shall not have occurred as of the date one (1) year following the Closing Date, then, and in such event, for purposes of the schedule set forth above in subsection (1), the Listing Date shall be deemed to be the date one (1) year following the Closing Date; and
(3)             if sold pursuant to Rule 144 or 145 under the Securities Act, such Person shall have first obtained an opinion of counsel for Parent that substantially provides that the sale of such shares will be exempt from the registration requirements of the Securities Act based on the provisions of Section 4(1) thereof and Rule 144 and/or Rule145 promulgated thereunder.

(j)           Notwithstanding anything to the contrary contained herein, no certificates representing Merger Securities shall be delivered to a Person who, in the exclusive discretion of Parent, may be deemed an “affiliate” of the Company for purposes of Rule 145 under the Securities Act until such Person shall have executed and delivered to Parent a written agreement substantially in the form attached hereto as Exhibit I (the “Affiliate Agreement”).

2.3           Dissenters’ Rights.

(a)           Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock or other Cancelable Securities which, under the DGCL entitle the holder to appraisal rights (“Dissentable Shares”), and which are held by any holder (a “Dissenting Holder”) who shall have demanded and not lost or withdrawn, or who shall be eligible to demand, appraisal rights with respect to such Dissentable Shares in the manner provided in the DGCL (“Dissenting Shares”) shall not represent the right to receive any portion of the Merger Securities (or any dividends or distributions associated therewith). If any holder of Dissentable Shares shall fail to perfect or shall effectively withdraw or lose its right to appraisal and payment under the DGCL, as the case may be, all Dissentable Shares held by such holder shall thereupon, in accordance with and subject to the provisions set forth in this Article II, represent the right to receive  those Merger Securities to which it would otherwise be entitled, together with any dividends or distributions due in connection therewith pursuant to Section 2.2(e).

(b)           Both the Company and Parent, as the case may be, shall give one another prompt notice of any demands for appraisal received by the Company or Parent, withdrawals of such demands and any other communications received by the Company or Parent in connection with any demands for appraisal. The Company may voluntarily make any payment with respect to any such demands. The Company shall have the right to control all negotiations and Proceedings with respect to demands for appraisal, including the right to settle any such demands.

2.4           Withholding.  Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration payable pursuant to this Agreement to any holder of Cancelable Securities or Dissenting Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable state, local or foreign Tax Law.  To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Cancelable Securities or Dissenting Shares in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

2.5           Stock Transfer Books.  At 5:00 pm on the day immediately preceding the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Cancelable Securities thereafter on the records of the Company.  On or after the Effective Time, any certificates reflecting Cancelable Securities presented to the Exchange Agent or Parent for any reason shall carry only those rights as expressly stated in this Article II.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY PRINCIPAL STOCKHOLDER

The Company Principal Stockholder represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true and correct.

3.1           Authority Relative To The Operative Agreements.  He has all legal right, power and capacity to execute and deliver and to perform his obligations under this Agreement and the Operative Agreements to which he is a party and to consummate the Transactions.

3.2           Execution; Enforceability.  He has duly and validly executed and delivered this Agreement and the other Operative Agreements and, assuming the due authorization, execution and delivery of this Agreement and the other Operative Agreements by Parent, Merger Sub, and the Company, as required, constitutes his legal, valid and binding obligations, enforceable against him in accordance with their respective terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

3.3           Title to Securities of the Company.  He is the record and Beneficial Owner of the securities of the Company as specifically reflected in the Amended & Restated Voting Agreement which he has executed and delivered in connection and contemporaneously herewith, and immediately prior to the Effective Time, he will own such securities free and clear of any Liens.

3.4           No Conflicts.  To the best of his knowledge, the execution and delivery by him of this Agreement and each of the other Operative Agreements to which he is a party does not, and the performance by him of his obligations under this Agreement and such other Operative Agreements, and the consummation of the Transactions do not and will not:

(a)           subject to obtaining the consents, approvals and actions, making the filings and providing the notices referred to in Section 3.5 below, if any, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to him or any of his assets and properties; or

(b)           (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require him to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon him or any of his assets and properties under, any Contract to which he is a party or by which any of his assets and properties is bound.

3.5           Governmental Approvals and Filings.  Except as may otherwise be set forth in this Agreement, to the best of his knowledge, no consent, approval or action of, filing with or notice to, any Governmental Authority on his part is required in connection with the execution, delivery and performance of this Agreement or any of the other Operative Agreements.

3.6           Legal Proceedings.  To the best of his knowledge, there are no Proceedings pending or threatened against, relating to or affecting either him or any of his assets and properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal any of the Transactions or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the other Operative Agreements to Parent, Merger Sub, the Company, or the Surviving Corporation.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule delivered by the Company and signed by the Company and Parent for identification prior to the execution and delivery of this Agreement (the “Company Disclosure Schedule”), which shall identify exceptions by specific section references, the Company hereby represents and warrants to Parent and Merger Sub that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

4.1           Organization and Qualification; Subsidiaries.  The Company is a corporation, and each Subsidiary of the Company is a corporation, in each case duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Subsidiary are duly qualified or licensed as a foreign corporation to do business, and are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by them or the nature of their business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.  As of the date hereof, a true and correct list of all Subsidiaries, together with the jurisdiction of organization of each Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Subsidiary owned by the Company and each other Subsidiary, is set forth in Section 4.1 of the Company Disclosure Schedule.  Except as disclosed in Section 4.1 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

4.2           Certificate of Incorporation and Bylaws.  Exhibit E annexed hereto is a complete and correct copy of the Company’s certificate of incorporation, as amended to date, and Exhibit F annexed hereto is a complete and correct copy of the Company’s bylaws, as amended to date.  The Company has previously delivered to Parent complete and correct copies of the certificates of incorporation and bylaws of each of the Company’s Subsidiaries.  Neither the Company nor any such Subsidiary is in violation of any provision of its certificate of incorporation or bylaws.

4.3           Books and Records.

(a)         The books of account, minute books, stock record books, and other records of the Company and its Subsidiaries are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.  The minute books of the Company and its Subsidiaries contain accurate and complete records of all meetings held of, consents of, and corporate action taken by, the stockholders, the boards of directors, and any committees of the boards of directors of each of Company and such Subsidiaries, and no meeting of such stockholders, boards of directors or committees has been held for which minutes have not been prepared and are not contained in such minute books.

(b)         None of the records, systems, data or information of either the Company or any of its Subsidiaries is recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held or accessible by any means (including, but not limited to, an electronic, mechanical or photographic process computerized or not) which are not under the exclusive ownership and direct control of either the Company or its Subsidiaries, as the case may be.

4.4          Capitalization.

(a)           The authorized capital stock of the Company consists of one hundred twenty five million (125,000,000) shares of Company Common Stock, par value $0.001 per share, and five million (5,000,000) shares of blank-check preferred stock, par value $0.001 per share.  As of the date of this Agreement, (A) thirty-six million four hundred forty-three thousand two hundred ninety (36,443,290) shares of Company Common Stock, and  eight hundred and seventeen thousand five hundred and thirty-four (817,534) shares of Series A convertible preferred stock (the “Company Series A Convertible Preferred Stock”), were issued and outstanding, all of which  were validly issued, fully paid and nonassessable and not subject to preemptive rights, and there were no other shares of capital stock issued and outstanding, and (B) five million (5,000,000) shares of Company Common Stock were reserved for future issuance pursuant to outstanding stock options or stock incentive rights granted pursuant to any stock option plan.  Except as set forth in this Section 4.4(a) or as may be specified in Section 4.4(a) of the Company Disclosure Schedule, as of the date of this Agreement, (i) there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of, or other equity interests in, the Company or any Subsidiary obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary, (ii) there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock, Company Series A Convertible Preferred Stock or any other capital stock of the Company, nor any capital stock of, or any equity interest in, any of its Subsidiaries, (iii) there are no declared or accrued unpaid dividends with respect to any of the Company’s outstanding securities, and (iv) the Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation, or similar rights.  Each outstanding share of capital stock of, or other equity interest in, each Subsidiary is duly authorized, validly issued, fully paid and nonassessable.

(b)           Except as may be specified in Section 4.4(b) of the Company Disclosure Schedule, as of the date of this Agreement, of the Company’s outstanding equity, convertible and/or equity-linked securities (including options and warrants), only the Company Common Stock and Company Series A Convertible Preferred Stock provide the holders thereof with any voting rights of any kind.
(c)           Except as may be specified in Section 4.4(c) of the Company Disclosure Schedule, as of the date of this Agreement, neither the Company nor any of its Subsidiaries have outstanding any bonds, debentures, notes or other obligations or debt securities, and also except as set forth in Section 4.4(c) of the Company Disclosure Schedule, no outstanding bonds, debentures, notes or other obligations or debt securities carry with them any voting rights of any kind.

4.5          Authority Relative To This Agreement.

(a)           The Company has all necessary corporate power and authority to execute and deliver this Agreement and the other Operative Agreements and, with respect to the Merger, upon the approval of this Agreement and the Merger by the Company’s shareholders in accordance with this Agreement and applicable Law, to perform its obligations hereunder and to consummate the Transactions.  The execution and delivery of this Agreement and the other Operative Agreements by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions, other than, with respect to the Merger, the approval of this Agreement and the Merger by the Company’s shareholders in accordance with applicable Law and the filing and recordation of the Certificate of Merger with the Delaware Secretary of State in accordance with this Agreement and applicable  Law. This Agreement has been duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, and the Company Principal Stockholder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

(b)           At a meeting duly called and held in compliance with the DGCL and the bylaws of the Company, or otherwise through unanimous written consent if permitted pursuant thereto, the board of directors of the Company has duly taken action (i) approving the Merger, based on a determination that the Merger is fair to the holders of Company Common Stock  and Series A Convertible Preferred Stock and in the best interests of such Company Stockholders, and (ii) approving this Agreement and the Transactions and recommending approval of this Agreement and the Transactions by the shareholders of the Company.  As of the date hereof, such action has not been rescinded and is in full force and effect.

(c)           In accordance with the Company’s certificate of incorporation, bylaws, and the DGCL, the affirmative vote of the combined holders of at least a majority of a quorum of the then-outstanding shares of Company Common Stock and Series A Convertible Preferred Stock (voting on an as-converted-to-Company-Common-Stock basis) is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger, and such vote, in accordance with the Company’s certificate of incorporation, bylaws, and the DGCL, may be duly obtained by written consent in lieu of a meeting.

4.6          No Conflict; Required Filings and Consents.

(a)  The execution and delivery of this Agreement and the other Operative Agreements by the Company do not, and the performance of this Agreement and the other Operative Agreements by the Company will not (in each case, with or without the giving of notice or lapse of time, or both), subject to (x) with respect to the Merger, obtaining the requisite approval of this Agreement and the Merger by the Company’s shareholders in accordance with this Agreement and applicable Law, and (y) obtaining the consents (the “Required Company Consents”), approvals, Authorizations and permits and making the filings described in Section 4.6(b) and Section 4.6(b) of the Company Disclosure Schedule, (i) conflict with or violate the certificate of incorporation, bylaws or equivalent organizational documents of the Company or any of its Subsidiaries, (ii) conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) except as may be specified in Section 4.6(a)(iii) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination,  unilateral amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries, or require the consent of any third party pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except for such conflicts, violations, breaches, defaults or other occurrences, which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(b)           The execution and delivery of this Agreement and the other Operative Agreements by the Company do not, and the performance of this Agreement and the other Operative Agreements by the Company will not, require any consent, approval, Authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) the filing of the Form S-4 Registration Statement with the SEC in connection with the issuance of the Merger Securities pursuant to the Merger, (ii) the filing and recordation of the Certificate of Merger with the Delaware Secretary of State as required by the DGCL, (iii) as may be specified in Section 4.6(b) of the Company Disclosure Schedule, and (iv) where failure to obtain any such consents, approvals, Authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement or the other Operative Agreements.

4.7           Permits; Compliance.  Except as may be specified in Section 4.7 of the Company Disclosure Schedule, each of the Company and its Subsidiaries is in possession of all franchises, grants, Authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for the Company or any such Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted, except for those which the failure to possess would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company (the “Company Permits”) and, as of the date hereof, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except such suspension or termination as would not reasonably be expected to have a Material Adverse Effect on the Company.  Except as disclosed in Section 4.7 of the Company Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, or, with the giving of notice or the passage of time, would be in conflict with, or in default or violation of, (a) any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (b) any of the Company Permits.

4.8          Financial Statements.

(a)           Section 4.8(a) of the Company Disclosure Schedule contains true and complete copies of the following consolidated financial statements: (i) audited consolidated income statement for the fiscal year ended May 31, 2008, (ii) audited consolidated balance sheet at May 31, 2008, (ii) audited consolidated statement of stockholders’ equity for the fiscal year ended May 31, 2008, (iv) audited consolidated cash flow statement for the fiscal year ended May 31, 2008, (v) reviewed consolidated income statement for the six month period ending November 30, 2008 (the “Most Recent Company Income Statement”), (vi) reviewed consolidated balance sheet for at November 30, 2008 (the “Most Recent Company Balance Sheet”), (vii) reviewed consolidated statement of stockholders’ equity for the six month period ending November 30, 2008 (the “Most Recent Company Statement of Stockholders’ Equity”), and (viii) reviewed consolidated cash flow statement for the six month period ending November 30, 2008 (the “Most Recent Company Cash Flow Statement”), in each case internally prepared by the Company (the Most Recent Company Income Statement, the Most Recent Company Balance Sheet, the Most Recent Company Statement of Stockholders’ Equity, and the Most Recent Company Cash Flow Statement shall be referred to collectively as the “Most Recent Company Financial Statements”).  Each of the Most Recent Company Financial Statements (including, in each case, any notes thereto), as well as all of the audited financial statements identified above, are true, complete and correct, and fairly presented in all material respects the financial position, results of operations and changes in shareholders’ equity and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or any of its Subsidiaries).

(b)           Except (i) to the extent set forth on the Most Recent Company Balance Sheet, including the notes thereto, or (ii) as may be specified in Section 4.8(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any Liability which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, applied on a consistent basis, which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company.

4.9           Notes and Accounts Receivable.  All notes and accounts receivables of the Company and its Subsidiaries appearing on the Most Recent Company Balance Sheet and all of the receivables which have arisen or been acquired by the Company or its Subsidiaries since the date thereof (collectively, the “Company Receivables”), are bona fide trade receivable and have arisen or were acquired in the Ordinary Course of Business of the Company or its Subsidiaries and in a manner consistent with their normal past credit practices.  Since the date of the Most Recent Company Balance Sheet, neither the Company nor any of its Subsidiaries has cancelled or agreed to cancel, in whole or in part, any Company Receivables except in the Ordinary Course of Business consistent with demonstrated past practices.  All of the Company Receivables are reflected properly on the books and records of the Company or its Subsidiaries, and, except as set forth on Section 4.9 of the Company Disclosure Schedule, are current and collectible and not subject to set-off or counterclaim, and will be collected in accordance with their terms at their recorded amounts, subject only to reserve for bad debts or doubtful accounts set forth on the Most Recent Company Balance Sheet (as opposed to the notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.   For purposes of the foregoing, Company Receivables shall be deemed to be “collected in accordance with their terms at their recorded amounts” if they are collected in full within one hundred and twenty (120) days of the date such receivables are billed.

4.10           Undisclosed Liabilities.  None of the Company and its Subsidiaries has any material Liability, except for (i) Liabilities set forth on the face of the Most Recent Company Balance Sheet (rather than in any notes thereto), and (ii) Liabilities which have arisen since the date of the Most Recent Company Balance Sheet in the Ordinary Course of Business.

4.11           Taxes.

    (a)           Except as may be specified in Section 4.11(a) of the Company Disclosure Schedule, (i) each of the Company and its Subsidiaries has duly and timely filed all Tax Returns required to have been filed by or with respect to the Company or such Subsidiary, (ii) each such Tax Return correctly and completely reflects all liability for Taxes and all other information required to be reported thereon, (iii) all Taxes owed by the Company and each Subsidiary of the Company (whether or not shown on any Tax Return) have been timely paid, and (iv) each of the Company and its Subsidiaries has adequately provided for, in its books of account and related records, all Liability for unpaid Taxes, being current Taxes not yet due and payable.

    (b)           Except as may be specified in Section 4.11(b) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has withheld and timely paid all Taxes required to have been withheld and paid by it and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

(c)           Except as may be specified in Section 4.11(c) of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries (i) is the beneficiary of any extension of time within which to file any Tax Return, nor has Company or any of its Subsidiaries made (or had made on its behalf) any requests for such extensions, or (ii) has waived (or is subject to a waiver of) any statute of limitations in respect of Taxes or has agreed to (or is subject to) any extension of time with respect to a Tax assessment or deficiency.

(d)           Section 4.11(d) of the Company Disclosure Schedule indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of audit.  Except as set forth in Section 4.11(d) of the Company Disclosure Schedule (i) there is no Action now pending or threatened against or with respect to the Company or any of its Subsidiaries in respect of any Tax or any assessment or deficiency, and (ii) there are no liens for Taxes (other than current Taxes not yet due and payable) upon the assets of the Company.

(e)           Section 4.11(e) of the Company Disclosure Schedule lists, as of the date of this Agreement, all jurisdictions in which the Company or any of its Subsidiaries currently files Tax Returns.  No claim has been made by any Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction or that any of them must file Tax Returns.

(f)           None of the assets or properties of the Company or any of its Subsidiaries constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code.  Neither the Company nor any of its Subsidiaries is a party to any “safe harbor lease” within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982, or to any “long-term contract” within the meaning of Section 460 of the Code. Neither the Company nor any of its Subsidiaries has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. Company is not a “foreign person” within the meaning of Section 1445 of the Code.

(g)           Neither the Company nor any of its Subsidiaries has agreed to or is required to make by reason of a change in accounting method or otherwise, or could be required to make by reason of a proposed or threatened change in accounting method or otherwise, any adjustment under Section 481(a) of the Code.  Neither the Company nor any of its Subsidiaries has been the “distributing corporation” (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 5-year period ending as of the date of this Agreement.

(h)           No Subsidiary of the Company that is incorporated in a non-U.S. jurisdiction has, or at any time has had, an investment in “United States property” within the meaning of Section 956(c) of the Code.  No Subsidiary of the Company is, or at any time has been, a passive foreign investment company within the meaning of Section 1297 of the Code and neither Company nor any of its Subsidiaries is a shareholder, directly or indirectly, in a passive foreign investment company.  No Subsidiary of the Company that is incorporated in a non-U.S. jurisdiction is, or at any time has been, engaged in the conduct of a trade or business within the United States, or treated as or considered to be so engaged.

(i)           Neither the Company nor any of its Subsidiaries (i) has ever been a party to any Tax allocation or sharing agreement or Tax indemnification agreement, (ii) has ever been a member of an affiliated, consolidated, condensed or unitary group, or (iii) has any Liability for or obligation to pay Taxes of any other Person under Treas. Reg. 1.1502-6 (or any similar provision of Tax Law), or as transferee or successor, by Contract or otherwise.  Neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income tax purposes.

(j)           Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) intercompany transactions or excess loss accounts described in Treasury regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Tax Law), (ii) installment sale or open transaction disposition made on or prior to the Effective Time, or (iii) prepaid amount received on or prior to the Effective Time.

(k)           The Company has not entered into any transaction that constitutes a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(l)           Section 4.11(l) of the Company Disclosure Schedule lists each person who the Company reasonably believes is, with respect to the Company or any Affiliate of the Company, a “disqualified individual” within the meaning of Section 280G of the Code and the Regulations thereunder.

(m)           Neither the Company nor, to the Knowledge of Company, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would reasonably be expected to prevent the Merger from constituting a “reorganization” under Section 368 of the Code. The Company is not aware of any agreement or plan to which the Company or any of its Affiliates is a party or other circumstances relating to the Company or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a “reorganization” under Section 368 of the Code.

(n)           Except as may be specified in Section 4.11(l) of the Company Disclosure Schedule, the unpaid Taxes of the Company (i) did not, as of the date of the Most Recent Company Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Company Balance Sheet (rather than in any notes thereto), and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.  Since the date of the Most Recent Company Balance Sheet, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business consistent with past custom and practice.

4.12        Title to Personal Property.

(a)           With respect to personal properties and assets that are purported to be owned by the Company and its Subsidiaries, including all properties and assets reflected as owned on the Most Recent Company Balance Sheet (other than inventory sold and items of obsolete equipment disposed of in the Ordinary Course of Business since the date thereof), the Company or one of its Subsidiaries has good and valid title to all of such properties and assets, free and clear of all Liens other than Permitted Liens.

(b)             With respect to personal properties and assets that are leased, the Company or one of its Subsidiaries has a valid leasehold interest in such properties and assets and all such leases are in full force and effect and constitute valid and binding obligations of the other party(ies) thereto. Neither the Company nor any of its Subsidiaries nor any other party thereto is in violation of any of the terms of any such lease.

4.13           Condition of Tangible Fixed Assets.  All buildings, plants, leasehold improvements, structures, facilities, equipment and other items of tangible property and assets which are owned, leased or used by the Company or any of its Subsidiaries are structurally sound, free from material defects (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear given the use and age of such assets), are usable in the regular and Ordinary Course of Business and conform in all material respects to all Laws and Authorizations relating to their construction, use and operation.

4.14           Inventory.  Except as may be specified in Section 4.14 of the Company Disclosure Schedule, the inventory of the Company and its Subsidiaries consists of raw materials and supplies, manufactured and processed parts, work-in-process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Company Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

4.15           Product Warranty.  Except as may be specified in Section 4.15 of the Company Disclosure Schedule, substantially all of the products manufactured, sold, leased, and delivered by the Company and its Subsidiaries have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and none of the Company and its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Company Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.  Substantially all of the products manufactured, sold, leased, and delivered by the Company and its Subsidiaries are subject to standard terms and conditions of sale or lease.  Section 4.15 of the Company Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the Company and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

4.16           Product Liability.  None of the Company and its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of the Company and its Subsidiaries.

4.17          Real Property.

   (a)           Section 4.17(a) of the Company Disclosure Schedule contains (i) a list of all real property and interests in real property owned in fee by the Company or any of its Subsidiaries (the “Company-Owned Real Property”), and (ii) a list of all real property and interests in real property leased by Company or any of its Subsidiaries with respect to each of which the annual rental payments exceed $80,000 (the “Company-Leased Real Property”).

(b)           With respect to each parcel of Company-Owned Real Property, the Company or one of its Subsidiaries has good and marketable title to each such parcel of Company-Owned Real Property free and clear of all Liens, except (A) Permitted Liens and (B) zoning and building restrictions, easements, covenants, rights-of-way and other similar restrictions of record, none of which materially impairs the current or proposed use of such Company-Owned Real Property.  There are no outstanding options or rights of first refusal to purchase such parcel of Company-Owned Real Property, or any portion thereof or interest therein.

(c)           Each lease with respect to Company-Leased Real Property (each, a “Company Lease”) is in full force and effect.  Neither the Company nor any of its Subsidiaries is in default under any such Company Lease and, to the Company’s Knowledge, no other party thereto is in default under any such Company Lease.

4.18        Intellectual Property ..  Except to the extent as would not have a Material Adverse Effect, individually or in the aggregate, on the Company:

(a)           Section 4.18(a) of the Company Disclosure Schedule lists (by name, owner and, where applicable, registration number and jurisdiction of registration, application, certification or filing) all Intellectual Property that is owned by Company and/or one or more of its Subsidiaries (whether exclusively, jointly with another Person or otherwise) (“Company-Owned Intellectual Property”); provided, however, that Company Disclosure Schedule does not include items of Company-Owned Intellectual Property which are both (i) immaterial to Company and its Subsidiaries and (ii) not registered or the subject of an application for registration.  Except as described in Company Disclosure Schedule, Company or one of its Subsidiaries owns the entire right, title and interest to all Company-Owned Intellectual Property free and clear of all Liens.

(b)           Section 4.18(b) of the Company Disclosure Schedule lists all licenses, sublicenses and other Contracts (“Company In-Bound Licenses”) pursuant to which a third party authorizes the Company or any of its Subsidiaries to use, practice any rights under, or grant sublicenses with respect to, any Intellectual Property owned by such third party, including the incorporation of any such Intellectual Property into the Company’s or any of its Subsidiaries’ products and, with respect to each Company In-Bound License, whether Company In-Bound License is exclusive or non-exclusive; provided, however, that Company Disclosure Schedule is not required to list Company In-Bound Licenses that consist solely of “shrink-wrap” and similar commercially available end-user licenses.

(c)           Section 4.18(c) of the Company Disclosure Schedule lists all licenses, sublicenses and other Contracts (“Company Out-Bound Licenses”) pursuant to which the Company or any of its Subsidiaries authorizes a third party to use, practice any rights under, or grant sublicenses with respect to, any Company Owned Intellectual Property or pursuant to which Company or any of its Subsidiaries grants rights to use or practice any rights under any Intellectual Property owned by a third party and, with respect to each Company Out-Bound License, whether Company Out-Bound License is exclusive or non-exclusive.

(d)           Except as may be specified in Section 4.18(d) of the Company Disclosure Schedule, each Company In-Bound License and each Company Out-Bound License is in full force and effect and valid and enforceable in accordance with its terms, and neither the Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without the giving of notice or lapse of time, or both, would constitute a default in the performance, observance or fulfillment of any obligation, covenant, condition or other term contained in any Company In-Bound License or Company Out-Bound License, and neither the Company nor any of its Subsidiaries has given or received notice to or from any Person relating to any such alleged or potential default that has not been cured.

(e)           Except as may be specified in Section 4.18(e) of the Company Disclosure Schedule, the Company and/or one or more of its Subsidiaries (i) exclusively own the entire right, interest and title to all Intellectual Property that is used in or necessary for the businesses of Company and its Subsidiaries as they are currently conducted free and clear of Liens (including the design, manufacture, license and sale of all products currently under development or in production), or (ii) otherwise rightfully use or otherwise enjoy such Intellectual Property pursuant to the terms of a valid and enforceable Company In-Bound License that is listed in Company Disclosure Schedule or that is a “shrink-wrap” or similar commercially available end-user license. Company-Owned Intellectual Property, together with Company’s and its Subsidiaries’ rights under Company In-Bound Licenses listed in Section 4.18(b) of the Company Disclosure Schedule or that are “shrink-wrap” and similar commercially available end-user licenses (collectively, the “Company Intellectual Property”), constitutes all the Intellectual Property used in or necessary for the operation of Company’s and its Subsidiaries’ businesses as they are currently conducted.

(f)           Except as may be specified in Section 4.18(f) of the Company Disclosure Schedule, (i) all registration, maintenance and renewal fees related to Patents, Marks, Copyrights and any other certifications, filings or registrations that are owned by Company or any of its Subsidiaries (collectively, “Company Registered Intellectual Property”) that are currently due have been paid and all documents and certificates related to such Company Registered Intellectual Property have been filed with the relevant Governmental Authority or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property, (ii) all Company Registered Intellectual Property is in good standing, held in compliance with all applicable legal requirements and enforceable by Company and/or one or more of its Subsidiaries, and (iii)  all Patents that have been issued to the Company or any of its Subsidiaries are valid.

(g)           Except as may be specified in Section 4.18(g) of the Company Disclosure Schedule, the Company is not aware of any challenges (or any basis therefor) with respect to the validity or enforceability of any Company Intellectual Property. Neither Company nor any of its Subsidiaries has taken any action or failed to take any action that would reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation, waiver or unenforceability of any Company Intellectual Property.  Section 4.18(g) of the Company Disclosure Schedule lists all previously held Company Registered Intellectual Property that the Company or any of its Subsidiaries has abandoned, cancelled, forfeited or relinquished during the twelve (12) months preceding the date of this Agreement.

(h)           Except as may be specified in Section 4.18(h) of the Company Disclosure Schedule, (i) none of the products or services currently or formerly developed manufactured, sold, distributed, provided, shipped or licensed, by the Company or any of its Subsidiaries, or which are currently under development, has infringed or infringes upon, or otherwise unlawfully used or uses, the Intellectual Property Rights of any third party, (ii) neither the Company nor any of its Subsidiaries, by conducting its business as currently conducted, has infringed or infringes upon, or otherwise unlawfully used or uses, any Intellectual Property Rights of a third party, (iii) neither the Company nor any of its Subsidiaries has received any communication alleging that Company or any of its Subsidiaries or any of their respective products, services, activities or operations infringe upon or otherwise unlawfully use any Intellectual Property Rights of a third party nor, to the Company’s Knowledge, is there any basis therefor, (iv) no Action has been instituted, or, to Company’s Knowledge, threatened, relating to any Intellectual Property formerly or currently used by the Company or any of its Subsidiaries and none of Company Intellectual Property is subject to any outstanding Order, and (v) to the Company’s Knowledge, no Person has infringed or is infringing any Intellectual Property Rights of the Company or any of its Subsidiaries or has otherwise misappropriated or is otherwise misappropriating any Company Intellectual Property.

(i)           With respect to the Company’s or any of its Subsidiaries’ Proprietary Information, the documentation relating thereto is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the special knowledge or memory of others. The Company and its Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all Proprietary Information owned by the Company and its Subsidiaries that is not covered by an issued Patent.  Without limiting the generality of the foregoing, the Proprietary Information of the Company and its Subsidiaries (other than Proprietary Information that is covered by an issued Patent) is not part of the public knowledge and has not been used or divulged for the benefit of any Person other than the Company and its Subsidiaries.

(j)           Except as specified in Section 4.18(j) of the Company Disclosure Schedule, (i) all current and former employees, consultants and contractors of the Company and its Subsidiaries have executed and delivered, and are in compliance with, enforceable agreements regarding the protection of Proprietary Information and providing valid written assignments of all Intellectual Property conceived or developed by such employees, consultants or contractors in connection with their services for the Company and its Subsidiaries, and (ii) no current or former employee, consultant or contractor or any other Person has any right, claim or interest to any of Company Intellectual Property.

(k)           No employee, consultant or contractor of the Company or any of its Subsidiaries has been, is or will be, by performing services for the Company or such Subsidiary, in violation of any term of any employment, invention disclosure or assignment, confidentiality, noncompetition agreement or other restrictive covenant or any Order as a result of such employee’s, consultant’s or independent contractor’s employment by the Company or any of its Subsidiaries or any services rendered by such employee, consultant or independent contractor.

(l)           The execution and delivery of this Agreement and the other Operative Agreements by the Company does not, and the consummation of the Merger (in each case, with or without the giving of notice or lapse of time, or both) will not, directly or indirectly, result in the loss or impairment of, or give rise to any right of any third party to terminate or reprice or otherwise renegotiate any of the Company’s or any of its Subsidiaries’ rights to own any of its Intellectual Property or their respective rights under any Company Out-Bound License or Company In-Bound License, nor require the consent of any Governmental Authority or other third party in respect of any such Intellectual Property.

(m)         Software.

(i)           The Software owned, or purported to be owned by the Company or any of its Subsidiaries (collectively, the “Company-Owned Software” ), has been either (A) developed by employees of the Company or one or more of its Subsidiaries within the scope of their employment by the Company or such Subsidiary, (B) developed by independent contractors who have assigned all of their right, title and interest therein to the Company or one of its Subsidiaries pursuant to written Contracts, or (C) otherwise acquired by the Company or one of its Subsidiaries from a third party pursuant to a written Contract in which such third party assigns all of its right, title and interest therein.  No Company-Owned Software contains any programming code, documentation or other materials or development environments that embody Intellectual Property Rights of any Person other than the Company and its Subsidiaries, other than such materials obtained by the Company and its Subsidiaries from other Persons who make such materials generally available to all interested Persons or end-users on standard commercial terms.

(ii)           Each of the Company’s and its Subsidiaries’ existing and currently supported and marketed Software (including Software-embedded) products performs, in all material respects, the functions described in any agreed specifications or end-user documentation or other information provided to customers of the Company or such Subsidiary on which such customers relied when licensing or otherwise acquiring such products, subject only to routine bugs and errors that can be corrected promptly by the Company or such Subsidiary in the course of providing customer support without further liability to the Company or such Subsidiary, and all of the code of such products has been developed in a manner that meets common industry practice, including the use of regression test and release procedures.  To the Company’s Knowledge, each of the Company’s and its Subsidiaries’ existing and currently supported and marketed Software (including Software-embedded) products is free of all viruses, worms, trojan horses and material known Contaminants and does not contain any bugs, errors, or problems in each case that would substantially disrupt its operation or have a substantial adverse impact on the operation of the Software.

(iii)           The Company and its Subsidiaries have taken all actions customary in the Software industry to document the Company-Owned Software and its operation, such that the materials comprising the Company-Owned Software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

(iv)           Neither the Company nor any of its Subsidiaries has exported or transmitted Software or other material in connection with the Company’s or such Subsidiaries’ business to any country to which such export or transmission is restricted by any applicable Law, without first having obtained all necessary and appropriate Authorizations.

(v)           All Company-Owned Software is free of any Disabling Code or Contaminants that may, or may be used to, access, modify, delete, damage or disable any Systems or that may result in damage thereto.  The Company and its Subsidiaries have taken reasonable steps and implemented reasonable procedures to ensure that its and their internal computer systems used in connection with Company’s and its Subsidiaries’ business are free from Disabling Codes and Contaminants.  The Software licensed by the Company is free of any Disabling Codes or Contaminants that may, or may be used to, access, modify, delete, damage or disable the Systems of the Company or its Subsidiaries or that might result in damage thereto.  The Company and its Subsidiaries have taken all reasonable steps to safeguard their respective Systems and restrict unauthorized access thereto.

(vi)           No Public Software: (A) forms part of any Company Intellectual Property; (B) was, or is, used in connection with the development of any Company-Owned Intellectual Property or any products or services developed or provided by the Company or any of its Subsidiaries; or (C) was, or is, incorporated or distributed, in whole or in part, in conjunction with Company Intellectual Property.

4.19        Material Contracts

(a)           Section 4.19 of the Company Disclosure Schedule contains a complete and accurate list of each Contract or series of related Contracts to which the Company or any of its Subsidiaries is a party or is subject, or by which any of their respective assets are bound:

(i)           for the purchase of materials, supplies, goods, services, equipment or other assets and that involves or would reasonably be expected to involve (A) annual payments by the Company or any of its Subsidiaries of $50,000 or more, or (B) aggregate payments by the Company or any of its Subsidiaries of $50,000 or more;

(ii)           (A) for the sale by the Company or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets, and that provides for (1) a specified annual minimum dollar sales amount by the Company or any of its Subsidiaries of $50,000 or more, or (2) aggregate payments to the Company or any of its Subsidiaries of $50,000 or more, or (B) pursuant to which the Company or any of its Subsidiaries received payments of more than $50,000 in the year ended May 26, 2007, or expects to receive payments of more than $50,000 in the year ending May 26, 2008;

(iii)           that continues over a period of more than six (6) months from the date hereof and provides for payments to or by the Company or any of its Subsidiaries exceeding $50,000, except for arrangements disclosed pursuant to the preceding subparagraphs (i) and (ii);

(iv)           that is an employment, consulting, termination or severance Contract that involves or would reasonably be expected to involve the payment of $50,000 or more by the Company or any of its Subsidiaries following the date hereof, except for any such Contract that is terminable at-will by the Company or any of its Subsidiaries without liability to the Company or any such Subsidiary;

(v)           that is a distribution, dealer, representative or sales agency Contract, other than Contracts entered into in the Ordinary Course of Business with distributors, representatives and sales agents that are cancelable without penalty on not more than one hundred eighty (180) days’ notice and does not deviate in any material respect from the Company’s standard form;

(vi)           that is a (A) Company Lease, or (B) Contract for the lease of personal property, in each case which provides for payments to or by the Company or any of its Subsidiaries in any one case of $75,000 or more annually or $250,000 or more over the term of such Company Lease or lease;

(vii)           which provides for the indemnification by the Company or any of its Subsidiaries of any Person, the undertaking by the Company or any of its Subsidiaries to be responsible for consequential damages, or the assumption by the Company or any of its Subsidiaries of any Tax, environmental or other Liability;

(viii)           that is a note, debenture, bond, equipment trust, letter of credit, loan or other Contract for Indebtedness or lending of money (other than to employees for travel expenses in the Ordinary Course of Business) or Contract for a line of credit or guarantee, pledge or undertaking of the Indebtedness of any other Person;

(ix)           for any capital expenditure or leasehold improvement in any one case in excess of $50,000 or any such Contracts in the aggregate greater than $100,000;

(x)           that restricts or purports to restrict the right of the Company or any of its Subsidiaries to engage in any line of business, acquire any property, develop or distribute any product or provide any service (including geographic restrictions) or to compete with any Person or granting any exclusive distribution rights, in any market, field or territory;

(xi)           that is a partnership, joint venture, joint development or similar Contract;

(xii)           that relates to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

(xiii)           that is a collective bargaining Contract or other Contract with any labor organization, union or association; and

(xiv)           that is a Contract or series of Contracts, the termination or breach of which would reasonably be expected to have a Material Adverse Effect on the Company and not previously disclosed pursuant to this Section 4.19.

(b)           Each Contract required to be listed in Schedule 4.19 of the Company Disclosure Schedule (collectively, the “Company Material Contracts”) is in full force and effect and valid and enforceable in accordance with its terms, except to the extent a failure to be in full force and effect and valid or enforceable in accordance with its terms would not have a Material Adverse Effect on the Company.

(c)           Neither the Company nor any of its Subsidiaries is, and to the Company’s Knowledge, no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant, condition or other term contained in any Company Material Contract, and neither the Company nor any of its Subsidiaries has given or received notice to or from any Person relating to any such alleged or potential default that has not been cured.  No event has occurred which with or without the giving of notice or lapse of time, or both, may conflict with or result in a violation or breach of, or give any Person the right to exercise any remedy under or accelerate the maturity or performance of, or cancel, terminate or modify, any Company Material Contract.

(d)           The Company has provided accurate and complete copies of each Company Material Contract to Parent.

(e)           All Contracts other than Company Material Contracts to which the Company or any of its Subsidiaries is a party or is subject, or by which any of their respective assets are bound (collectively, the “Company Minor Contracts”), are in all material respects valid and enforceable in accordance with their terms.  Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein, and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder by the Company or any of its Subsidiaries, except in either case where any such default or defaults could not reasonably be expected have, individually or in the aggregate, a Material Adverse Effect on Company taken as a whole.

4.20           Litigation.  Except as may be specified in Section 4.20 of the Company Disclosure Schedule, (i) there is no Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any if its Subsidiaries, which (a) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company, or (b) seeks to and is reasonably likely to significantly delay or prevent the consummation of the Merger, (ii) there is no Proceeding against any current or, to Company’s Knowledge, former director or employee of the Company or any of its Subsidiaries with respect to which the Company or any of its Subsidiaries has or is reasonably likely to have an indemnification obligation, and (iii) neither the Company or any of its Subsidiaries, nor any property or asset of the Company or any of its Subsidiaries is in violation of any Order having, individually or in the aggregate, a Material Adverse Effect on the Company.

4.21        Employee Benefit Plans.

(a)           Section 4.21(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Benefit Plans sponsored, maintained or contributed to by the Company, any of its Subsidiaries, or any Company ERISA Affiliate, or with respect to which the Company, any of its Subsidiaries, or any Company ERISA Affiliate otherwise has any present or future Liability (each, a “Company Benefit Plan”).  A current, accurate and complete copy of each Company Benefit Plan has been provided to Parent.  Neither the Company nor any of its Subsidiaries has any intent or commitment to create any additional Company Benefit Plan or amend any Company Benefit Plan.

(b)           Each Company Benefit Plan has been and is currently administered in compliance in all material respects with its constituent documents and with all reporting, disclosure and other requirements of ERISA and the Code applicable to such Company Benefit Plan.  Each Company Benefit Plan that is an Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a “Company Pension Plan”), has been determined by the Internal Revenue Service to be so qualified and no condition exists that would adversely affect any such determination.  No Company Benefit Plan is a “defined benefit plan” as defined in Section 3(35) of ERISA.

(c)           None of the Company, any Subsidiary of Company, any Company ERISA Affiliate or any trustee or agent of any Company Benefit Plan has been or is currently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject Company, any Subsidiary of the Company, any Company ERISA Affiliate or any trustee or agent of any Company Benefit Plan to the tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA.

(d)           There is no event or condition existing which could be deemed a “reportable event” (within the meaning of Section 4043 of ERISA) with respect to which the thirty (30)-day notice requirement has not been waived.  To the Company’s Knowledge, no condition exists which could subject the Company or any of its Subsidiaries to a penalty under Section 4071 of ERISA.

(e)           None of the Company, any Subsidiary of Company, nor any Company ERISA Affiliate is, or has been, party to any “multi-employer plan,” as that term is defined in Section 3(37) of ERISA.

(f)           True and correct copies of the most recent annual report on Form 5500 and any attached schedules for each Company Benefit Plan (if any such report was required by applicable Law) and a true and correct copy of the most recent determination letter issued by the Internal Revenue Service for each Company Pension Plan have been provided to Parent.

(g)           With respect to each Company Benefit Plan, there are no Proceedings (other than routine claims for benefits in the ordinary course) pending or, to the Company’s Knowledge, threatened against any Company Benefit Plan, the Company, any Subsidiary of the Company, any Company ERISA Affiliate or any trustee or agent of any Company Benefit Plan.

(h)           With respect to each Company Benefit Plan to which the Company, any Subsidiary of the Company or any Company ERISA Affiliate is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Company Benefit Plan complies, and in each case has complied, in all material respects with all applicable requirements of Section 4980B of the Code.

(i)            Full payment has been made of all amounts which the Company, any Subsidiary of the Company or any Company ERISA Affiliate was required to have paid as a contribution to any Company Benefit Plan as of the last day of the most recent fiscal year of each of the Benefit Plans ended prior to the date of this Agreement, and no Company Benefit Plan has incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Company Benefit Plan ended prior to the date of this Agreement.

(j)           Each Company Benefit Plan is, and its administration is and has been during the six-year period preceding the date of this Agreement, in all material respects in compliance with, and none of the Company, any Subsidiary of the Company or any Company ERISA Affiliate has received any claim or notice that any such Company Benefit Plan is not in material compliance with, all applicable Laws and Orders and prohibited transaction exemptions, including to the extent applicable, the requirements of ERISA.

(k)           None of the Company, any Subsidiary of the Company and any Company ERISA Affiliate is in default in any material respect in performing any of its contractual obligations under any Company Benefit Plans or any related trust agreement or insurance contract.

(l)           There are no material outstanding Liabilities of any Company Benefit Plan other than Liabilities for benefits to be paid to participants in any Company Benefit Plan and their beneficiaries in accordance with the terms of such Company Benefit Plan.

(m)           Subject to ERISA and the Code, each Company Benefit Plan may be amended, modified, terminated or otherwise discontinued by the Company, a Subsidiary of the Company or a Company ERISA Affiliate at any time without liability.

(n)           No Company Benefit Plan other than a Company Pension Plan, retiree medical plan or severance plan provides benefits to any individual after termination of employment.

(o)           The consummation of the Merger will not (either alone or in conjunction with any other event) (i) entitle any current or former director, employee, contractor or consultant of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such director, employee, contractor or consultant, or result in the payment of any other benefits to any Person or the forgiveness of any Indebtedness of any Person, (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available, or (iv) result in the payment or series of payments by the Company or any of its Affiliates to any person of an “excess parachute payment”  within the meaning of Section 280G of the Code.

(p)           With respect to each Company Benefit Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Closing will have been paid on or before the Closing and, as of the Closing, there will be no liability of the Company, any Subsidiary of the Company or any Company ERISA Affiliate under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing.

(q)           Each Company Benefit Plan that constitutes a “welfare benefit plan,” within the meaning of Section 3(1) of ERISA, and for which contributions are claimed by the Company, any Subsidiary of the Company or any Company ERISA Affiliate as deductions under any provision of the Code, is in compliance in all material respects with all applicable requirements pertaining to such deduction.  With respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code.  All welfare benefit funds intended to be exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists which would adversely affect any such determination.

(r)           Section 4.21(r) of the Company Disclosure Schedule sets forth all Company Benefit Plans covering employees of the Company or any of its Subsidiaries outside of the United States (the “Company Foreign Plans”).  The Company Foreign Plans have been operated in accordance, and are in compliance, in all material respects with their constituent documents and all applicable Laws.  There are no material unfunded Liabilities under or in respect of any Company Foreign Plans, and all contributions or other payments required to be made to or in respect of the Company Foreign Plans prior to the Closing Date have been made or will be made prior to the Closing Date.

4.22        Labor and Employment Matters.

(a)           Neither the Company nor any of its Subsidiaries is a party or subject to any labor union or collective bargaining Contract. There have not been since the Company began operations and there are not pending or threatened any labor disputes, work stoppages, requests for representation, pickets, work slow-downs due to labor disagreements or any actions or arbitrations which involve the labor or employment relations of the Company or any of its Subsidiaries.  There is no unfair labor practice, charge or complaint pending, unresolved or, to the Company’s Knowledge, threatened before the National Labor Relations Board. No event has occurred or circumstance exist that may provide the basis of any work stoppage or other labor dispute.

(b)           Each of the Company and its Subsidiaries has complied in all material respects with each, and is not in violation in any material respect of any, Law relating to anti-discrimination and equal employment opportunities and there are, and have been, no material violations of any other Law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person.  Each of the Company and its Subsidiaries has filed all reports, information and notices required under any Law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person, and will timely file prior to Closing all such reports, information and notices required by any Law to be given prior to Closing.

(c)           Each of the Company and its Subsidiaries has paid or properly accrued in the Ordinary Course of Business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses.

(d)           Neither the Company nor any of its Subsidiaries is a party to any Contract which restricts the Company or any of its Subsidiaries from relocating, closing or terminating any of its operations or facilities or any portion thereof.  Neither the Company nor any of its Subsidiaries have effectuated a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”)) or (ii) a “mass lay-off” (as defined in the WARN Act), in either case affecting any site of employment or facility of the Company or any of its Subsidiaries, except in accordance with the WARN Act.  The consummation of the Merger will not create Liability for any act by the Company or any of its Subsidiaries on or prior to the Closing Date under the WARN Act or any other Law respecting reductions in force or the impact on employees on plant closings or sales of businesses.

4.23        Environmental.

(a)           Each of the Company and its Subsidiaries has secured, and is in compliance in all material respects with, all Environmental Permits required in connection with its operations and the Real Property.  Each Environmental Permit, together with the name of the Governmental Authority issuing such Environmental Permit, is set forth in Section 4.23(a) of the Company Disclosure Schedule.  All such Environmental Permits are valid and in full force and effect and none of such Environmental Permits will be terminated or impaired or become terminable as a result of the Merger.  Each of the Company and its Subsidiaries has been, and are currently, in compliance in all material respects with all Environmental Laws. Neither the Company nor any of its Subsidiaries has received any notice alleging that the Company or any of its Subsidiaries is not in such compliance with Environmental Laws.

(b)           There are no past, pending or, to the Company’s Knowledge, threatened Environmental Actions against or affecting the Company or any of its Subsidiaries, and the Company is not aware of any facts or circumstances which could be expected to form the basis for any Environmental Action against the Company or any of its Subsidiaries.

(c)           Neither the Company nor any of its Subsidiaries has entered into or agreed to any Order, and neither the Company nor any of its Subsidiaries is subject to any Order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law.

(d)           No Lien has been attached to, or asserted against, the assets, property or rights of the Company or any of its Subsidiaries pursuant to any Environmental Law, and, to the Company’s Knowledge, no such Lien has been threatened.  There are no facts, circumstances or other conditions that could be expected to give rise to any Liens on or affecting any Real Property.

(e)           There has been no treatment, storage, disposal or Release of any Hazardous Substance at, from, into, on or under any Real Property or any other property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries.  No Hazardous Substances are present in, on, about or migrating to or from any Real Property that could be expected to give rise to an Environmental Action against the Company or any of its Subsidiaries.

(f)           Neither the Company nor any of its Subsidiaries has received a CERCLA 104(e) information request nor has the Company or any of its Subsidiaries been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state Law.  Neither the Company nor any of its Subsidiaries has received an analogous notice or request from any non-U.S. Governmental Authority.

(g)           There are no aboveground tanks or underground storage tanks on, under or about the Real Property.  Any aboveground or underground tanks previously situated on the Real Property or any other property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries have been removed in accordance with all Environmental Laws and no residual contamination, if any, remains at such sites in excess of applicable standards.

(h)           There are no PCBs leaking from any article, container or equipment on, under or about the Real Property and there are no such articles, containers or equipment containing PCBs.  There is no asbestos containing material or lead-based paint containing materials in at, on, under or within the Real Property.

(i)           Neither the Company nor any of its Subsidiaries has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which is an Environmental Clean-up Site.

(j)           None of the Real Property is an Environmental Clean-up Site.

(k)           The Company has provided to Parent true and complete copies of, or access to, all written environmental assessment materials and reports that have been prepared by or on behalf of the Company or any of its Subsidiaries.

4.24         Related Party Transactions.  There are no Contracts of any kind, written or oral, entered into by the Company or any of its Subsidiaries with, or for the benefit of, any officer, director or stockholder of the Company or, to the Knowledge of the Company, any Affiliate of any of them, except in each case, for (a) employment agreements, indemnification agreements fringe benefits and other compensation paid to directors, officers and employees consistent with previously established policies (including normal merit increases in such compensation in the Ordinary Course of Business) and copies of which have been provided to Parent and are listed in Section 4.24 of the Company Disclosure Schedule, (b) reimbursements of ordinary and necessary expenses incurred in connection with their employment or service, (c) amounts paid pursuant to Company Benefit Plans of which copies have been provided to Parent, (d) the occupancy of certain of the Company’s facilities which do not provide for the payment of significant amounts of rent, and (e) those loans made to the Company listed in, and the details of which are specifically set forth in, Section 4.24 of the Company Disclosure Schedule.  To the Knowledge of the Company, none of such Persons has any material direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries has a business relationship, or with any firm or corporation that competes with the Company or any of its Subsidiaries (other than ownership of securities in a publicly-traded company representing less than one percent of the outstanding stock of such company).  No officer or director of the Company or any of its Subsidiaries or member of his or her immediate family or greater than 5% stockholder of the Company or, to the Knowledge of the Company, any Affiliate of any of them or any employee of the Company or any of its Subsidiaries is directly or indirectly interested in any Company Material Contract.

4.25         Insurance. Section 4.25 of the Company Disclosure Schedule sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of the Company and its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage:

(i)           the name, address, and telephone number of the agent;

(ii)           the name of the insurer, the name of the policyholder, and the name of each covered insured;

(iii)           the policy number and the period of coverage;

(iv)           the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(v)           a description of any retroactive premium adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) neither the Company, any of its Subsidiaries nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any material provision thereof.  Section 4.25 of the Company Disclosure Schedule describes any material self-insurance arrangements affecting the Company and/or any of its Subsidiaries.

4.26         Absence of Certain Changes or Events.  Since May 31, 2008, except as may be contemplated by, or disclosed pursuant to, this Agreement, including Section 4.26 of the Company Disclosure Schedule:

(a)           there has not been any event or events (whether or not covered by insurance), individually or in the aggregate, which have had a Material Adverse Effect on the Company or any of its Subsidiaries, including without limitation the imposition of any security interests on any of the assets of the Company or any of its Subsidiaries;

(b)           there have not been any amendments or other modifications to the certificate of incorporation or bylaws of either the Company or any of its Subsidiaries;

(c)           there has not been any entry by the Company nor any of its Subsidiaries into any commitment or transaction material to the Company or such Subsidiaries, except in the Ordinary Course of Business and consistent with past practice, including without limitation any (i) borrowings or the issuance of any guaranties, (ii) any capital expenditures in excess of $60,000, or (iii) any grant of any increase in the base compensation payable, or any loans, to any directors, officers or employees;

(d)           there has not been, other than pursuant to the Plans, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the Ordinary Course of Business consistent with past practice.

(e)           there have not been any material changes by the Company in its accounting methods, principles or practices;

(f)           neither Company nor any of its Subsidiaries has declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of its securities;

(g)           neither Company nor any of its Subsidiaries has split, combined or reclassified any of its securities, or issued, or authorized for issuance, any securities;

(h)           there has not been any material damage, destruction or loss with respect to the property and assets of Company or any of its Subsidiaries, whether or not covered by insurance;

(i)           there has not been any revaluation of Company’s or any of its Subsidiaries’ assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the Ordinary Course of Business consistent with past practice; and

(j)           neither Company nor any of its Subsidiaries has agreed, whether in writing or otherwise, to do any of the foregoing.

4.27         Solvency. No Order has been made, petition presented, or resolution passed for the winding up (or other process whereby the business is terminated and the assets of the subject company are distributed among its creditors and/or shareholders) of either the Company or any of its Subsidiaries.  There are no cases or Proceedings of any kind pending under any applicable insolvency, reorganization or similar Law in any jurisdiction concerning the Company or any of its Subsidiaries, and no circumstances exist which, under applicable Law, would justify any such cases or Proceedings.  No receiver or trustee has been  appointed with respect to all or any portion of the Company or any of its Subsidiaries business or assets.

4.28         Brokers or Finders. The Company shall indemnify and hold harmless Parent and the officers and directors of Parent from any obligations or liabilities to any person or entity engaged by or to whom the Company or any of its Subsidiaries is liable for brokerage, investment banking and/or finder’s fees or commissions for services rendered in connection with the Transactions.

4.29         No Illegal Payments.  None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any Affiliate, officer, agent or employee thereof, directly or indirectly, has, since inception, on behalf of or with respect to the Company or any of its Subsidiaries, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which the Company, any of its Subsidiaries or any Affiliate thereof or any such officer, employee or other Person should reasonably have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) had any material transactions or payments which are not recorded in its accounting books and records, or (e) had any off-book bank or cash accounts or “slush funds.”

4.30           Information Supplied.  None of the information furnished or to be furnished by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement to be filed with the SEC by Parent in connection with the issuance of the Merger Securities pursuant to the Merger, will, as of the time furnished, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

4.31           Antitakeover Statutes. The Company has taken all action necessary to exempt the Merger, this Agreement, the Amended & Restated Voting Agreement, and the Transactions from Section 203 of the DGCL.  Neither such Section nor any other anti-takeover or similar Law applies or purports to apply to the Transactions.  No other “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Laws apply to this Agreement or any of the Transactions.

4.32           Compliance with Securities Laws.  Except to the extent as would not have a Material Adverse Effect, individually or in the aggregate, on the Company or any of its Subsidiaries, the offering and issuance by the Company and any of its Subsidiaries of all securities to date were made and completed in substantial compliance with all applicable state, federal and, if applicable, foreign securities Laws.

4.33           Change in Control.  Except as may be set forth in Section 4.33 of the Company Disclosure Schedule, the Company is not a party to any Contract that contains a “change in control,” “potential change in control” or similar provision.

4.34           Powers of Attorney.  To the Knowledge of the Company, there are no material outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries.

4.35           Material Disclosures.  No statement, representation or warranty made by the Company in this Agreement, or in any certificate, statement, list, schedule or other document furnished or to be furnished to Parent hereunder, contains, or when so furnished will contain, any untrue statement of a material fact, or fails to state, or when so furnished will fail to state, a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are or will be made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the Disclosure Schedule delivered by Parent to the Company and signed by the Company and Parent for identification prior to the execution and delivery of this Agreement (the “Parent Disclosure Schedule”), which shall identify exceptions by specific section references, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

5.1           Corporate Organization and Qualification.  Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the Laws of the State of Delaware.  Parent and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Material Adverse Effect on either or both of Parent and/or Merger Sub.

5.2           Certificate of Incorporation and Bylaws.  Exhibit A annexed hereto is a complete and correct copy of Parent’s certificate of incorporation, as amended to date, and Exhibit B annexed hereto is a complete and correct copy of Parent’s bylaws, as amended to date.  Exhibit C annexed hereto is a complete and correct copy of Merger Sub’s certificate of incorporation, as amended to date, and Exhibit D annexed hereto is a complete and correct copy of the Merger Sub’s bylaws, as amended to date.  Neither Parent nor Merger Sub is in violation of any provision of its certificate of incorporation or bylaws.

5.3           Books and Records.

(a)         The books of account, minute books, stock record books, and other records of Parent and Merger Sub, all of which have heretofore been furnished or made available to the Company, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.  The minute books of Parent and Merger Sub contain accurate and complete records of all meetings held of, consents of, and corporate action taken by, the stockholders, the boards of directors, and any committees of the boards of directors of each of Parent and Merger Sub, and no meeting of such stockholders, boards of directors or committees has been held for which minutes have not been prepared and are not contained in such minute books.

(b)         None of the records, systems, data or information of either Parent or Merger Sub is recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held or accessible by any means (including, but not limited to, an electronic, mechanical or photographic process computerized or not) which are not under the exclusive ownership and direct control of either Parent or Merger Sub, as the case may be.

5.4           Capitalization.

(a)           As of the date of this Agreement, the authorized capital stock of Parent consists of (i) one hundred million (100,000,000) shares of Parent Common Stock, $.0001 par value, and (ii) twenty million (20,000,000) shares of “blank check” preferred stock, $.0001 par value (“Parent Preferred Stock”).  As of the date of this Agreement, (A) 5,000,000 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (B) no shares of Parent Common Stock were held in the treasury of Parent, (C) no shares of Parent Common Stock were reserved for future issuance pursuant to outstanding stock options or stock incentive rights granted pursuant to any stock option plan, and (D) no shares of Parent Preferred Stock were issued or outstanding.  Except as contemplated by this Agreement and as set forth in Section 5.4(a) of the Parent Disclosure Schedule, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent obligating Parent to issue or sell any shares of capital stock of, or other equity interests in, Parent or Merger Sub.  There are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock, Parent Preferred Stock or any other securities of Parent. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Parent’s certificate of incorporation or bylaws, or any agreement to which Parent is a party or by which Parent is bound.

(b)           As of the date of this Agreement, the authorized capital stock of Merger Sub consists of (i) 1,000,000 shares of Merger Sub Common stock, $.0001 par value, and (ii) 1,000,000 shares of “blank check” preferred stock, $.0001 par value (“Merger Sub Preferred Stock”).  As of the date of this Agreement, (A) 1,000 shares of Merger Sub Common Stock were issued and outstanding, each of which are held by Parent, and all of which were validly issued, fully paid and nonassessable, (B) no shares of Merger Sub Common Stock were held in the treasury of Merger Sub, (C) no shares of Merger Sub Common Stock were reserved for future issuance pursuant to outstanding stock options or stock incentive rights granted pursuant to any stock option plan, and (D) no shares of Merger Sub Preferred Stock were issued or outstanding.  Except as contemplated by this Agreement and as set forth in Section 5.4(b) of the Parent Disclosure Schedule, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Merger Sub obligating Merger Sub to issue or sell any shares of capital stock of, or other equity interests in, Merger Sub.  There are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or Merger Sub Preferred Stock.

5.5          Authority Relative To This Agreement.  Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions.  The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than with respect to the Merger, the filing and recordation of the Certificate of Merger with the Delaware Secretary of State, as required by this Agreement and applicable Law).  This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company and the Company Principal Stockholder, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

5.6          No Conflict; Required Filings and Consents.

(a)           The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, subject to obtaining the consents, approvals, Authorizations and permits and making the filings described in Section 5.6(b) of this Agreement and Section 5.6(b) of the Parent Disclosure Schedule, (i) conflict with or violate the certificate of  incorporation or bylaws of either Parent or Merger Sub, (ii) conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of any of them is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Parent or Merger Sub or require the consent of any third party pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of any of them is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect on Parent or prevent Parent and Merger Sub from performing their respective obligations under this Agreement and consummating the Transactions.

(b)           The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, Authorization or permit of, or filing with or notification to, any Governmental Authority, domestic or foreign, except (i) the filing and effectiveness of a Form S-4 registration statement with the SEC in connection with the issuance of the Merger Securities pursuant to the Merger and the issuance of any Parent Common Stock underlying, and issuable upon exercise or conversion of, any Merger Securities (including any amendments or supplements thereto, the “S-4 Registration Statement”), (ii) such filings as may otherwise be required in accordance with federal and state securities Law compliance in connection with the issuance of the Merger Securities pursuant to the Merger and the issuance of any Parent Common Stock underlying, and issuable upon exercise or conversion of, any Merger Securities, (iii) the filing of a Schedule 14F in accordance with Exchange Act Section 14f, (iv) the filing and recordation of the Certificate of Merger with the Delaware Secretary of State as required by this Agreement and applicable Law, (v) such filings as may be required under the Exchange Act and/or by FINRA, (vi) as may be specified in Section 5.6(b) of the Parent Disclosure Schedule, and (vii) where failure to obtain such consents, approvals, Authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect on Parent or Merger Sub and would not prevent or delay consummation of the Transactions, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement.

5.7          SEC Reports; Financial Statements.

(a)           Parent has made available to Company all forms, reports and documents required to be filed by it with the SEC since April 1, 2007 (collectively, the “Parent SEC Reports”).  Parent SEC Reports (i) at the time they were filed complied as to form in all material respects with the applicable requirements of the Exchange Act, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           The consolidated financial statements (including, in each case, any related notes) contained in Parent SEC Reports complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC) and fairly presented the consolidated financial position of Parent and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of the unaudited financial statements, to normal year-end recurring adjustments).

(c)           Parent and its Subsidiaries have no Liabilities except (a) those which are adequately reflected or reserved against as noted above in the Financial Statements included in the most recently filed Parent SEC Report, and (b) those which have been incurred in the Ordinary Course of Business and consistent with past practice since the last balance sheet date therein or which are not, individually or in the aggregate, material in amount.

5.8          Taxes.

(a)           Except as may be specified in Section 5.8(a) of the Parent Disclosure Schedule, (i) each of Parent and its Subsidiaries has duly and timely filed all Tax Returns required to have been filed by or with respect to Parent or such Subsidiary, (ii) each such Tax Return correctly and completely reflects all liability for Taxes and all other information required to be reported thereon, (iii) all Taxes owed by Parent and each Subsidiary of Parent (whether or not shown on any Tax Return) have been timely paid, and (iv) each of Parent and its Subsidiaries has adequately provided for, in its books of account and related records, all Liability for unpaid Taxes, being current Taxes not yet due and payable.

(b)           Except as may be specified in Section 5.8(b) of the Parent Disclosure Schedule, each of Parent and its Subsidiaries has withheld and timely paid all Taxes required to have been withheld and paid by it and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

(c)           Except as may be specified in Section 5.8(c) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries (i) is the beneficiary of any extension of time within which to file any Tax Return, nor has Parent or any of its Subsidiaries made (or had made on its behalf) any requests for such extensions, or (ii) has waived (or is subject to a waiver of) any statute of limitations in respect of Taxes or has agreed to (or is subject to) any extension of time with respect to a Tax assessment or deficiency.

(d)           Section 5.8(d) of the Parent Disclosure Schedule indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of audit.  Except as set forth in Section 5.8(d) of the Parent Disclosure Schedule (i) there is no Action now pending or threatened against or with respect to Parent or any of its Subsidiaries in respect of any Tax or any assessment or deficiency, and (ii) there are no liens for Taxes (other than current Taxes not yet due and payable) upon the assets of Parent.

(e)           Section 5.8(e) of the Parent Disclosure Schedule lists, as of the date of this Agreement, all jurisdictions in which Parent or any of its Subsidiaries currently files Tax Returns.  No claim has been made by any Taxing Authority in a jurisdiction where Parent or any of its Subsidiaries does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction or that any of them must file Tax Returns.

(f)           None of the assets or properties of Parent or any of its Subsidiaries constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code.  Neither Parent nor any of its Subsidiaries is a party to any “safe harbor lease” within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982, or to any “long-term contract” within the meaning of Section 460 of the Code. Neither Parent nor any of its Subsidiaries has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.  Parent is not a “foreign person” within the meaning of Section 1445 of the Code.

(g)           Neither Parent nor any of its Subsidiaries has agreed to or is required to make by reason of a change in accounting method or otherwise, or could be required to make by reason of a proposed or threatened change in accounting method or otherwise, any adjustment under Section 481(a) of the Code.  Neither Parent nor any of its Subsidiaries has been the “distributing corporation” (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 5-year period ending as of the date of this Agreement.

(h)           No Subsidiary of Parent that is incorporated in a non-U.S. jurisdiction has, or at any time has had, an investment in “United States property” within the meaning of Section 956(c) of the Code.  No Subsidiary of Parent is, or at any time has been, a passive foreign investment company within the meaning of Section 1297 of the Code and neither Parent nor any of its Subsidiaries is a shareholder, directly or indirectly, in a passive foreign investment company.  No Subsidiary of Parent that is incorporated in a non-U.S. jurisdiction is, or at any time has been, engaged in the conduct of a trade or business within the United States, or treated as or considered to be so engaged.

(i)           Neither Parent nor any of its Subsidiaries (i) has ever been a party to any Tax allocation or sharing agreement or Tax indemnification agreement, (ii) has ever been a member of an affiliated, consolidated, condensed or unitary group, or (iii) has any Liability for or obligation to pay Taxes of any other Person under Treas. Reg. 1.1502-6 (or any similar provision of Tax Law), or as transferee or successor, by Contract or otherwise.  Neither Parent nor any of its Subsidiaries is a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income tax purposes.

(j)           Neither Parent nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) intercompany transactions or excess loss accounts described in Treasury regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Tax Law), (ii) installment sale or open transaction disposition made on or prior to the Effective Time, or (iii) prepaid amount received on or prior to the Effective Time.

(k)           Parent has not entered into any transaction that constitutes a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(l)           Section 5.8(l) of the Parent Disclosure Schedule lists each person who Parent reasonably believes is, with respect to Parent or any Affiliate of Parent, a “disqualified individual” within the meaning of Section 280G of the Code and the Regulations thereunder.

(m)           Neither Parent nor, to the Knowledge of Parent, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would reasonably be expected to prevent the Merger from constituting a “reorganization” under Section 368 of the Code.  The Parent is not aware of any agreement or plan to which Parent or any of its Affiliates is a party or other circumstances relating to Parent or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a “reorganization” under Section 368 of the Code.

(n)           Except as may be specified in Section 5.8(n) of the Parent Disclosure Schedule, the unpaid Taxes of Parent (i) did not, as of the date of the Most Recent Parent Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Parent Balance Sheet (rather than in any notes thereto), and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Parent in filing its Tax Returns.  Since the date of the Most Recent Parent Balance Sheet, Parent has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business consistent with past custom and practice.

5.9           Absence of Litigation.  There is no claim, action, Proceeding or investigation pending or, to the Knowledge of Parent, threatened against Parent or any Subsidiary of Parent including Merger Sub, before any arbitrator or Governmental Authority, which (a) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent, or (b) seeks to delay or prevent the consummation of the Merger.  Neither Parent nor Merger Sub, nor any property or asset of Parent or Merger Sub is in violation of any Order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect.

5.10         Related Party Transactions.  There are no Contracts of any kind, written or oral, entered into by Parent or any of its Subsidiaries with, or for the benefit of, any officer, director or stockholder of  Parent or, to the Knowledge of Parent, any Affiliate of any of them, except in each case, for (a)  reimbursements of ordinary and necessary expenses incurred in connection with their services, (b) the occupancy of certain of Parent’s facilities which do not provide for the payment of significant amounts of rent, and (c) as may have otherwise been disclosed in the Parent SEC Reports.

5.11         Ownership of Merger Sub; No Prior Activities.

(a)           Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

(b)           As of the date hereof and the Effective Time, except for obligations or Liabilities incurred in connection with its incorporation or organization and the Transactions, and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or Liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

5.12         Absence of Certain Changes or Events.  Since the date of the most recently filed Parent SEC Reports that included financial statements, and except as may be contemplated by, or disclosed pursuant to, this Agreement, including Section 5.12 of the Parent Disclosure Schedule:

(a)           there has not been any event or events (whether or not covered by insurance), individually or in the aggregate, which have had a Material Adverse Effect on Parent or any of its Subsidiaries, including without limitation the imposition of any security interests on any of the assets of Parent or any of its Subsidiaries;

(b)           there have not been any amendments or other modifications to the certificate of incorporation or bylaws of either Parent or any of its Subsidiaries;

(c)           there has not been any entry by Parent nor any of its Subsidiaries into any commitment or transaction material to Parent or such Subsidiaries, except in the Ordinary Course of Business and consistent with past practice, including without limitation any (i) borrowings or the issuance of any guaranties, (ii) any capital expenditures in excess of $1,000, or (iii) any grant of any increase in the base compensation payable, or any loans, to any directors, officers or employees;

(d)           there has not been, other than pursuant to the Plans, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the Ordinary Course of Business consistent with past practice.

(e)           there have not been any material changes by Parent in its accounting methods, principles or practices;

(f)           neither Parent nor any of its Subsidiaries has declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of its securities;

(g)           neither Parent nor any of its Subsidiaries has split, combined or reclassified any of its securities, or issued, or authorized for issuance, any securities;

(h)           there has not been any material damage, destruction or loss with respect to the property and assets of Parent or any of its Subsidiaries, whether or not covered by insurance;

(i)           there has not been any revaluation of Parent’s or any of its Subsidiaries’ assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the Ordinary Course of Business consistent with past practice; and

(j)           neither Parent nor any of its Subsidiaries has agreed, whether in writing or otherwise, to do any of the foregoing.

5.13         No Illegal Payments.  None of Parent, any of its Subsidiaries or, to the Knowledge of  Parent, any Affiliate, officer, agent or employee thereof, directly or indirectly, has, since inception, on behalf of or with respect to Parent or any of its Subsidiaries, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which Parent, any of its Subsidiaries or any Affiliate thereof or any such officer, employee or other Person should reasonably have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) had any material transactions or payments which are not recorded in its accounting books and records, or (e) had any off-book bank or cash accounts or “slush funds.”

5.14         Antitakeover Statutes.  Parent has taken all action believed to be necessary to exempt the Merger, this Agreement, the Amended & Restated Voting Agreement, and the Transactions from Section 203 of the DGCL.  Neither such Section nor any other anti-takeover or similar Law applies or purports to apply to the Transactions.  No other “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Laws apply to this Agreement or any of the Transactions.

5.15         Compliance with Securities Laws.  Except to the extent as would not have a Material Adverse Effect, individually or in the aggregate, on Parent or any of its Subsidiaries, the offering and issuance by Parent and any of its Subsidiaries of all securities to date were made and completed in substantial compliance with all applicable state and federal securities Laws.

5.16         Brokers or Finders.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER

6.1           Conduct of Business by the Company Pending the Merger.  The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.1 of the Company Disclosure Schedule or as contemplated by any other provision of this Agreement, and unless Parent shall otherwise agree in writing (which agreement shall not be unreasonably withheld), (1) the business of the Company and any of its Subsidiaries shall be conducted only in, and the Company and any such Subsidiaries shall not take any action except in, the Ordinary Course of Business, (2) the Company shall use all reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and any of its Subsidiaries and to preserve the current relationships of the Company and such Subsidiaries with customers, suppliers and other persons with which the Company and any of its Subsidiaries has significant business relations, (3) comply with all applicable Laws, (4) prepare and timely file all foreign, Federal, state and local Tax Returns as required by applicable Law, and make timely payment of all applicable Taxes when due, (5) use reasonable efforts to obtain, prior to the Closing Date, all Required Company Consents, (6) take all actions to be in substantial compliance with all Company Permits, (7) make full and timely payment of all amounts required to be contributed under the terms of each Plan and applicable Law or required to be paid as expenses under any such Plan, and (8) the Company will not, and will not permit any Subsidiary to:

(a)           amend or otherwise change its Articles of Incorporation or Bylaws;

(b)           issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of the Company or any Subsidiary of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company (except for shares of the Company Common Stock, if any, issuable under agreements currently in effect on the date hereof and described in Section 4.4(a) of the Company Disclosure Schedule), shares of capital stock pursuant to Plans currently in effect as of the date hereof and described in Section 4.21(a) of the Company Disclosure Schedule, and such shares of Company Common Stock as it otherwise deems appropriate, or (ii) any of the Company’s or any Subsidiaries’ assets, except for sales in the Ordinary Course of Business and in a manner consistent with past practice;

(c)           declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(d)           reclassify, combine, split, divide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(e)           (i)  acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any assets, other than the acquisition of assets in the Ordinary Course of Business consistent with past practice; (ii) merge with any Person (other than Merger Sub), (iii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances; (iv) enter into any Contract material to the business, results of operations or financial condition of the Company other than in the Ordinary Course of Business, consistent with past practice; (v) authorize any capital expenditure, other than capital expenditures set forth in Section 4.19(a)(ix) of the Company Disclosure Schedule; or (vi) enter into or amend any Contract with respect to any matter set forth in this subsection (e);

(f)            (i) increase the compensation payable or to become payable to any director, officer or other employee, or grant any bonus, to, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any Subsidiary or enter into or amend any collective bargaining agreement, or (ii) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation or other plan, trust or fund for the benefit of any director, officer or class of employees;

(g)           settle or compromise any pending or threatened litigation which is material or which relates to the Transactions;

(h)           grant or convey to any Person any rights, including, but not limited to, by way of sale, license or sub-license, in any of the Company Intellectual Property;

(i)           make any Tax election, change its method of Tax accounting or settle any claim relating to Taxes;

(j)           make any change in any of the Company’s or any of its Subsidiaries accounting methods or in the manner of keeping each of their respective books and records or any change in any of their respective current practices with respect to inventory, sales, receivables, payables or accrued expenses;

(k)           file or cause to be filed any registration statements under the Securities Act or Exchange Act relating to any of its capital stock or other securities;

(l)           take any action or omit to do any act within its reasonable control which action or omission is reasonably likely to result in any of the conditions to the Merger not being satisfied, except as may be required by applicable Law;

(m)           take or omit to take any action that would result in its representations and warranties hereunder being rendered untrue in any material respect; or

(n)           agree to do any of the foregoing.

6.2          Conduct of Business by Parent Pending the Merger.  Parent covenants and agrees that, between the date of this Agreement and the Effective Time, except as may be set forth in Section 6.2 of the Parent Disclosure Schedule, as contemplated by any other provision of this Agreement, or as may not have a Material Adverse Effect on Parent or any of its Subsidiaries, and unless the Company shall otherwise agree in writing (which agreement shall not be unreasonably withheld), (i) the businesses of Parent and Merger Sub shall be conducted only in, and Parent shall not, and shall cause Merger Sub not to, take any action except in, the Ordinary Course of Business consistent with past practice, (ii) Parent shall timely file all Parent SEC Reports as may be required under the Exchange Act (including any extensions afforded by way of compliance with Rule 12b-25 thereunder, if applicable), (iii) Parent shall comply with all applicable Laws, (iv) Parent shall prepare and timely file all foreign, Federal, state and local Tax Returns as required by applicable Law, and make timely payment of all applicable Taxes when due, (v) Parent shall not amend any of the terms or provisions of the Parent Common Stock, (vi) Parent shall not take any action or omit to do any act within its reasonable control which action or omission is reasonably likely to result in any of the conditions to the Merger not being satisfied, except as may be required by applicable Law, and (vii) Parent shall not take or omit to take any action that would result in its representations and warranties hereunder being rendered untrue in any material respect.

6.3           Conduct of Company Principal Stockholder Pending the Merger.  The Company Principal Stockholder covenants and agrees to refrain from taking any action, directly or indirectly, that is intended to, would, or that might reasonably be likely to, (i) discourage Company Stockholders from approving the Merger and this Agreement as required under the DGCL and the bylaws of the Company, or (ii) encourage, or that might otherwise result in, any holder of Dissentable Shares becoming a Dissenting Holder.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1           Amended & Restated Voting Agreement.  Contemporaneously with the execution of this Agreement, the Company Principal Stockholder shall have delivered to Parent an executed Amended & Restated Voting Agreement.

7.2           Parent Stockholder Holdback.  Anything to the contrary in this Agreement notwithstanding, the common stockholders of Parent (the “Parent Stockholders”) shall be entitled to collectively retain three  million five hundred thousand (3,500,000) shares of the total isssued and outstanding Parent Common Stock as of the Effective Time (the “Parent Stockholder Holdback”).  In order to enable the Parent Stockholder Holdback, and given that there are five million (5,000,000) shares of Parent Common Stock issued and outstanding as of the date hereof, Parent shall effect a 7-for-10 reverse stock-split prior to Closing (the “Parent Stock-Split”).  Following the Parent Stock-Split, Parent shall not issue any capital stock or other securities until the earlier of Closing or termination of this Agreement pursuant to Article IX.

7.3           Certain Corporate and Securities Compliance.

(a)           The Company hereby agrees that, as soon as practicable after the execution of this Agreement, it shall take whatever action may be reasonably necessary to  have its financial statements audited by an independent auditing firm duly registered with the PCAOB, and immediately make available such audited financial statements to Parent.

(b)           As soon as practicable after the execution of this Agreement, Parent, with the fullest of cooperation and assistance of the Company applying its best efforts, shall prepare an initial draft of the S-4 Registration Statement which shall be incorporated together in a single SEC filing with each of the following (combined, the “S-4/Merger Proxy Statement”):

•
An Exchange Act Schedule 14A consent solicitation in connection with the obtaining of written consent from Parent Stockholders to duly authorize each of the following Parent actions (collectively, the “Parent Consent Actions”):

(i)	An amendment to the Parent certificate of incorporation effecting the Parent Stock-Split (the “Parent Stock-Split Amendment”);

(ii)
An amendment to the Parent certificate of incorporation effecting an increase in authorized common stock from one hundred million (100,000,000) shares (seventy million [70,000,000] post Parent Stock-Split) to two hundred million (200,000,000) shares (post Parent Stock-Split)(the “Authorized Stock Increase Amendment”);

(iii)	An amendment to the Parent certificate of incorporation effecting a change of name from “GCA I Acquisition Corp.” to “Bixby Energy Systems Inc.” (the “Name Change Amendment”); and

(iv)	A GCA I Acquisition Corp. 2009 Equity Participation Plan (the “2009 Plan”) and the reservation of twenty million (20,000,000) shares of common stock thereunder; and

•
An Exchange Act Schedule 14A merger proxy statement for Company Stockholders in connection with, and a related notice to Company Stockholders of, a special meeting of stockholders (the “Company Special Meeting”) to vote on each of the following (the “Company Proxy Statement”):

(i)	approval of the Merger, the related transactions, and this Agreement; and

(ii)
approval of an amendment to the Company certificate of incorporation to revise the terms of the Company Series A Convertible Preferred Stock to provide that, subject to and contemporaneously with the completion of the Merger, the Company Series A Convertible Preferred Stock will convert into Parent Common Stock on an as-converted basis in the Merger (the “Company Certificate of Designations Amendment”).

Parent shall give the Company, its counsel and its independent accountants/auditors a reasonable opportunity to review, comment upon, and propose edits to the S-4/Merger Proxy Statement prior to filing with the SEC, and, also prior to filing the S-4/Merger Proxy Statement, Parent shall have obtained the written approval of the Company as to the accuracy and completeness of the information relating to the Company and its Subsidiaries contained therein.

(c)           The Company hereby agrees to cooperate, and agrees to use all reasonable efforts to cause its Subsidiaries and Affiliates to cooperate, with Parent’s officers, directors, employees, accountants, counsel and/or other agents retained by Parent (“Parent Representatives”) in connection with the preparation of any and all information required, as determined by Parent, to be disclosed pursuant to applicable securities Laws in the S-4/Merger Proxy Statement.  The Company shall furnish all information concerning itself as may be reasonably requested by Parent or its counsel in connection with the foregoing, including without limitation (unless determined by Parent in its exclusive discretion otherwise) complete financial statements as required under the Securities Act and/or the regulations promulgated thereunder, which financial statements shall have been fully audited by a PCAOB registered independent auditing firm.  The Company shall, and shall cause its Subsidiaries to, afford to the Parent Representatives reasonable access to its properties, assets and records during the period prior to the Effective Time to obtain all information concerning its business as Parent may reasonably request.  The Company shall furnish to Parent all such documents and copies of documents and records and information with respect to itself and its Subsidiaries, and copies of any working papers relating thereto, as Parent may reasonably request.  Anything to the contrary notwithstanding, nothing in this Section 7.3(c) shall require the Company to provide any access, or to disclose any information, if permitting such access or disclosing such information would (a) violate applicable Law, (b) violate any of its obligations with respect to confidentiality (provided, however, that the Company shall, upon the request of Parent, use its reasonable best efforts to obtain the required consent of any third party to such access or disclosure), or (c) result in the loss of attorney-client privilege (provided, however, that the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege).  The Company shall reasonably avail itself to Parent regarding its business on an as-requested basis.

(d)          In connection with the issuance of the Merger Securities:

(i)           Parent, with the fullest of cooperation and assistance of the Company applying its reasonable best efforts, shall use its reasonable best efforts to cause the S-4/Merger Proxy Statement to be declared effective by the SEC as promptly as practicable and, prior to the effective date of the S-4/Merger Proxy Statement, Parent shall use its reasonable best efforts to take any and all action required under any applicable federal or state securities Laws in connection with the issuance of the Merger Securities pursuant to the Merger.

(ii)           Parent shall give the Company, its counsel and its independent accountants/auditors a reasonable opportunity to review and comment on any amendment or supplement to the S-4/Merger Proxy Statement prior to filing any amendment or supplement thereto with the SEC.  Parent shall (x) promptly provide the Company, its counsel and its independent accountants/auditors with any comments or other communications, whether written or oral, that it or its counsel may receive from time to time from the SEC with respect to the S-4/Merger Proxy Statement promptly after receipt of any such comments or other communications, and (y) provide the Company, its counsel and its independent accountants/auditors a reasonable opportunity to participate in the response to those comments and any corresponding amendments to the S-4/Merger Proxy Statement, including, as may be reasonably requested, participation in any discussions or meetings with the SEC.  Parent shall not file any amendment or supplement to the S-4/Merger Proxy Statement without the approval of the Company, which approval shall not be unreasonably withheld or delayed.  Parent shall advise the Company promptly after it receives notice of, or otherwise becomes aware of (x) the time at which the S-4/Merger Proxy Statement has been declared effective under the Securities Act by the SEC, (y) the time at which any supplements or amendments to the   S-4/Merger Proxy Statement have been declared effective under the Securities Act by the SEC, or (z) the issuance of any stop Order or the suspension of the qualification of the shares of Parent Common Stock issuable pursuant to the Merger for offering or sale in any jurisdiction.

(iii)           As soon as practicable following the time at which notification is received by Parent from the SEC that the S-4 Registration Statement shall be eligible  to be declared effective under the Securities Act by the SEC following the filing by Parent of a final amendment thereto with all dates and other information (previously left blank) included:

(1)           the Company shall set a record date for the Company Special Meeting that is not more than sixty (60) days and not less than thirty (30) days prior to the Company Special Meeting, the date for which shall also be set;

(2)           Parent shall set a record date for the obtaining of the written consent of Parent Stockholders to the Parent Consent Actions (the “Parent Written Consent”);

(3)           each of the Company and Parent shall use its reasonable best efforts to cause to be delivered to the other party a letter from their respective independent accountants/auditors dated approximately as of the date the S-4 Registration Statement shall have been declared effective by the SEC, addressed to the other Party, in form and substance reasonably satisfactory to the other Party and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act;

(4)           each of the Company and Parent shall use its reasonable best efforts to cause to be delivered to the other party consents from their respective independent accountants, dated the date on which the S-4 Registration Statement is declared effective or a date not more than two (2) days prior to such date, in form reasonably satisfactory to the other party and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act;

(5)           the final amendment to the S-4/Merger Proxy Statement (in definitive form) shall be filed by Parent with the SEC;

(6)           a notice of consent solicitation together with the S-4/Merger Proxy Statement (in final amendment/definitive form) shall be mailed or personally delivered by Parent to all Parent Stockholders of record on the record date;

(7)           the S-4/Merger Proxy Statement (in final amendment/definitive form) shall be mailed by Parent to all Company Stockholders of record on the record date and other Company securityholders not more than sixty (60) days and not less than thirty (30) days prior to the Company Special Meeting, which S-4/Merger Proxy Statement shall include a statement advising that the board of directors of the Company recommends that the Company Stockholders approve the Merger and this Agreement;

(8)           the Parent Written Consent shall be obtained;

(9)           the holders of any Company Convertible Debentures shall be solicited by the Company and/or its agents applying their good faith best efforts in connection with the obtaining of an agreement from such holders to exchange such Company Convertible Debentures upon closing of the Merger for either (x) a number of shares of Parent Common Stock (rounded down to the nearest whole number) equal to the number of shares of Company Common Stock  into which each such Company Convertible Debenture would have been convertible immediately prior to the Merger, or (y) Parent Convertible Debt Securities substantially equivalent to the Company Convertible Debentures for which they are being exchanged, such agreement to be in the form annexed hereto as Exhibit J and made a part hereof (each, a “Convertible Debt Securities Exchange Agreement”);

(10)           the holders of any Company Common Stock Purchase Warrants shall be solicited by the Company and/or its agents applying their good faith best efforts in connection with the obtaining of an agreement from such holders to exchange such Company Common Stock Purchase Warrants upon closing of the Merger for a Parent Common Stock Purchase Warrant substantially equivalent to the Company Common Stock Purchase Warrant for which it is being exchanged, which Parent Common Stock Purchase Warrant shall in any event (x) have, and be subject to, the same terms and conditions as the Company Common Stock Purchase Warrant for which it is being exchanged had in effect immediately prior to the effective time of the Merger, including any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions; and (y) be exercisable for the same number of shares of Parent Common Stock for which the Company Common Stock Purchase Warrant had been exercisable (for shares of Company common stock) immediately prior to the effective time of the Merger and at a price per share of Parent Common Stock equal to the exercise price per share of Company common stock at which the Company Common Stock Purchase Warrant was exercisable immediately prior to the effective time of the Merger, such agreement to be in the form annexed hereto as Exhibit K and made a part hereof (each, a “Common Stock Purchase Warrant Exchange Agreement”);

(11)           the holders of any Company Series A Convertible Preferred Stock Purchase Warrants shall be solicited by the Company and/or its agents applying their good faith best efforts in connection with the obtaining of an agreement from such holders to exchange such Company Series A Convertible Preferred Stock Purchase Warrants upon closing of the Merger for a Parent Common Stock Purchase Warrant substantially equivalent to the Company Series A Convertible Preferred Stock Purchase Warrant for which it is being exchanged, which Parent Common Stock Purchase Warrant shall in any event (x) have, and be subject to, the same terms and conditions as the Company Series A Convertible Preferred Stock Purchase Warrant for which it is being exchanged had in effect immediately prior to the effective time of the Merger, including any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions; and (y) be exercisable for twice (2x) the number of shares of Parent Common Stock for which the Company Series A Convertible Preferred Stock Purchase Warrant had been exercisable (for shares of Company Series A Convertible Preferred stock) immediately prior to the effective time of the Merger and at a price per share of Parent Common Stock equal to one half (½) the exercise price per share of Company Series A Convertible Preferred Stock at which the Company Series A Convertible Preferred Stock Purchase Warrant was exercisable immediately prior to the effective time of the Merger, such agreement to be in the form annexed hereto as Exhibit L and made a part hereof (each, a “Series A Convertible Preferred Stock Purchase Warrant Exchange Agreement”);

(12)           the Company and/or its agents, and the Company Principal Stockholder, shall use their good faith best efforts to (i) solicit voting proxies or votes in favor of each of the specified proposals to be presented at the Company Special Meeting from its record stockholders, and (ii) take all other action reasonably necessary to secure the vote of its stockholders required by the DGCL and the Company bylaws to obtain approvals in relation to such proposals;

(13)           the Company Special Meeting shall be held.

(iv)         The information provided by the Company for inclusion in the S-4 Registration Statement shall not, (A) at the time provided, (B) at the time the S-4 Registration Statement is declared effective by the SEC, or (C) at the time the Company Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Company Stockholders, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If, at any time prior to the Effective Time, any event or circumstance relating to the Company and/or its Subsidiaries, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the S-4 Registration Statement so that any of such documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall promptly inform Parent in writing.  All documents that Parent is responsible for filing with the SEC in connection with the Merger or the Transactions shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as appropriate.

(e)           To the extent that the Company duly obtains the requisite approval of its stockholders to the Merger and this Agreement in accordance with the DGCL and its bylaws, each of Parent and the Company shall agree in writing to a specified date for Closing, and:

(i)           At least ten (10) days prior to the Closing Date, and pursuant to the Exchange Act Section 14(f), Parent, with the fullest of cooperation and assistance of the Company applying its reasonable best efforts, shall prepare, file with the SEC, and mail to its stockholders a Schedule 14F;

(ii)           Parent shall cause to be filed with the Delaware Secretary of State the Authorized Stock Increase Amendment and the Parent Stock-Split Amendment;

(iii)           The Company shall cause to be filed with the Delaware Secretary of State the Company Certificate of Designations Amendment;

(iv)           Each of the Company and Parent shall use its reasonable best efforts to cause to be delivered to the other party a letter from their respective independent accountants/auditors dated approximately as of the Closing Date, addressed to the other Party, in form and substance reasonably satisfactory to the other Party and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act;
(v)           The Closing shall occur;

(vi)           at the Effective Time, the 2009 Plan shall be deemed to be adopted by Parent; and

(vii)           At a point to be determined within the exclusive discretion of Parent (following the change of control contemplated by the Merger), Parent (following the change of control contemplated by the Merger) shall cause to be filed with Delaware Secretary of State the Name Change Amendment.

(f)           It is acknowledged that each of the Parent and the Company have made a determination, and agreed, to forego the obtaining of any fairness opinion in relation to the Merger.

7.4          Regulatory Approvals.

(a)           Each of the Company, Parent and Merger Sub shall promptly apply for, and take all reasonably necessary actions to obtain or make, as applicable, all Authorizations, Orders, declarations and filings with, and notices to, any Governmental Authority required to be obtained or made by it for the consummation of the Transactions.  Each Party shall cooperate with and promptly furnish information to the other Parties necessary in connection with any requirements imposed upon such other Parties in connection with the consummation of the Merger.

(b)           Each of the Company and Parent shall give the other reasonable prior notice of any communication with, and any proposed understanding or agreement with, any Governmental Authority regarding any Authorizations, Orders, declarations and filings with, and notices to, any Governmental Authority, and permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed communication, understanding or agreement with any Governmental Authority with respect to the Merger and the Transactions.  Notwithstanding the foregoing, neither the Company nor Parent shall be required to nor any of their respective Affiliates shall have any obligation to contest, administratively or in court, any ruling, order or other action of any Governmental Authority or any other Person respecting the Transactions.

7.5           Public Announcements.  If there is an initial press release relating to this Agreement, it shall be a joint press release the text of which shall have been agreed to in writing in advance by each of Parent and the Company. Thereafter, each of Parent and the Company shall not issue any press release or otherwise make any public statements with respect to this Agreement or any of the Transactions without the prior written consent of the other Party; provided, however, that a Party may, without such consent (but after prior consultation to the extent practicable under the circumstances), issue such press releases and make such public statements and/or disclosures that it reasonably determines are required under applicable Law, including without limitation the Exchange Act, or the rules of the OTCBB or, if applicable, the NASDAQ Capital Market.  Notwithstanding the foregoing, a Party may make public statements in response to questions from the press, analysts and investors and make internal announcements to employees, so long as such statements and announcements are accurate and not misleading, consistent with previous press releases or public statements made jointly by the Company and Parent, and do not contain forward-looking statements of any kind.

7.6           Tax Free Reorganization.  Each of the Company and Parent shall use their reasonable best efforts, and shall cause their respective Subsidiaries to use their reasonable best efforts, to take or cause to be taken any action necessary for the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.  Neither the Company nor Parent shall (and following the Effective Time, Parent shall cause the Surviving Corporation not to) take any action that would cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.  This Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code.

7.7           Affiliates.  Not less than twenty (20) days prior to the date upon which this Agreement is submitted for adoption by Company Stockholders, the Company shall deliver to Parent a letter identifying all Persons who, in the judgment of the Company, may be deemed at the time this Agreement is submitted for adoption by Company Stockholders, “affiliates” of the Company for purposes of Rule 145 under the Securities Act, and such list shall be updated as necessary from time to time to reflect changes from the date thereof.  The Company shall use its reasonable best efforts to cause each Person identified on such list who is not a Dissenting Holder to deliver to Parent an Affiliate Agreement as of the time this Agreement is submitted for adoption by Company Stockholders.

7.8           Consents.  The Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to obtain all Required Company Consents.

7.9           Notification of Certain Matters.   Each of the Company and Parent shall give prompt notice to the other Party of any fact, event or circumstance known to it (a) that individually or taken together with all other facts, events and circumstances known to it, has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or Parent or a Material Adverse Effect on the Company and its Subsidiaries or Parent and its Subsidiaries, in each case taken as a whole, (b) that would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein, (c) that would cause the failure of any condition precedent to its obligations, (d) regarding any consent of a third party that is or may be required in connection with the Merger, (e) relating to any notice or other communication from any Governmental Authority in connection with the Merger, or (f) in respect of any Proceedings commenced relating to it or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.20 or Section 5.9, as applicable; provided, however, that (i) the delivery of any notice pursuant to this Section 7.9 shall not prevent or cure any misrepresentations, breach of warranty or breach of covenant, and (ii) disclosure by the Company or Parent pursuant to this Section 7.9 shall not be deemed to amend or supplement either the Company Disclosure Schedule or the Parent Disclosure Schedule, or constitute an exception to any representation or warranty under this Agreement.

7.10           Conveyance Taxes.  Each of the Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any Taxes which become payable in connection with the Transactions that are required or permitted to be filed on or before the Effective Time.

7.11           Dissenter’s Rights.  Except as otherwise required by applicable Law, neither the Company, the Company Principal Stockholder, nor Parent shall do anything, either directly or indirectly, that is intended to, or would, encourage, or that might otherwise result in, any holder of Dissentable Shares becoming a Dissenting Holder.

7.12           Post-Closing Current Report Filing on Form 8-K.  Within four (4) Business Days of the Closing Date, Parent (following the change of control contemplated by the Merger) shall file with the SEC a current report on Form 8-K regarding consummation of the Merger pursuant to Items 5.01, 5.02, and/or 5.06 of such form (or such other Items as may otherwise be appropriate).

7.13           Post-Closing Establishment of Trading Market; Quotation; Listing.  As soon as practicable following the Closing Date, the Parent (following the change of control contemplated by the Merger) shall use its reasonable best efforts to cause the Parent Common Stock, as a class, to become authorized for quotation, and to be quoted, on the OTCBB, and/or to the extent qualified, to become authorized for listing, and to become listed, on the NASDAQ Capital Market, including, as applicable, the preparation, filing and prosecution of a Form 211 with FINRA in accordance with Rule 15c-211 under the Exchange Act and/or a listing application; provided, however, that it is understood that the actual preparation, filing and prosecution of a Form 211 with FINRA in accordance with Rule 15c-211 under the Exchange Act may only be undertaken by a sponsoring market maker.

7.14         Certain Registration Obligations.

(a)           Within twenty (20) Business Days following the Closing Date, Parent (following the change of control contemplated by the Merger) shall have prepared, and shall file, at its own expense, a registration statement covering the resale of the Registrable Securities on Form S-1 or such other appropriate registration form of the SEC for Parent as of such date as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the registration statement (the “Resale Registration Statement”).  Parent (following the change of control contemplated by the Merger) shall thereafter use its best efforts to cause the Resale Registration Statement to be declared effective by the SEC by the earlier of (i) forty (40) Business Days following the filing date thereof, (ii) five (5) Business Days following the receipt of a “No Review” or similar letter or communication from the SEC, or (iii) one (1) Business Day following the day upon which the SEC shall have determined the Resale Registration Statement eligible to be declared effective.  Anything in this agreement to the contrary notwithstanding, Parent shall pay to the holders of Registrable Securities, pro rata, as liquidated damages and not as a penalty, an amount in cash equal to two thousand five hundred dollars ($2,500) per day for any delays in meeting any of the timeframes under this Section 7.14; provided, however, that, in addition to such liquidated damages, the holders of Registrable Securities shall be entitled to pursue and obtain specific performance or other equitable relief with respect to the registration rights hereunder.

(b)           From and after the date of effectiveness of the Resale Registration Statement, Parent (following the change of control contemplated by the Merger) shall do each the following:

(i)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of the securities which are the subject of such registration statement cease to be Registrable Securities;

(ii)    furnish to each holder of Registrable Securities covered by such Resale Registration Statement such number of conformed copies of such Resale Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities, and such other documents, as such holder of Registrable Securities may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such holder of Registrable Securities;

(iii)     use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such Resale Registration Statement under such other state securities Laws as any holder of Registrable Securities thereof shall reasonably request, to keep such registrations or qualifications in effect for so long as such Resale Registration Statement remains in effect, and take any other action which may be reasonably necessary to enable such holder of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder; provided, however, that Parent shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iii) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(iv)           use its reasonable best efforts to cause all Registrable Securities covered by such Resale Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the holders of Registrable Securities to consummate the disposition of such Registrable Securities;

(v)           furnish to each holder of Registrable Securities a signed counterpart, addressed to such holder of Registrable Securities, and the underwriters, if applicable, of an opinion of counsel for Parent, dated the effective date of such Resale Registration Statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such holder of Registrable Securities, including that the prospectus and any prospectus supplement forming a part of the Resale Registration Statement does not contain an untrue statement of a material fact or omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(vi)           notify the holders of Registrable Securities promptly and confirm such advice in writing promptly after Parent has Knowledge thereof:

(A)           when the Resale Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Resale Registration Statement has been filed, and, with respect to the Resale Registration Statement or any post-effective amendment thereto, when the same has become effective;

(B)           of any request by the SEC for amendments or supplements to the Resale Registration Statement or the prospectus or for additional information;

(C)           of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement or the initiation of any proceedings by any Person for that purpose; and

(D)           of the receipt by Parent of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under any federal or state securities Laws or the initiation or threat of any Proceeding for such purpose.

(vii)          notify each holder of Registrable Securities covered by such Resale Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such holder of Registrable Securities, promptly prepare and furnish to such holder of Registrable Securities a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(viii)       use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Resale Registration Statement at the earliest possible moment;

(ix)      otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to each holder of Registrable Securities, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(x)           enter into such agreements and take such other actions as the holders of Registrable Securities shall reasonably request in writing in order to expedite or facilitate the disposition of the Registrable Securities; and

(xi)           use its reasonable best efforts to list all Registrable Securities covered by such Resale Registration Statement on any national securities exchange on which any of the Registrable Securities are then listed.

(c)           Notwithstanding anything to the contrary contained herein, the obligations of Parent under this Section 7.14 shall only be enforceable by the holders of Registrable Securities if and to the extent that such holders of Registrable Securities individually execute and deliver to Parent after the Effective Time a separate agreement in substantially the form annexed hereto as Exhibit M and made a part hereof (the “Registrable Securities Lock-Up Agreement”).

(d)           This Section 7.14 is intended to be for the benefit of, and shall be enforceable by, the holders of Registrable Securities and their heirs and personal representatives, and shall be binding on Parent and its successors and assigns.  In the event that Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent shall be legally bound to honor the registration obligations set forth in this Section 7.14.

(e)           It is acknowledged by the Company that it is the intention of the Company as of the date hereof to cause to be registered as part of the Resale Registration Statement following the change of control contemplated by the Merger, and in addition to the Registrable Securities, (i) all shares of Parent Common Stock (i) held of record by Affiliates of Parent as of the date of filing of such Resale Registration Statement, and (ii) underlying then outstanding warrants to purchase GCA common stock held of record by affiliates as of the date of filing of the resale registration statement; provided, however, that, to the extent that any limitation on the number of shares of Parent Common Stock that may be registered in the Resale Registration Statement is imposed by the SEC or otherwise, Parent shall (i) first include the Registrable Securities in the resale registration, (ii) next, and only to the extent permitted, include the maximum number of shares of GCA common stock then held by any such affiliates in the resale registration on a pro rata basis (with any remainder to be registered pursuant to subsequently filed registration statements), and (iii) lastly, and only to the extent permitted, include the maximum number of shares of GCA common stock underlying then outstanding warrants then held by any such affiliates in the resale registration on a pro rata basis in proportion to the number of shares for which such holders’ warrants are, in the aggregate, exercisable (with any remainder to be registered pursuant to subsequently filed registration statements).

7.15         Certain Liability & Indemnification.

(a)           With an understanding that all material information regarding the post-merger Parent to be provided in the S-4 Registration Statement furnished to Company Stockholders in connection with the issuance of the Merger Securities is information that, of necessity, shall have originated with, and been provided by, the Company, and provided that the written authorization of the Company in relation to the S-4 Registration Statement shall have been obtained by Parent pursuant to Section 7.2(c), from and after the Effective Time, Parent and the Company Principal Stockholder shall have full and complete direct and primary joint and several liability for any and all amounts for which any officer or director of Parent is otherwise found to be liable in connection with any actions arising, directly or indirectly, out of the offering by Parent of the Merger Securities.

(b)           From and after the Effective Time, Parent and the Company Principal Stockholder, shall, jointly and severally and to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless, and provide advancement of expenses to, each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of Parent (the “Indemnified Parties”) against all Damages, Liabilities or Orders or amounts that are paid in settlement of or in connection with any claim or Proceeding that is based in whole or in part on, or arises in whole or in part out of, the fact that such Person is or was a director, officer or employee of Parent, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including without limitation any matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions, as well as matters arising out of any failures of disclosure in relation to the S-4 Registration Statement) to the same extent such Persons are entitled to be indemnified or have the right to advancement of expenses as of the date of this Agreement by Parent pursuant to its certificate of incorporation, bylaws, and/or any indemnification agreements in effect as of the date hereof.

(c)           This Section 7.15 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their heirs and personal representatives, and shall be binding on Parent, the Company Principal Stockholder, and their respective successors and assigns.  In the event that Parent or the Company Principal Stockholder, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of the Parent or Company Principal Stockholder, as applicable, shall be legally bound to honor the indemnification obligations set forth in this Section 7.15.

7.16         Further Assurances.  Upon the terms and subject to the conditions hereof, each of the Parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required from time to time to carry out the provisions hereof and consummate the Merger and the other Transactions.

ARTICLE VIII

CONDITIONS TO THE MERGER

8.1           Conditions to the Obligations of Each Party to Effect the Merger.  In addition to the other conditions set forth in this Article VIII, the obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a)           the Merger and this Agreement shall have been approved by the affirmative vote of a majority of the shares of Company Common Stock and other Cancelable Securities entitled to vote on the matter at a meeting duly called and at which a quorum is present or represented;

(b)           all Authorizations and Orders of, declarations and filings with, and notices to any Governmental Authority required to permit the consummation of the Merger shall have been obtained or made and shall be in full force and effect;

(c)           no temporary restraining order, preliminary or permanent injunction or other Order prohibiting the consummation of the Merger shall be in effect, and no Law shall have been enacted or shall be deemed applicable to the Merger which makes the consummation of the Merger unlawful;

(d)           the shares of Parent Common Stock and, if applicable, other Merger Securities issuable as part of the Merger in accordance with Section 2.1 of this Agreement, shall have been duly authorized; and

(e)           the S-4 Registration Statement shall have been declared effective under the Securities Act by the SEC, delivered to all required recipients under this Agreement, and shall not be the subject of any stop order or Proceeding seeking a stop order.

8.2          Conditions to the Obligations of Parent and Merger Sub to Effect the Merger.  The obligations of Parent and Merger Sub to consummate the Merger are subject to satisfaction (or waiver by Parent in its sole discretion) on or prior to the Closing Date of the following conditions:

(a)           Company Principal Stockholder shall have delivered an executed Amended & Restated Voting Agreement;

(b)           each of the representations and warranties of the Company set forth in this Agreement that is qualified by a Material Adverse Effect on the Company shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that (i) such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, or (ii) any facts which would otherwise render any such representations or warranties untrue or incorrect as of the Closing Date are the direct or indirect result of obligations arising under or are otherwise contemplated by any one or more provisions of this Agreement;

(c)           each of the representations and warranties of the Company Principal Stockholder set forth in this Agreement that is qualified by a Material Adverse Effect on the Company shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date;

(d)           Parent, at the expense of the Company, shall have procured directors and officers liability insurance coverage in an aggregate amount satisfactory to Parent from a carrier rated A++XV by A.M. Best & Company (or otherwise satisfactory to Parent) which coverage shall specifically include liability arising out of any errors or omissions that shall have occurred in connection with the offering and issuance of the Merger Securities;

(e)           the Company shall have duly approved, by the affirmative vote of a majority of the shares of Company Common Stock and Series A Convertible Preferred Stock, in each case as entitled to vote on the matter, voting together, and a majority of shares of Bixby Series A Convertible Preferred Stock entitled to vote on the matter voting separately as a class, and shall have filed with the Delaware Secretary of State the Company Certificate of Designations Amendment;

(f)           the Company shall have entered into Convertible Debt Securities Exchange Agreements with a number of the holders of Company Convertible Debentures satisfactory to Parent in its exclusive discretion, and performance by the holders of their obligations under such Convertible Debt Securities Exchange Agreements shall have been satisfied;

(g)           the Company shall have entered into Common Stock Purchase Warrant Exchange Agreements with a number of the holders of Company Common Stock Purchase Warrants satisfactory to Parent in its exclusive discretion, and performance by the holders of their obligations under such Common Stock Purchase Warrant Exchange Agreements shall have been satisfied;

(h)           the Company shall have entered into Series A Convertible Preferred Stock Purchase Warrant Exchange Agreements with a number of the holders of Company Series A Convertible Preferred Stock Purchase Warrants satisfactory to Parent in its exclusive discretion, and performance by the holders of their obligations under such Common Stock Purchase Warrant Exchange Agreements shall have been satisfied;

(i)           the Company shall have performed, or complied with, in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and the Company shall have delivered to Parent a certificate signed by the Chief Executive Officer of the Company to such effect;

(j)           there shall not have occurred any event, occurrence or change that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company except where any such event, occurrence or change are the direct or indirect result of obligations arising under or are otherwise contemplated by any one or more provisions of this Agreement;

(k)           each of Parent and Merger Sub shall have received a certificate signed by the Chief Executive Officer of the Company certifying as to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 as of the Closing Date; and

(l)           all actions to be taken by the Company in connection with consummation of the Transactions and all certificates, opinions, instruments, and other documents required to effect the Transactions will be reasonably satisfactory in form and substance to Parent or its counsel.

8.3          Conditions to the Obligations of the Company to Effect the Merger.  The obligation of the Company to consummate the Merger is subject to satisfaction (or waiver by the Company in its sole discretion) on or prior to the Closing Date of the following conditions:

(a)           each of the representations and warranties of Parent set forth in this Agreement that is qualified by a Material Adverse Effect on Parent shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that (i) such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, or (ii) any facts which would otherwise render any such representations or warranties untrue or incorrect as of the Closing Date are the direct or indirect result of obligations arising under or are otherwise contemplated by any one or more provisions of this Agreement;

(b)           the Company shall have obtained the requisite approval of its stockholders to the Merger and this Agreement in accordance with the DGCL and its bylaws;

(c)           the holders of no more than twenty percent (20%) of the Dissentable Shares shall be in a position to perfect their appraisal rights under the DGCL as determined immediately prior to the Effective Time;

(d)           Parent shall have performed, or complied with, in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Parent shall have delivered to the Company a certificate signed by the Chief Executive Officer of Parent to such effect;

(e)           there shall not have occurred any event, occurrence or change that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent except where any such event, occurrence or change are the direct or indirect result of obligations arising under or are otherwise contemplated by any one or more provisions of this Agreement;

(f)           the Company shall have received resignations of each of the officers of Parent, effective, in each case, as of the Effective Time;

(g)           the Company shall have received a certificate signed by the Chief Executive Officer of Parent certifying as to the satisfaction of the conditions set forth in Sections 8.1 and 8.3 as of the Closing Date; and

(h)           all actions to be taken by Parent in connection with consummation of the Transactions and all certificates, opinions, instruments, and other documents required to effect the Transactions will be reasonably satisfactory in form and substance to the Company or its counsel.

(i)           Parent shall have duly authorized and filed the Parent Stock-Split Amendment and shall have outstanding no more shares of capital stock than is permitted in accordance with the Parent Stockholder Holdback.

(j)           Parent shall have duly authorized and filed the Authorized Stock Increase Amendment.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

9.1          Termination.  This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval of this Agreement and the Transactions, as follows:

(a)          by mutual written consent duly authorized by the boards of directors of each of Parent, Merger Sub and the Company;

(b)          by Parent:

(i)           to the extent that the Effective Time shall not have occurred on or before December 31, 2009; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to Parent if Parent’s failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

(ii)           if Parent reasonably concludes that material information regarding the Company and/or its Subsidiaries that it determines to include in the S-4 Registration Statement has been unreasonably withheld by the Company and/or its Subsidiaries;

(iii)           if the Company unreasonably withholds its approval as to the accuracy and completeness of the Form S-4 Registration Statement;

(iv)           if the Company’s independent auditors resign at any time after having been engaged citing a disagreement with management of the Company or any of its officers and/or directors as the reason therefor;

(v)           upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become materially untrue, in either case such that the conditions set forth in Section 8.2(a)-(l) would not be satisfied (a “Terminating Company Breach”); provided, however, that (A) if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts, and (B) if such Terminating Company Breach is the direct or indirect result of obligations arising under or are otherwise reasonably contemplated by any other provision of this Agreement, Parent may not terminate this Agreement under this Section 9.1(b)(v); or

(c)           by the Company:

(i)           if the Company Stockholders shall have failed to duly approve the Merger and this Agreement within a reasonable period following good faith compliance by the Company and the Company Principal Stockholder with all of their obligations under this Agreement, including without limitation Sections 7.3 and 7.11;

(ii)           upon a material breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become materially untrue, in either case such that the conditions set forth in Section 8.3(a)-(j) would not be satisfied (“Terminating Parent Breach”); provided, however, that, (A) if such Terminating Parent Breach is curable by Parent through best efforts and for so long as Parent continues to exercise such best efforts, or (B) if such Terminating Parent Breach is the direct or indirect result of either the fulfillment of, or the failure to fulfill, any obligations of any Party arising under or that are otherwise reasonably contemplated by any other provision of this Agreement, the Company may not terminate this Agreement under this Section 9.1(c)(ii).

9.2           Amendment.  This Agreement may be amended by the Company, Parent and Merger Sub by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time;  provided, however, that, (i) any such amendment is in writing signed by each of the Parties, and (ii) after approval of the matters presented in connection with the Merger by the Company Stockholders, no amendment shall be made which by Law requires further approval by the Company Stockholders without such further approval, including without limitation any amendment which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger.

9.3           Waiver.  At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any obligation or other act of any other Party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.  No failure or delay by any Party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  To the maximum extent permitted by Law, (i) no waiver that may be given by a Party shall be applicable except in the specific instance for which it was given, and (ii) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or the right of the Party giving such notice or demand to take further action without notice or demand.

ARTICLE X

GENERAL PROVISIONS

10.1           Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by FedEx, UPS, USPS, or DHL as established by the sender by evidence obtained from such courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next Business Day; or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications, to be valid, must be addressed as follows:

If to Parent or Merger Sub:

GCA I Acquisition Corp.
115 East 57th Street, Suite 1006
New York, New York    10022
  Att:  Michael M. Membrado, President & CEO

Fax: 646-486-9771

with a copy to:

Certilman, Balin, Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, New York 11554
   Att:  Gavin C. Grusd

Fax:  516-296-7111

If to the Company or Robert Walker:

Bixby Energy Systems, Inc.
6893 139th Lane N.W.
Ramsey, MN 55303
  Att:  Robert Walker, CEO

Fax:  763-428-7903

with a copy to:

Davisson & Associates, PA
4124 Quebec Avenue North, Suite 306
Minneapolis, MN 55427
  Att:  Peder K. Davisson, Esq.

Fax:  763-355-5679

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

10.2           Certain Definitions.  For purposes of this Agreement, the following terms, in their capitalized forms, shall have the correspondingly ascribed meanings:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, Controls, is Controlled By, or is Under Common Control With, such specified Person.

“Applicable Rate” means the corporate base rate of interest publicly announced from time to time by Citibank N.A. plus 2% per annum.

“Authorization” means any authorization, approval, consent, certificate, license, permit or franchise of or from any Governmental Authority or pursuant to any Law.

“Beneficial Owner” with respect to any shares means a Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such Person or any of its Affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its Affiliates or associates or any Person with whom such Person or any of its Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder.

“Benefit Plan” means any “employee benefit plan” as defined in 3(3) of ERISA, including any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan (as defined in ERISA Section 3(2)), (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan (as defined in ERISA Section 3(37)), (d) Employee Welfare Benefit Plan (as defined in ERISA Section 3(1)) or material fringe benefit plan or program, or (e) stock purchase, stock option, severance pay, employment, change-in-control, vacation pay, company awards, salary continuation, sick leave, excess benefit, bonus or other incentive compensation, life insurance, or other employee benefit plan, contract, program, policy or other arrangement, whether or not subject to ERISA.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day other than Saturday, Sunday or other day on which banks located in New York City are required or authorized by Law to close.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

“Company ERISA Affiliate” means any entity which is a member of a “controlled group of corporations” with, under “common control” with or a member of an “affiliated services group” with, the Company or any of its Subsidiaries, as defined in Section 414(b), (c), (m) or (o) of the Code.

“Contaminant” means, in relation to any Software, any virus or other intentionally created, undocumented contaminant.

“Contract” means any agreement, contract, license, lease, commitment, arrangement or understanding, written or oral, including any sales order and purchase order.

“Control” (including the terms “Controlled By” and “Under Common Control  With”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise.

“Copyrights” means registered and unregistered copyrights in both published and unpublished works.

“Damages” means all Proceedings, demands, claims, assessments, losses, damages, costs, expenses, Liabilities, obligations, injunctions, judgments, Orders, decrees, rulings, awards, fines, sanctions, penalties, charges, Taxes and amounts paid in settlement, including, without limitation, (i) interest on cash disbursements in respect of any of the foregoing at the Applicable Rate, compounded quarterly, from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof, and (ii) reasonable costs, fees and expenses of attorneys, accountants and other agents of the relevant Person.

“Disabling Codes” means, with respect to any Software, any disabling codes or related instructions.

“Environment” means all air, surface water, groundwater, land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

“Environmental Action” means any Proceeding brought or threatened under any Environmental Law or otherwise asserting the incurrence of Environmental Liabilities.

“Environmental Clean-Up Site” means any location which is listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state or foreign list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened Proceeding related to or arising from any alleged violation of any Environmental Law, or at which there has been a threatened or actual Release of a Hazardous Substance.

“Environmental Laws” means any and all applicable Laws and Authorizations issued, promulgated or entered into by any Governmental Authority relating to the Environment, worker health and safety, preservation or reclamation of natural resources, or to the management, handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, Release or threatened Release of or exposure to Hazardous Substances, whether now existing or subsequently amended or enacted, including but not limited to: CERCLA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. Section 136 et seq.; RCRA; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and any similar or implementing state or local Law, and any non-U.S. Laws and regulations of similar import, and all amendments or regulations promulgated thereunder; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to Hazardous Substances.

“Environmental Liabilities” means, with respect to any party, Liabilities arising out of (A) the ownership or operation of the business of such party or any of its Subsidiaries, or (B) the ownership, operation or condition of the Real Property or any other real property currently or formerly owned, operated or leased by such party or any of its Subsidiaries, in each case to the extent based upon or arising out of (i) Environmental Law, (ii) a failure to obtain, maintain or comply with any Environmental Permit, (iii) a Release of any Hazardous Substance, or (iv) the use, generation, storage, transportation, treatment, sale or other off-site disposal of Hazardous Substances.

“Environmental Permit” means any Authorization under Environmental Law, and includes any and all Orders issued or entered into by a Governmental Authority under Environmental Law.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means U.S. Generally Accepted Accounting Principles.

“Governmental Authority” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, local, or municipal government, foreign, international, multinational or other government, including any department, commission, board, agency, bureau, subdivision, instrumentality, official or other regulatory, administrative or judicial authority thereof, and any non-governmental regulatory body to the extent that the rules and regulations or orders of such body have the force of Law.

“Hazardous Substances” means all explosive or regulated radioactive materials or substances, hazardous or toxic materials, wastes or chemicals, petroleum and petroleum products (including crude oil or any fraction thereof), asbestos or asbestos containing materials, and all other materials, chemicals or substances which are regulated by, form the basis of liability or are defined as hazardous, extremely hazardous, toxic or words of similar import, under any Environmental Law, including materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous pursuant to Section 101(14) of CERCLA.

“Indebtedness” means any of the following: (a) any indebtedness for borrowed money, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current Liabilities arising in the Ordinary Course of Business, (d) any obligations as lessee under capitalized leases, (e) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property, (f) any obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities, and (g) any guaranty of any of the foregoing.

“Intellectual Property” means: (i) Proprietary Information; (ii) trademarks and service marks (whether or not registered), trade names, logos, trade dress and other proprietary indicia and all goodwill associated therewith; (iii) documentation, advertising copy, marketing materials, web-sites, specifications, mask works, drawings, graphics, databases, recordings and other works of authorship, whether or not protected by Copyright; (iv) Software; and (v) Intellectual Property Rights, including all Patents, Copyrights, Marks, trade secret rights, mask works, moral rights or other literary property or authors rights, and all applications, registrations, issuances, divisions, continuations, renewals, reissuances and extensions of the foregoing.

“Intellectual Property Rights” means all forms of legal rights and protections that may be obtained for, or may pertain to, any Intellectual Property in any country of the world.

“Knowledge” of a given party (or any similar phrase) means, with respect to any fact or matter, the actual knowledge of the directors and executive officers of such party and each of its Subsidiaries, together with such knowledge that such directors, executive officers and other employees could be expected to discover after due investigation concerning the existence of the fact or matter in question.

“Law” means any statute, law (including common law), constitution, treaty, ordinance, code, order, decree, judgment, rule, regulation and any other binding requirement or determination of any Governmental Authority.

“Liability” or “Liabilities” means any liability, Indebtedness or obligation of any kind, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether secured or unsecured, whether joint or several, whether due or to become due, whether vested or unvested, including any liability for Taxes.

“Liens” means any liens, claims, charges, security interests, mortgages, pledges, easements, conditional sale or other title retention agreements, defects in title, covenants or other restrictions of any kind, including, any restrictions on the use, voting, transfer or other attributes of ownership.

“Marks” means trademarks, service marks and other proprietary indicia (whether or not registered).

“Material Adverse Effect” means, with respect to any Person, any state of facts, development, event, circumstance, condition, occurrence or effect that, individually or taken collectively with all other preceding facts, developments, events, circumstances, conditions, occurrences or effects (a) is materially adverse to the condition (financial or otherwise), business, operations or results of operations of such Person, (b) impairs the ability of such Person to perform its obligations under this Agreement, or (c) delays the consummation of the Merger.

“Operative Agreements” means, collectively, this Agreement, the Amended & Restated Voting Agreement, any Affiliate Agreements, any Convertible Debt Securities Exchange Agreements, any Common Stock Purchase Warrant Exchange Agreements, and any Series A Convertible Preferred Stock Purchase Warrant Exchange Agreements.

“Order” means any award, injunction, judgment, decree, stay, order, ruling, subpoena or verdict, or other decision entered, issued or rendered by any Governmental Authority.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“OTCBB” means the Over-The-Counter Bulletin Board, operated by NASDAQ.

“Patents” means letters patent, patent applications, provisional patents, design patents, PCT filings, invention disclosures and other rights to inventions or designs.

“PCAOB” means the Public Company Accounting Oversight Board.

“PCBs” means polychlorinated biphenyls.

“Permitted Liens” means, with respect to any party, (i) Liens for current real or personal property taxes not yet due and payable and with respect to which such party maintains adequate reserves, (ii) workers’, carriers’ and mechanics’ or other like Liens incurred in the Ordinary Course of Business with respect to which payment is not due and that do not impair the conduct of such party’s or any of its Subsidiaries’ business in any material respect or the present or proposed use of the affected property and (iii) Liens that are immaterial in character, amount, and extent and which do not detract from the value or interfere with the present or proposed use of the properties they affect.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, Governmental Authority, a person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), or any political subdivision, agency or instrumentality of a Governmental Authority, or any other entity or body.

“Proceeding” or “Proceedings” means any actions, suits, claims, hearings, arbitrations, mediations, Proceedings (public or private) or governmental investigations that have been brought by any governmental authority or any other Person.

“Proprietary Information” means, collectively, inventions (whether or not patentable), trade secrets, technical data, databases, customer lists, designs, tools, methods, processes, technology, ideas, know-how, source code, product road maps and other proprietary information and materials.

“Public Software” means any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free Software, open source Software or similar licensing or distribution models, including Software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU’s General Public License or Lesser/Library GPL; (ii) Mozilla Public License; (iii) Netscape Public License; (iv) Sun Community Source/ Industry Standard License; (v) BSD License; and (vi) Apache License.

“RCRA” means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Substances into the Environment.

“Registrable Securities” means the shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time; provided, however, that, as to any particular Registrable Securities, such securities will cease to be Registrable Securities when (a) they have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) they are or may be freely traded without registration pursuant to Rule 144 under the Securities Act (or any similar provisions that are then in effect), or (c) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by Parent and Parent shall not have “stop transfer” instructions imposed against them.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Software” means, collectively, computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, design documents, flow-charts, user manuals and training materials relating thereto and any translations thereof.

“Subsidiary” or “Subsidiaries” means, with respect to any party, any Person, of which (a) such party or any subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such Person is directly or indirectly owned or controlled by such party and/or by any one or more of its subsidiaries.

“Systems” means, in relation to any Person, any of the hardware, software, databases or embedded control systems thereof.

“Tax” or “Taxes” means any means any and all federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental (including taxes under Code §59A), profits, windfall profits, transaction, license, lease, service, service use, occupation, severance, energy, unemployment, social security, workers’ compensation, capital, premium, and other taxes, assessments, customs, duties, fees, levies, or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax, or additional amounts with respect thereto.

“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means any Governmental Authority having jurisdiction with respect to any Tax.

“Trading Day” means any day on which the NASDAQ Stock Market is open for trading.

“$” means United States dollars.

10.3         Index of Other Defined Terms.  In addition to those terms defined above, the following terms, in their capitalized forms, shall have the respective meanings given thereto in the sections indicated below:

Defined Term	Section

“2009 Plan”	7.3(b)
“Affiliate Agreement”	2.2(j)
“Agreement”	Preamble
“Amended & Restated Voting Agreement”	Recitals
“Authorized Stock Increase Amendment”	7.3(b)
“Bixby Option Plan”	2.1(a)(vi)
“Cancelable Common Share”	2.1(a)(i)

“Cancelable Company Common Stock Purchase Warrant”	2.2(a)
“Cancelable Company Convertible Debenture”	2.2(a)
“Cancelable Company Series A Convertible Preferred Stock
Purchase Warrant”	2.2(a)
“Cancelable Securities”	2.2(a)
“Cancelable Series A Convertible Preferred Share”	2.1(a)(ii)
“Cancelable Series A Convertible Preferred Stock”	2.1(a)(ii)
“Certificate of Merger”	1.1
“Closing”	1.2
“Closing Date”	1.2
“Code”	Recitals
“Common Stock Purchase Warrant Exchange Agreement”	7.3(d)(iii)(10)
“Company”	Preamble
“Company Benefit Plan”	4.21(a)
“Company Certificate of Designations Amendment”	7.3(b)
“Company Common Stock”	2.1(a)(i)
“Company Common Stock Purchase Warrant”	2.1(a)(iv)
“Company Convertible Debenture”	2.1(a)(iii)
“Company Series A Convertible Preferred Purchase Warrant”	2.1(a)(v)
“Company Disclosure Schedule”	Art. IV Intro
“Company Foreign Plans”	4.21(r)
“Company In-Bound Licenses”	4.18(b)
“Company Intellectual Property”	4.18(e)
“Company Lease”	4.17(c)
“Company-Leased Real Property”	4.17(a)
“Company Material Contracts”	4.19(b)
“Company Minor Contracts”	4.19(e)
“Company Out-Bound Licenses”	4.18(c)
“Company-Owned Intellectual Property”	4.18(a)
“Company-Owned Real Property”	4.17(a)
“Company-Owned Software”	4.18(m)(i)
“Company Pension Plan”	4.21(b)
“Company Permits”	4.7
“Company Principal Stockholder”	Preamble
“Company Proxy Statement”	7.3(b)
“Company Receivables”	4.9
“Company Registered Intellectual Property”	4.18(f)
“Company Series A Convertible Preferred Stock”	2.1(a)(ii)
“Company Series A Convertible Preferred Stock Purchase Warrant”	2.1(a)(v)
“Company Special Meeting”	7.3(b)
“Company Stockholder”	2.1
“Company Stock Option”	2.1(a)(vi)
“Constituent Corporations”	1.1
“Convertible Debt Securities Exchange Agreement”	7.3(d)(iii)(9)
“Delaware Secretary of State”	1.2
“DGCL”	Recitals
“Dissentable Shares”	2.3(a)

“Dissenting Holder”	2.3(a)
“Dissenting Shares”	2.3(a)
“Effective Time”	1.2
“Exchange Agent”	2.2(a)
“Exchange Fund”	2.2(a)
“Exchange Ratio”	2.1(a)(i)
“Indemnified Parties”	7.15(b)
“Listing Date”	2.2(i)1)
“Merger”	1.1
“Merger Securities”	2.2(a)
“Merger Sub”	Preamble
“Merger Sub Common Stock”	2.1(a)(vii)
“Merger Sub Preferred Stock”	5.4(b)
“Most Recent Company Balance Sheet”	4.8(a)
“Most Recent Company Cash Flow Statement”	4.8(a)
“Most Recent Company Financial Statements”	4.8(a)
“Most Recent Company Income Statement”	4.8(a)
“Most Recent Company Statement of Stockholders’ Equity”	4.8(a)
“Name Change Amendment”	7.3(b)
“Original Merger Agreement”	Recitals
“Parent”	Preamble
“Parent Common Stock”	Recitals
“Parent Common Stock Purchase Warrants”	2.2(a)
“Parent Consent Actions”	7.3(b)
“Parent Convertible Debt Securities”	2.2(a)
“Parent Disclosure Schedule”	Art. V Intro
“Parent Preferred Stock”	5.4(a)
“Parent Representatives	7.3(c)
“Parent Stockholders”	7.2
“Parent Stock-Split”	7.2
“Parent Stock-Split Amendment”	7.3(b)
“Parent SEC Reports”	5.7(a)
“Parent Stockholder Holdback”	7.2
“Parent Preexisting Stock Option”	2.1(a)(vii)
“Parent Preexisting Warrant”	2.1(a)(vii)
“Parent Written Consent”	7.3(d)(iii)(2)
“Party” / “Parties”	Preamble
“Registrable Securities Lock-Up Agreement”	7.14(c)
“Required Company Consents”	4.6(a)
“Replacement Option”	2.1(a)(x)
“Resale Registration Statement”	7.14(a)
“S-4/Merger Proxy Statement”	7.3(b)
“S-4 Registration Statement”	5.6(b)
“Series A Convertible Preferred Stock Purchase
Warrant Exchange Agreement”	7.3(d)(iii)(11)
“Surviving Corporation”	1.1
“Terminating Parent Breach”	9.1(c)(ii)

“Terminating Company Breach”	9.1(b)(v)
“Transactions”	Recitals
“WARN Act”	4.22(d)

10.4         Interpretation.

(a)           The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires.  Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(b)           The terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)           When a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or Schedule, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified.

(d)           The word “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified.

(e)           A reference to any Party to this Agreement or any other agreement or document shall include such Party’s predecessors, successors and permitted assigns.

(f)           Reference to any Law means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder.

(g)           The Parties have participated jointly in the negotiation and drafting of this Agreement.  Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

(h)           All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP.

10.5         Survival.  The representations and warranties and covenants and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time, except that the covenants and agreements set forth in Articles I, II, VII and this Article X, in each case as they relate to any post-Closing matters, and including without limitation any provisions for the benefit of third parties, shall survive the Effective Time.

10.6         Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party.  Upon a determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

10.7         Assignment; Binding Effect; Benefit.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties; provided, however, that Parent or Merger Sub may assign any of their respective rights and obligations to any direct or indirect Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective executors, heirs, personal representatives successors and assigns.  Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article II, and Sections 7.14 and 7.15, which are intended to benefit and be enforceable by third parties as specifically set forth therein, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties or their respective successors and assigns any rights, remedies, obligations or Liabilities under or by reason of this Agreement.

10.8         Fees and Expenses.  All fees and expenses incurred in connection with the Merger, the other Transactions, and this Agreement shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated; provided, however, that:

(a)           As and when requested by Parent, the Company shall pay the reasonable legal, accounting, independent auditing, and EDGARization service fees and expenses of Parent in connection with the preparation and filing of any and all required reports to be filed under the Exchange Act from and after the date of this Agreement through the earlier of (i) four (4) Business Days following the Effective Time, or (ii) the time at which this Agreement shall have been terminated, if at all, in accordance with Article IX hereof; provided, however, that any amounts owed as of Closing hereunder shall be paid directly to the vendors of Parent as directed by Parent no later than Closing;

(b)           As and when requested by Parent, the Company shall pay the reasonable legal, accounting, independent auditing, and EDGARization/printing service fees and expenses of Parent in connection with the Merger and the preparation, filing and dissemination of the S-4/Merger Proxy Statement and all related federal and state securities Law compliance associated with the Merger; provided, however, that any amounts owed as of Closing hereunder shall be paid directly to the vendors of Parent as directed by Parent no later than Closing; and

(c)           Parent shall be free at all times to select the professional service firms that it utilizes in respect of 10.8 (a) and (b) above in its exclusive discretion, and, without limiting the foregoing, it is acknowledged that Parent may utilize the services of M.M. Membrado, PLLC as legal counsel for certain aspects of the legal work involved in this process (at a rate of $400/hr.) and may use other law firms for other aspects (at rates that may be comparable or higher).

10.9          Incorporation of Schedules.  The Company Disclosure Schedule and the Parent Disclosure Schedule referred to herein and signed for identification by the Parties hereto are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

10.10        Specific Performance.  The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity.

10.11        Governing Law.  This Agreement and the Exhibits and Schedules hereto shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

10.12        Consent to Jurisdiction; Waiver of Jury Trial.  Each Party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any Proceeding arising out of this Agreement or any of the Transactions.  Each Party agrees to commence any such Proceeding either in the United States District Court for the Southern District of New York or if such Proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division). Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any Proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 10.12.  Each Party irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Agreement or any of the Transactions in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

10.13        Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

10.14        Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10.15        Entire Agreement.  This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the Parties with respect thereto, including without limitation the Original Merger Agreement.  Except as otherwise provided herein, no addition to or modification of any provision of this Agreement shall be binding upon any Party hereto unless made in writing and signed by all Parties hereto.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused this Agreement to be executed by the respective officers thereunto duly authorized, in each case as of the date first written above.

“PARENT”
GCA I ACQUISITION CORP.

By:
Name:	Michael M. Membrado
Title:	President & Chief Executive Officer

“MERGER SUB”
BIXBY ENERGY ACQUISITION CORP.

By:
Name:	Michael M. Membrado
Title:	President & Chief Executive Officer

“COMPANY”
BIXBY ENERGY SYSTEMS, INC.

By:
Name:	Robert A. Walker
Title:	President & Chief Executive Officer

Robert A. Walker, personally

EXHIBITS

Exhibit A	Certificate of Incorporation – Parent
Exhibit B	Bylaws – Parent
Exhibit C	Certificate of Incorporation – Merger Sub
Exhibit D	Bylaws – Merger Sub
Exhibit E	Certificate of Incorporation – Company
Exhibit F	Bylaws – Company
Exhibit G	Form of Amended & Restated Voting Agreement
Exhibit H	Form of Certificate of Merger
Exhibit I	Form of Affiliate Agreement
Exhibit J	Form of Convertible Debt Securites Exchange Agreement
Exhibit K	Form of Common Stock Purchase Warrant Exchange Agreement
Exhibit L	Form of Series A Convertible Preferred Stock Purchase Warrant Exchange Agreement
Exhibit M	Form of Registrable Securities Lock-Up Agreement

EXHIBIT A

ARTICLES OF INCORPORATION – PARENT

EXHIBIT B

BYLAWS – PARENT

EXHIBIT C

ARTICLES OF INCORPORATION – MERGER SUB
EXHIBIT C

CERTIFICATE OF INCORPORATION

OF

BIXBY ENERGY ACQUISITION CORP.

(Pursuant to Section 102 of the Delaware General Corporation Law)

1. The name of the corporation is Bixby Energy Acquisition Corp. (the “Corporation”).

2. The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904, County of Kent.  The name of its registered agent at such address is the National Registered Agents, Inc..

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

4. The Corporation is to have perpetual existence.

5. The total number of shares of capital stock which the Corporation shall have authority to issue is: two million (2,000,000). These shares shall be divided into two classes with 1,000,000 shares designated as common stock at $.0001 par value (the “Common Stock”) and 1,000,000 shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).

The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

6.   The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation.

7.   No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this Article 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

8.   The Corporation shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Corporation the power to indemnify.

9. The name and mailing address of the incorporator is Michael M. Membrado, c/o M.M. Membrado, PLLC, 115 East 57th Street, Tenth Floor, New York, New York 10022.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 23rd day of April, 2008.

Michael M. Membrado, Incorporator

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EXHIBIT D

BYLAWS – MERGER SUB

EXHIBIT D

BY-LAWS

OF

BIXBY ENERGY ACQUISITION CORP.
~ A Delaware corporation ~

ARTICLE I

STOCKHOLDERS

Section 1.   Certificates Representing Stock.  (a) Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation.  Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

(b)   Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law.  Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

(c)   The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

Section 2.   Uncertificated Shares.  Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

Section 3.   Fractional Share Interests.  The corporation may, but shall not be required to, issue fractions of a share.  If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share.  A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation.  The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

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Section 4.   Stock Transfers.  Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

Section 5.   Record Date For Stockholders.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meeting of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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Section 6.   Meaning of Certain Terms.  As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

Section 7.   Stockholder Meetings .

Time.  The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.  A special meeting shall be held on the date and at the time fixed by the directors.

Place.  Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix.  Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

Call.  Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

Notice or Waiver of Notice.  Written notice of all meetings shall be given, stating the place, date, hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined.  The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes.  The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law.  Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation.  Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting.  Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, not the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

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Stockholder List.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

Conduct of Meeting.  Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting-the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders.  The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

Proxy Representation.  Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact.  No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that is irrevocable and, if, and only as long as it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

Inspectors.  The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If any inspector or inspectors are not appointed, the person presiding at the meeting may, but need not appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  Upon request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them.  Except as otherwise required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the corporation.

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Quorum.  The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business.  The stockholders presents may adjourn the meeting despite the absence of a quorum.

Voting.  Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

Section 8.   Stockholder Action Without Meetings.  Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

ARTICLE II

DIRECTORS

Section 1.   Functions and Definition.  The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation.  The Board of Directors shall have the authority to fix the compensation of the members thereof.  The use of the phrase “whole board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

Section 2.   Qualifications and Number.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.  The initial Board of Directors shall consist of one (1) person.  Thereafter, the number of directors may be increased or decreased from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be one (1).

Section 3.   Election and Term.  The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  Any director may resign at any time upon written notice to the corporation.  Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting resignation or removal.  Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

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            Section 4.   MEETINGS.

TIME.  Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

PLACE.  Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

CALL.  No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be required for regular meetings for which the time and place have been fixed.  Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

QUORUM AND ACTION.  A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place.  Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.  The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of the directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

CHAIRMAN OF THE MEETING.  The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

Section 5.   REMOVAL OF DIRECTORS.  Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

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Section 6.   COMMITTEES .. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 7.   WRITTEN ACTION.  Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 8.   BOARD OF ADVISORS.   The Board of Directors, in its discretion, may establish a Board of Advisors, consisting of individuals who may or may not be stockholders or directors of the Corporation.  The purpose of the Board of Advisors would be to advise the officers and directors of the Corporation with respect to such matters as such officers and directors shall choose, and any other matters which the members of such Board of Advisors deem appropriate in furtherance of the best interest of the Corporation.  The Board of Advisors shall meet on such basis as the members thereof may determine.   The Board of Directors may eliminate the Board of Advisors at any time.  No member of the Board of Advisors, nor the Board of Advisors itself, shall have any authority of the Board of Directors or any decision-making power and shall be merely advisory in nature.  Unless the Board of Directors determines another method of appointment, the President shall recommend possible members of the Board of Advisors to the Board of Directors, who shall approve such appointments or reject them.

ARTICLE III

OFFICERS

The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such title as the resolution of the Board of Directors choosing them shall designate.  Except as may otherwise be provided in the resolution of the Board of Directors choosing him, no officer other than the Chairman or Vice-Chairman of the Board, if any, need be a director.  Any number of offices may be held by the same person, as the directors may determine.

Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith.  The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to him. Any officer may be removed, with or without cause, by the Board of Directors.  Any vacancy in any office may be filled by the Board of Directors.

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ARTICLE IV

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE V

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VI

AMENDMENT

           These Bylaws may be adopted, amended or repealed at any time by the unanimous written consent of the Board of Directors.

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EXHIBIT E

ARTICLES OF INCORPORATION – COMPANY

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/01/2002
020208024 - 3509576

CERTIFICATE OF INCORPORATION
OF
BIXBY ENERGY SYSTEMS, INC.

The undersigned, for the purpose of organizing a corporation to conduct business and promote the purpose hereinafter stated under the provisions of and subject to the requirements of the General Corporation law of the State of Delaware hereby certifies that:

FIRST

SECOND

The address of the registered office of the Company in the State of Delaware is: 9 East Loockerman Street, Dover, DE 19901, and the name of the registered agent to the Company in the State of Delaware at such address is National Registered Agents, Inc. County of Kent.

THIRD

FOURTH

The aggregate number of shares of stock which the Company shall have the authority to issue is twenty million (20,000,000) shares, consisting of nineteen million (19,000,000) shares of common stock, $0.001 par value (the "Common Stock"), and one million (1,000,000) shares of preferred stock, $0.001 par value (the "Preferred Stock"). The Board of Directors is authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and fix the rights and preferences of each such class of Preferred Stock shall have such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each holder of Common Stock shall be entitled to one vote for each share held.

FIFTH

The name and address of the incorporator is Robert A. Walker, 9000 159th Lane NW, Ramsey, Minnesota 55303.

SIXTH

The Company shall be managed by the Board of Directors, which shall exercise all power under the laws of the State of Delaware, including, without limitation, the power to make, alter, or repeal the Company's Bylaws.

SEVENTH

Any action required or permitted to be taken at a meeting of the Board of Directors of the Company may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors are present.

EIGHTH

The number of directors of the Company shall be fixed from time to time by its shareholders and may be increased or decreased as they shall determine.

NINTH

The Company shall indemnify to the fullest extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil, criminal, or otherwise) by reason of the fact that he is or was a director or officer of the Company, or by reason of the fact that such director or officer, at the request of the Company, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law.

TENTH

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate hereby declaring and certifying that this is my act and deed, and the facts herein stated are true and, accordingly, have hereunto set my hand this 27th day of March, 2002.

Robert A. Walker, Incorporator

MAR-29-2004 15:04 TEMPS-PRINTING P.02/10

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:20 PM 03/29/2004
FILED 04:20 PM 03/29/2004
SRV 040230708 - 3509576 FILE

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF BIXBY ENERGY SYSTEMS, INC.

Bixby Energy Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Bixby Energy Systems, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

FOURTH

The aggregate number of shares of stock which the Company shall have the authority to issue is fifty five million (55,000,000) shares, consisting of fifty million (50,000,000) shares of common stock, $0.001 par value (the "Common Stock"), and five million (5,000,000) shares of preferred stock, $0.001 par value (the "Preferred Stock"). The Board of Directors is authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and fix the rights and preferences of each such class of Preferred Stock; which class or series shall have such voting powers (full or limited or no voting powers), such preferences, relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each holder of Common Stock shall be entitled to one vote for each share held.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at

MAR-29-2004 15:04 TEMPS-PRINTING P.03/10

which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, Bixby Energy Systems, Inc. has caused this certificate to be signed by Peder K. Davisson, an Authorized Officer, this 11th day of March, 2004.

By: ____________________
Peder K. Davisson

Its: Secretary

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State of Delaware
Secretary of State
Division of Corporations
Delivered 04:20 PM 03/29/2004
FILED 04:20 PM 03/29/2004
SRV 040230706 - 3509576 FILE

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK OF BIXBY ENERGY SYSTEMS, INC.

BIXBY ENERGY SYSTEMS, INC., (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting of the Board of Directors duly held on February 24, 2004, adopted resolutions providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of one million one hundred thousand (1,100,000) shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") of the Company, as follows:

Approval of Designation and Issuance of Series A Convertible Preferred Stock

RESOLVED, That pursuant to the authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company, at a meeting thereof duly held on February 24, 2004, thereby created and authorized the issuance of a series of shares of preferred stock, par value $0.001 per share, of the Company, such shares to be called "Series A Convertible Preferred Stock."

RESOLVED FURTHER, That the aggregate number of shares the Series A Convertible Preferred Stock available for issuance shall be 1,100,000 shares with a stated value of $1.00 per share (the "Stated Value").

RESOLVED FURTHER, That the Board of Directors of the Company hereby establishes the voting right, liquidation preference, conversion right and other such rights and preferences, privileges and restrictions as set forth herein. All rights not specifically set forth below are reserved by the Company.

Rights, Preferences and Restrictions of the Series A Convertible Preferred Stock (the "Preferred Stock"). The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below.

1. Liquidation, Dissolution, Winding-Up.

(a) Beginning on December 31, 2006, at 5:00 p.m. Central Standard Time, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of the Preferred Stock shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings, available for

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distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of the common stock or holders of shares of other classes or series of capital stock of the Company, an amount equal to the Stated Value per share of the Preferred Stock outstanding, provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of the Preferred Stock, then each holder of shares of the Preferred Stock shall receive a percentage of the Preferred Funds equal to said holder's percentage ownership of outstanding Preferred Stock. The holders of the Preferred Stock shall be entitled to participate on an "as converted" basis with the holders of common stock in all distributions after distribution of the Stated Value per share to the holders of the Preferred Stock.

(b) Preferred Rank. The consolidation or merger of the Company with or into any other corporation or corporations, and the sale or transfer by the Company of its assets, shall not, for the purposes hereof, be deemed to be a liquidation, dissolution or winding-up of the Company. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Stock shall maintain their relative powers, designations and preferences provided for herein.

2. Conversion of Preferred Stock.

(a) Conversion in General. Each share of the Preferred Stock shall automatically convert into fully paid non-assessable shares of the Company's Common Stock upon the following terms and conditions.

(b) Timing of Conversion. The holders of the Preferred Stock shall have the right to convert beginning at the earlier of the following: (i) at any time after the effective date of the Company's registration statement under the Securities Act of 1933, as amended, or ii) beginning on December 31, 2006, at 5:00 p.m. Central Standard Time.

(c) Conversion Ratio. Each share of the Preferred Stock shall be convertible into two (2) shares of the Company's fully paid non-assessable Common Stock (the "Conversion Ratio") (subject to adjustment as described in Section 2(e), below).

(d) Receipt of Common Shares Upon Conversion. Before any holder of Preferred Stock shall be issued shares of Common Stock upon conversion, the holders shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or at its transfer agent for the Preferred Stock. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the effective date of the registration statement, as described in Section 2(b) above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

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(e) Adjustments to Conversion Ratio. In the event that the Company should fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by the holder for such shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Ratio shall be appropriately increased so that the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents. Similarly, in the event that the Company should effectuate of a reverse split or recapitalization of the outstanding shares of Common Stock then, as of effective date of such reverse split or recapitalization, the applicable Conversion Ratio shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding and those issuable with respect to Common Stock Equivalents.

(f) Notice of Adjustment. Upon the occurrence of each event which would cause adjustment or readjustment of the Preferred Stock pursuant to this Section 2, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request, furnish or cause to be furnished to the holders of Preferred Stock a like certificate setting forth (i) such adjustment or readjustment; (ii) the relevant Conversion Ratio; and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

(g) Reservation of Stock Issuable Upon Conversion. Upon approval of the shareholders at a special meeting thereof to be held on March 10, 2004, of an amendment to the Company's Certificate of Incorporation authorizing the issuance of an additional thirty one million (31,000,000) shares of Common Stock, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effectuating the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of

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Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in its best efforts to obtain the requisite shareholder approval of any necessary amendment to its certificate of incorporation.

3. No Fractional Shares. No fractional shares shall be issued upon the conversion of shares of Preferred Stock and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share.

4. Voting Rights. The holders of the Preferred Stock shall have no voting rights until January 1, 2007, except as required by applicable laws and regulations. On and after January 1, 2007, the holders of the Preferred Stock shall be entitled to vote "as if converted" to Common Stock.

5. Transfer Restrictions.

(a) Definition of Transfer. For purposes of this Section 5 "Transfer" shall mean any proposed, claimed or asserted voluntary or involuntary disposition of any shares of Preferred Stock, other than a Permitted Transfer, by any Shareholder or by such Shareholder's agent, executor, administrator, trustee, receiver or other legal representative in any manner whatsoever including, but not limited to, the following: disposition by gift, sale, exchange or devise, pledge, mortgage, assignment, grant of a security interest or other encumbrance, attachment, levy of execution or seizure by creditor whether or not by judicial process, or assignment for the benefit of creditors ("Permitted Transfers").

(b) Permitted Transfers. Except for "Permitted Transfers," described below, no holder of shares of the Preferred Stock or such holder's respective agent, executor, administrator, trustee, receiver or other legal representative shall at any time Transfer shares of such Preferred Stock except in accordance with the provisions of Section 5 hereof, any attempt to do so will be null and void ab initio. Shares of the Company's Preferred Stock are transferable upon the following terms and Conditions:

(A) (i) an effective registration statement of the Company under the Securities Act of 1933, as amended (the "Securities Act") and required registration under applicable state securities laws, or (ii) receipt by the Company and its counsel of an opinion of counsel satisfactory to the Company that such Transfer is exempt from registration under the Act and under the applicable state securities laws and that, in the opinion of the Company's counsel such transfer would not present a reasonable likelihood of preventing the Company from qualifying for the exemption from registration provided by Rule 12g-1 promulgated under the Securities Exchange Act of 1934, as amended; or

(B) pursuant to distribution by an executor, administrator or trustee; passage under any judicial order or legal process in law or equity, including passage

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by reason of descent and distribution, dissolution of marriage, bankruptcy, legal incapacity or insanity; or transfer to a receiver for the administration of property of a holder.

(c) Restrictive Legends. The certificates evidencing the Preferred Stock shall bear a legend in the form substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK OF THE COMPANY ISSUABLE UPON CONVERSION ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS MORE FULLY SET FORTH IN THE DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK DATED FEBRUARY 24, 2004, A COPY OF WHICH IS AVAILABLE AT THE COMPANY'S PRINCIPLE EXECUTIVE OFFICES, A SUBSCRIPTION AND INVESTMENT REPRESENTATION AGREEMENT BETWEEN THE SUBSCRIBER AND THE COMPANY (THE TERMS AND CONDITIONS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE), AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS, OR RECEIPT BY THE COMPANY AND ITS COUNSEL OF AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS AND THAT, IN THE OPINION OF THE COMPANY'S COUNSEL SUCH TRANSFER WOULD NOT PRESENT A REASONABLE LIKELIHOOD OF PREVENTING THE COMPANY FROM QUALIFYING FOR THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 12G-1 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by, its President, and its Secretary, this 24th day of March, 2004.

BIXBY ENERGY SYSTEMS, INC.	ATTEST
By: [signature]	By: [signature]
Name: Robert A. Walker	Name: Peder K. Davisson
Title: President & CEO	Title: Secretary

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State of Delaware
Secretary of State
Division of Corporations
Delivered 02:03 PM 09/30/2004
FILED 02:03 PM 09/30/2004
SRV 040708554 - 3509576 FILE

EXECUTION COPY

AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK OF BIXBY ENERGY SYSTEMS, INC.

BIXBY ENERGY SYSTEMS, INC., (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company, by Unanimous Written Consent effective as of September 30, 2004, adopted resolutions amending the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Bixby Energy Systems, Inc. (the "Designation") that was previously approved at a meeting of the Board of Directors duly held on February 24, 2004. The Designation is amended in its entirety as follows:

Approval of Designation and Issuance of Series A Convertible Preferred Stock

RESOLVED, That pursuant to the authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company, by Unanimous Written Consent effective as of September 30, 2004, thereby amended the previously approved Designation.

RESOLVED FURTHER, That the aggregate number of shares the Series A Convertible Preferred Stock available for issuance shall be 1,500,000 shares, $0.001 par value, with a stated value of $1.00 per share (the "Stated Value").

RESOLVED FURTHER, That the Board of Directors of the Company hereby establishes the voting right, liquidation preference, conversion right and other such rights and preferences, privileges and restrictions as set forth herein. All rights not specifically set forth below are reserved by the Company.

Rights, Preferences and Restrictions of the Series A Convertible Preferred Stock (the "Preferred Stock"). The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below.

1. Liquidation, Dissolution, Winding-Up.

(a) Beginning on December 31, 2006, at 5:00 p.m. Central Standard Time, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of the Preferred Stock shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings, available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of the common stock or holders of shares of other classes or series of capital stock of the Company, an amount equal to the Stated Value per share of the Preferred

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Stock outstanding, provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of the Preferred Stock, then each holder of shares of the Preferred Stock shall receive a percentage of the Preferred Funds equal to said holder's percentage ownership of outstanding Preferred Stock. The holders of the Preferred Stock shall be entitled to participate on an "as converted" basis with the holders of common stock in all distributions after distribution of the Stated Value per share to the holders of the Preferred Stock.

(b) Preferred Rank. The consolidation or merger of the Company with or into any other corporation or corporations, and the sale or transfer by the Company of its assets, shall not, for the purposes hereof, be deemed to be a liquidation, dissolution or winding-up of the Company. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Stock shall maintain their relative powers, designations and preferences provided for herein.

2. Conversion of Preferred Stock.

(a) Conversion in General. Each share of the Preferred Stock shall convert into fully paid non-assessable shares of the Company's Common Stock upon the following terms and conditions.

(b) Timing of Conversion. The holders of the Preferred Stock shall have the right to convert beginning at the earlier of the following: (i) at any time after the effective date of the Company's registration statement under the Securities Act of 1933, as amended, or ii) beginning on December 31, 2006, at 5:00 p.m. Central Standard Time.

(c) Conversion Ratio. Each share of the Preferred Stock shall be convertible into two (2) shares of the Company's fully paid non-assessable Common Stock (the "Conversion Ratio") (subject to adjustment as described in Section 2(e), below).

(d) Receipt of Common Shares Upon Conversion. Before any holder of Preferred Stock shall be issued shares of Common Stock upon conversion, the holders shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or at its transfer agent for the Preferred Stock. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the effective date of the registration statement, as described in Section 2(b) above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(e) Adjustments to Conversion Ratio. In the event that the Company should fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to

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receive additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by the holder for such shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Ratio shall be appropriately increased so that the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents. Similarly, in the event that the Company should effectuate of a reverse split or recapitalization of the outstanding shares of Common Stock then, as of effective date of such reverse split or recapitalization, the applicable Conversion Ratio shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding and those issuable with respect to Common Stock Equivalents.

(f) Notice of Adjustment. Upon the occurrence of each event which would cause adjustment or readjustment of the Preferred Stock pursuant to this Section 2, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request, furnish or cause to be furnished to the holders of Preferred Stock a like certificate setting forth (i) such adjustment or readjustment; (ii) the relevant Conversion Ratio; and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

(g) Reservation of Stock Issuable Upon Conversion. Upon approval of the shareholders at a special meeting thereof to be held on March 10, 2004, of an amendment to the Company's Certificate of Incorporation authorizing the issuance of an additional thirty one million (31,000,000) shares of Common Stock, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effectuating the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in its best efforts to obtain the requisite shareholder approval of any necessary amendment to its certificate of incorporation.

3. No Fractional Shares. No fractional shares shall be issued upon the conversion of shares of Preferred Stock and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share.

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4. Voting Rights. The holders of the Preferred Stock shall have no voting rights until January 1, 2007, except as required by applicable laws and regulations. On and after January 1, 2007, the holders of the Preferred Stock shall be entitled to vote "as if converted" to Common Stock.

5. Transfer Restrictions.

(a) Definition of Transfer. For purposes of this Section 5 "Transfer" shall mean any proposed, claimed or asserted voluntary or involuntary disposition of any shares of Preferred Stock, other than a Permitted Transfer, by any Shareholder or by such Shareholder's agent, executor, administrator, trustee, receiver or other legal representative in any manner whatsoever including, but not limited to, the following: disposition by gift, sale, exchange or devise, pledge, mortgage, assignment, grant of a security interest or other encumbrance, attachment, levy of execution or seizure by creditor whether or not by judicial process, or assignment for the benefit of creditors ("Permitted Transfers").

(b) Permitted Transfers. Except for "Permitted Transfers," described below, no holder of shares of the Preferred Stock or such holder's respective agent, executor, administrator, trustee, receiver or other legal representative shall at any time Transfer shares of such Preferred Stock except in accordance with the provisions of Section 5 hereof, any attempt to do so will be null and void ab initio. Shares of the Company's Preferred Stock are transferable upon the following terms and Conditions:

(A) (i) an effective registration statement of the Company under the Securities Act of 1933, as amended (the "Securities Act") and required registration under applicable state securities laws, or (ii) receipt by the Company and its counsel of an opinion of counsel satisfactory to the Company that such Transfer is exempt from registration under the Act and under the applicable state securities laws and that, in the opinion of the Company's counsel such transfer would not present a reasonable likelihood of preventing the Company from qualifying for the exemption from registration provided by Rule 12g-1 promulgated under the Securities Exchange Act of 1934, as amended; or

(B) pursuant to distribution by an executor, administrator or trustee; passage under any judicial order or legal process in law or equity, including passage by reason of descent and distribution, dissolution of marriage, bankruptcy, legal incapacity or insanity; or transfer to a receiver for the administration of property of a holder.

(c) Restrictive Legends. The certificates evidencing the Preferred Stock shall bear a legend in the form substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK OF THE COMPANY ISSUABLE UPON CONVERSION ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS MORE FULLY SET FORTH IN THE AMENDED AND RESTATED DESIGNATION OF SERIES A

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CONVERTIBLE PREFERRED STOCK DATED SEPTEMBER 30, 2004, A COPY OF WHICH IS AVAILABLE AT THE COMPANY'S PRINCIPLE EXECUTIVE OFFICES, A SUBSCRIPTION, INVESTMENT REPRESENTATION AND LOCK-UP AGREEMENT BETWEEN THE SUBSCRIBER AND THE COMPANY (THE TERMS AND CONDITIONS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE), AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS, OR RECEIPT BY THE COMPANY AND ITS COUNSEL OF AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS AND THAT, IN THE OPINION OF THE COMPANY'S COUNSEL SUCH TRANSFER WOULD NOT PRESENT A REASONABLE LIKELIHOOD OF PREVENTING THE COMPANY FROM QUALIFYING FOR THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 12G-1 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by, its President, and its Secretary, this 30th day of September, 2004.

BIXBY ENERGY SYSTEMS, INC. ATTEST

By: [signature] By: [signature]
Name: Robert A. Walker Name: Peder K. Davisson
Title: President & CEO Title: Secretary

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State of Delaware
Secretary of State
Division of Corporations
Delivered 12:46 PM 11/08/2006
FILED 12:46 PM 11/08/2006
SRV 061023791 - 3509576 FILE

BIXBY ENERGY SYSTEMS, INC.

CERTIFICATE OF DESIGNATION
OF THE
RIGHTS, PREFERENCES AND LIMITATIONS
OF
SERIES B 10 % CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW

Bixby Energy Systems, Inc., a Delaware corporation (the "*Corporation*"), hereby certifies that, pursuant to authority granted to its Board of Directors by its Certificate of Incorporation and in compliance with Section 151 of the Delaware General Business Corporation Law, on October 16, 2006, the following resolutions were adopted by the Board of Directors of the Corporation for the purpose of establishing a series of preferred stock designated as "Series B 10% Convertible Preferred Stock" and establishing the relative rights, preferences and limitations of such Series B 107% Convertible Preferred Stock:

"**WHEREAS,** the aggregate number of shares that the Corporation has authority to issue is Fifty-five Million (55,000,000) shares of capital stock, of which, fifty million (50,000,000) is common stock and five million (5,000,000) is undesignated preferred stock, par value $.001 per share, and with respect to which the Board of Directors of the Corporation has authority to (i) establish one or more classes or series, whether convertible or otherwise; (ii) fix or refrain from fixing any par value or alter any par value hereinbefore fixed for each such class or series; and (iii) fix the relative rights and preferences of each such class and series.

NOW THEREFORE, IT IS HEREBY:

1. **RESOLVED**, that pursuant to authority granted to and vested in the Board of Directors by the laws of the State of Delaware and the Corporation's Articles of Incorporation, as amended, the Board of Directors hereby establishes a series of preferred stock, $.001 par value, to be designated Series B 10% Convertible Preferred Stock (the "***Series B Preferred Stock***"). The number of shares of Series B Preferred Stock shall be one million (1,000,000).

FURTHER RESOLVED, that the Series B Preferred Stock shall have the rights, preferences and limitations set forth in *Appendix A* attached hereto.

FURTHER RESOLVED, that the proper officers of the Corporation are hereby authorized and directed on behalf of the Corporation to execute a Certificate of Designation of the Rights, Preferences and Limitations of Series B Preferred Stock, to cause the Certificate of Designations to be filed with the Office of the Secretary of State

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Oct 26 2006 10:52AM BIXBY ENERGY SYSTEMS

of the State of Delaware and to take such other actions as may be necessary or appropriate to carry out the purposes of the foregoing resolutions."

IN WITNESS WHEREOF, The Corporation has caused this certificate to be signed by its President and its Secretary on October 24, 2006.

BIXBY ENERGY SYSTEMS, INC.

By: ______________________
Robert A Walker, President

ATTEST:

By: ______________________
David B. Dean, Secretary

NOV-08-2006 12:00 RIDER BENNETT LAW 6123407900 P.04/09

APPENDIX A

DESIGNATION OF

RIGHTS, PREFERENCES AND LIMITATIONS

OF

SERIES B PREFERRED STOCK

OF

BIXBY ENERGY SYSTEMS, INC.

On October 16, 2006, the Board of Directors of the Corporation has established a series of preferred stock consisting of one million (1,000,000) shares, par value $.001 per share. designated as "Series B Preferred Stock". The express terms of the Series B Preferred Stock ("Series B Preferred") are as follows:

1. Dividends.

(a) Dividend Terms. The holders of Series B Preferred shall be entitled to receive out of funds legally available for such purpose, cumulative, quarterly dividends in shares of Common Stock equivalents that will accrue from the date of issuance and will be payable on first business day of the month three months following the date of the issuance of the Preferred Stock and on the first business day of every third month thereafter (each, a "**Dividend Payment Date**"). Dividends on shares of the Preferred Stock will accrue at the per share rate of 10% of the fifteen dollar ($15.00) stated value per annum, but will be payable in Common Stock equivalents computed by dividing the product of 10% times the stated value of $15.00 per share by the conversion price of $2.00 per share (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like with respect to such share). However, dividends are payable only if declared by our Board of Directors in its sole discretion. We will make dividend payments to holders of record on the record date established by our Board of Directors. which will be from 15 to 45 days before the applicable Dividend Payment Date. We will compute the amount of dividends payable on the Preferred Stock for any period shorter than a full three-month period on the basis of 30-day months and a 360-day year. If we redeem the Preferred Stock, we will include the dividend that would otherwise be payable for the period in which the redemption date falls, accrued through the redemption date, in the redemption price of the shares redeemed. We will not pay this dividend to investors separately. Such dividends shall accrue from day to day and shall be payable before any dividends on any shares of Common Stock shall be declared or paid or set apart for payment, and shall be cumulative, so that if at any time dividends on the outstanding shares of Series B Preferred at such rate have not been paid thereon, or funds set apart for the payment thereof, with respect to all preceding dividend periods, the amount of such deficiency shall be fully paid, or set apart for payment, before any distribution by way of dividend or otherwise shall be declared or paid upon, or set apart for, the shares of Common Stock or any other class of shares of the Corporation ranking junior to the Series B Preferred with respect to the payment of dividends or upon liquidation, dissolution or winding up of the Corporation.

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(b) Dividend Preferences. In no event shall any dividend be paid or declared, other than dividends paid solely in shares of Common Stock, on the Common Stock or any other class of shares of the Corporation ranking junior to the Series B Preferred, nor shall any distribution be made on the Common Stock or any other class of shares of the Corporation ranking junior to the Series B Preferred, nor shall any Common Stock or any other class of shares of the Corporation ranking junior to the Series B Preferred, be purchased, redeemed or otherwise acquired by the Corporation for value, unless all dividends on the Series B Preferred for all past dividend periods and for the then current dividend period shall have been paid or declared and the number of shares sufficient for the payment thereof set apart for payment.

(c) Stock Split, Stock Dividend, Recapitalization, etc. If the Corporation, at any time while any shares of Series B Preferred are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Corporation, the number of issued and outstanding shares of Series B Preferred shall be appropriately adjusted in proportion to the change in the outstanding shares of Common Stock. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

2. Liquidation.

(a) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the corporation, the holders of Series B Preferred will be entitled to receive an amount equal to $15.00 per share plus an amount equal to all accrued but unpaid dividends thereon, whether or not declared (the "*Preference Amount*"). The funds and assets of the Corporation legally available for distribution to shareholders shall be distributed among the holders of the Series B Preferred. After the full liquidation preference on all outstanding shares of Series B Preferred has been paid, any remaining funds and assets of the Corporation legally available for distribution to shareholders will be distributed pro rata among the holders of the Series B Preferred and the Common Stock on an as-converted basis. The liquidation rights and preferences of the Series B Preferred shall be senior to the Common Stock. If the Corporation has insufficient assets to permit payment of the Preference Amount in full to all holders of Series B Preferred, then the assets of the Corporation shall be distributed to the holders of the Series B Preferred.

(b) Merger; Sale of Assets. A merger or consolidation of the Corporation in which its shareholders do not retain a majority of the voting power in the surviving entity or a sale of all or substantially all of the Corporation's assets, will each be deemed to be a liquidation, dissolution or winding up of the Corporation.

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3. Voting.

The holder of each share of Series B Preferred shall have the right to one vote for each share of Common Stock into which such Series B Preferred could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series B Preferred held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

4. Conversion.

(a) Optional Conversion. Subject to earlier redemption as provided in Section 5 below, each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation, at a conversion rate of seven and one-half (7 ½) shares of Common Stock for each share of the Series B Preferred resulting in an effective conversion price of two dollars ($2.00) per share (the "Conversion Price"). Upon conversion of any share of Series B Preferred into Common Stock, all rights incident to such share of Series B Preferred (including but not limited to rights to any accrued but unpaid dividends) shall terminate automatically.

(b) Automatic Conversion. The Series B Preferred shall automatically be converted into Common Stock, at the then applicable conversion rate, upon: (i) the closing of any underwritten public offering of shares of Common Stock of the Corporation ("*Approved IPO*"); (ii) the registration of the Company's Common Stock under the Securities and Exchange Act or other event that causes the Company to become a reporting Company under the Securities and Exchange Act; (iii) 12 months after the date of this Offering or (iv) upon the written consent of the holders of not less than a majority of the then outstanding Series B Preferred voting as a separate class.

(c) Anti-dilution Protection. The Series B Preferred shall be entitled to proportional anti-dilution protection upon stock splits (subdivision or combination) or stock dividends or distributions on outstanding Common Stock (the "*Common Stock Event*"). The conversion price of the Series B Preferred shall be subject to a full ratchet adjustment to prevent dilution in the event that during the twelve (12) months after the issuance of any Series B Preferred the corporation issues additional shares of Common Stock or Common Stock Equivalents at a purchase price less than the then-effective Conversion Price; except, however, that issuances of the following will not trigger anti-dilution adjustments: (1) any securities issued pursuant to Section 4 hereof; (2) up to 1,000,000 shares of Common Stock (or options therefore) issued or issuable to employees, officers, directors, advisors, consultants or contractors of the Corporation directly or pursuant to a stock option plan or stock purchase plan or any stock option grant, stock purchase agreement or other agreement, in each case approved by the Board of Directors of the Corporation; (3) Common Stock or Series B Preferred issued in connection with stock dividends, subdivisions, split-ups, combinations or dividends; (4) Common Stock or Series B Preferred

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(and/or options or warrants), issued or issuable hereafter that are part of a business transaction with another entity as part of a business relationship; (5) Common Stock or Series B Preferred (and/or options or warrants), issued or issuable hereafter that are (i) approved by the Board of Directors of the Corporation and (ii) approved by the vote of the holders of a majority of the Series B Preferred and Common Stock, voting together as a single class.

(d) Conversion Notice. Before a holder of Series B Preferred shall be entitled to effect a conversion of Series B Preferred under Section 4(a) above, he or she shall give the Corporation written notice of his/her election to convert, not less than thirty (30) days before the date fixed in such notice for conversion, by mail or delivery to the Corporation at its principal executive office. All holders of record of shares of Series B Preferred will be given at least thirty (30) days' prior written notice of the anticipated date of any automatic conversion referenced in Section 4(b) above at their addresses maintained in the Corporation's records.

(e) Method for Conversion. On or before the conversion date stated in the conversion notice described in subparagraph (d) of this paragraph 4, each holder of shares of Series B Preferred desiring to convert or subject to automatic conversion shall surrender to the Corporation, at its principal executive office, such holder's certificate or certificates (duly endorsed) evidencing a number of shares of the Series B Preferred to be converted by the Corporation. Upon such surrender, the holder thereof shall be entitled to receive from the Corporation as soon as practicable thereafter, a certificate representing the number of shares of the Common Stock covered by the surrendered certificate or certificates. Such conversion shall be deemed to have occurred immediately prior to the close of business on the date of the surrender of the shares of Series B Preferred to be converted, whereupon the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of Common Stock as of such date. If the conversion is in connection with an Approved IPO pursuant to Section 4(b) above, the conversion may, at the option of any holder tendering Series B Preferred for conversion, be conditioned upon the closing with the underwriters of the sale of the securities pursuant to such Approved IPO, in which event the person entitled to receive Common Stock upon conversion of the Series B Preferred shall not be deemed to have converted such Series B Preferred until immediately prior to the closing of the Approved IPO. All certificates evidencing shares of Series B Preferred that are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series B Preferred represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

5. Redemption.

(a) Optional Redemption. The Corporation may not redeem any shares of Series B Preferred for three (3) years from its issuance. Thereafter, at its option, to the extent that funds are legally available therefor, the Corporation may redeem all or a portion of the Series B Preferred for an amount equal to fifteen dollars ($15.00) per share together with all dividends unpaid and accumulated or accrued thereon (whether or not earned or declared) to the date on which such redemption is made (the "***Redemption Price***").

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(b) Redemption Notice. The Corporation shall make any redemption by written notice, given not less than thirty (30) days before the date fixed in such notice for redemption, by mail or delivery to each holder of shares of the Series B Preferred at its address as the same appears on its books.

(c) Method for Redemption. On or before the redemption date stated in the redemption notice described in subparagraph (b) of this Section 5, each holder of shares of Series B Preferred shall surrender to the Corporation, at its principal executive office or at such place as it may designate in the redemption notice, such holder's certificate or certificates evidencing a number of shares of the Series B Preferred at least equal to the number of shares of the Series B Preferred to be redeemed by the Corporation. Upon such surrender, the holder thereof shall be entitled to receive payment of the Redemption Price and, in the event of a partial redemption, a certificate representing the balance, if any, of shares of the Series B Preferred covered by the surrendered certificate or certificates but as to which the redemption does not extend.

(d) Reissuance Prohibited. The Corporation shall not reissue any shares of Series B Preferred that shall have been redeemed or reacquired by the Corporation in any manner after the original issue thereof and all such shares so redeemed or reacquired shall be cancelled and shall cease to be a part of the authorized shares of the Corporation.

6. Registration Rights.

(a) Demand Registration Rights. The Corporation agrees to prepare and file a registration statement on Form SB-2 with the Securities and Exchange Commission (the "Registration Statement") within sixty (60) days after the last closing of the private placement of which the issuance of the Series B Preferred is contemplated (the "Private Placement") to register the resale of the Common Stock underlying the Series B Preferred and, thereafter, to use its best efforts to have such Registration Statement declared effective. Only the resale of Common Stock may be registered pursuant to the registration rights granted by this Section 7. A delay in filing the foregoing Registration Statement beyond the aforesaid sixty (60) day period shall obligate the Corporation to pay each holder of Series B Preferred a registration delay rebate of five percent (5%) of the holder's aggregate investment in the Private Placement for each thirty (30) day period (or part thereof) of delay.

(b) Piggyback Registration Rights. If at any time the Company determines to register under the Securities Act of 1933, as amended (the "Act") (including pursuant to a demand of any security holder of the Company exercising registration rights, if any) any of its Common Stock, it will notify each holder of Series B Preferred Stock at least thirty (30) days prior to each such filing and, if within twenty (20) days after receipt of such notice, any holder shall request in writing, the Company will use its best efforts to include in such registration statement (to the extent permitted by applicable regulation) all or any part of the shares of Common Stock to which such holders would be entitled if their shares of Series B Preferred Stock were converted that any holder requests be registered, subject to: (a) customary underwriter's cutback; (b) the rights of any PIPE investors; and (c) any limitations in the size of the number of shares to be included as recommended in good faith the Company's advisors in view of market conditions. If, however, the offering to which the proposed registration statement relates is to be distributed by or through an underwriter selected by the Company, holders of Series B Preferred Stock shall

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agree either to sell their Common Stock through the underwriter on the same terms and conditions as the Company or to withhold the Securities from the market for a period of 120 days after the effective date of the registration statement.

(c) Expenses. The Corporation shall bear the reasonable expenses for the registration in connection with the Registration Statement.

(d) Transfer of Rights. These registration rights provided in this Section 7 may be transferred to transferees acquiring any Series B Preferred.

(e) Market Standoff Provisions. No holder of Series B Preferred or any Common Stock issued upon conversion of Series B Preferred may sell any shares within such period requested by the Corporation's underwriters (not to exceed 180 days after the effective date of the Registration Statement). Holders agree to enter into any agreement reasonably required by the Corporations underwriters to implement the foregoing.

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TOTAL P.09

Apr 18 2008 12:23PM DAVISSON & ASSOCIATES,PA 763-535-4090 p.2

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:22 PM 04/18/2008
FILED 01:22 PM 04/18/2008
SRV 080449332 - 3509576 FILE

STATE OF DELAWARE
CERTIFICATE
FOR
RENEWAL AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1 The name of this corporation is Bixby Energy Systems, Inc.

2 Its registered office in the State of Delaware is located at 16192 Coastal Highway Lewes, Delaware 19958, County of Sussex, the name of its registered agent is Harvard Business Services, Inc.

3 The date of filing of the original Certificate of Incorporation in Delaware was April 1, 2002.

4 The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5 This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2007, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 16th day of April A.D. 2008.

By: [signature]

Its: Secretary
Name: Peder K. Davisson

Apr 21 2008 12:24PM DAVISSON & ASSOCIATES,PA 763-535-4090 p.3

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:23 PM 04/21/2008
FILED 01:23 PM 04/21/2008
SRV 080453272 - 3509576 FILE

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF BIXBY ENERGY SYSTEMS, INC.

Bixby Energy Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Bixby Energy Systems, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

FOURTH

The aggregate number of shares of stock which the Company shall have the authority to issue is one hundred twenty five million (125,000,000) shares, consisting of one hundred million (100,000,000) shares of common stock, $0.001 par value (the "Common Stock"), and twenty five million (25,000,000) shares of preferred stock, $0.001 par value (the "Preferred Stock"). The Board of Directors is authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and fix the rights and preferences of each such class of Preferred Stock; which class or series shall have such voting powers (full or limited or no voting powers), such preferences, relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each holder of Common Stock shall be entitled to one vote for each share held.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held upon notice in accordance

Apr 21 2008 12:24PM DAVISSON & ASSOCIATES,PA 763-535-4090 p.4

with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, Bixby Energy Systems, Inc. has caused this certificate to be signed by Peder K. Davisson, an Authorized Officer, this 21st day of April, 2008.

By:__________________________
Peder K. Davisson

Its: Secretary

2

EXHIBIT F

BYLAWS – COMPANY

mailed, it shall be directed to each shareholder at his address as it appears upon the records of the Company, and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date that such notice is deposited in the mail for transmission to such shareholder. Personal delivery of any such notice to a corporation, an association, or a partnership shall be accomplished by personal delivery of such notice to any officer of a corporation or an association or to any member of a partnership.

Section 5. ***Waiver of Notice***. Notice of any meeting of the shareholders may be waived before, at, or after such meeting in a writing signed by the shareholder or representative thereof entitled to vote the shares so represented. Such waiver shall be filed with the Secretary or entered upon the records of the meeting. Attendance of a shareholder or his representative at a meeting shall also constitute a waiver of notice of such meeting, except when such shareholder or representative attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. ***Purpose of Special Meetings***. Business transacted at any special meeting of the shareholders shall be limited to the matters stated in the notice, or other matters necessarily incidental thereto.

Section 7. ***Quorum; Adjournment***. The holders of a majority of the voting power of all shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders, except as may be otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at such meeting, until a quorum shall be present or represented; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of such adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting in accordance with the notice thereof. If a quorum is present when a duly called or held meeting is convened, the shareholders present in person or represented by proxy may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders originally present in person or by proxy to leave less than a quorum.

Section 8. ***Vote Required***. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of all shares entitled to vote present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one that by express provision of statute or of the Certificate of Incorporation or these Bylaws requires a different vote, in which case such express provision shall govern the vote required.

Section 9. ***Voting Rights***. Except as may be otherwise required by statute or the Certificate of Incorporation or these Bylaws, every shareholder of record of the Company shall be entitled at each meeting of the shareholders to one vote for each share of stock standing in his name on the books of the Company.

Section 10. ***Proxies***. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing and filed with the Secretary at or before the meeting. An appointment of a proxy or proxies for shares held jointly by two or more shareholders is valid if signed by any one of them, unless and until the Company receives from any one of those shareholders written notice denying the authority of such other person or persons to appoint a proxy or proxies or appointing a different proxy or proxies, in which case no proxy shall be appointed unless all joint owners sign the appointment. In the event that any instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one shall be present then that one, shall have and may exercise all of the proxies so designated unless the instrument shall otherwise provide. If the proxies present at the meeting are equally divided on an issue, the shares represented by such proxies shall be voted proportionately on such issue. No proxy shall be valid after the expiration of three (3) years from the date of its execution unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it so states and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Subject to the above, any duly executed proxy shall continue in full force and effect and shall not be revoked unless written notice of its revocation or a duly executed proxy bearing a later date is filed with the Secretary of the Company.

Section 11. ***Action in Writing***. Except as may be otherwise required by statute or the Certificate of Incorporation, any

-2-

Section 12. ***Closing of Books; Record Date.*** The Board of Directors may fix a date, not exceeding sixty (60) nor less than ten (10) days preceding the date of any meeting of the shareholders of the Company, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and in such case only shareholders of record on the date so fixed or their legal representatives shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of shares on the books of the Company after any record date so fixed. The Board of Directors may close the books of the Company against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix such a record date, the record date shall be the close of business on the day next preceding the day on which notice is given.

ARTICLE III
DIRECTORS

Section 1. ***General Powers.*** The business of the Company shall be managed by its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 2. ***Number; Qualifications.*** Until the first meeting of the shareholders, the number of Directors which shall constitute the whole Board shall be the number named in the Certificate of Incorporation or otherwise appointed by the Incorporator of the Company prior to the issuance of shares of the Company. Thereafter, the number of Directors that shall constitute the whole Board shall be at least one (1). In the absence of a resolution of the shareholders or the Directors, the number of Directors shall be the number last fixed by the shareholders or the Directors; provided, however, that the Board of Directors may not decrease the number of Directors below the number last designated by the shareholders. Directors need not be shareholders. Each of the Directors shall hold office until the next succeeding regular meeting of shareholders and until his successor shall have been duly elected and qualified, or until his earlier death or resignation or removal from office as hereinafter provided.

Section 3. ***Vacancies.*** In the event that any member of the Board of Directors shall resign, die, be removed from office, become disqualified, or refuse to act during his term of office, or any vacancy or vacancies in the Board of Directors shall occur for any other reason, such vacancy or vacancies may be filled by a majority vote of the remaining members of the Board of Directors, although less than a quorum, the provisions of Article III, Section 4(e) hereof notwithstanding. However, in the event that there are no duly elected and qualified Directors remaining in office, then the shareholders shall elect by majority vote a new Director or new Directors to fill such vacancy or vacancies. The voting by the shareholders to fill such vacancy or vacancies shall be conducted as provided in the Certificate of Incorporation and these Bylaws. When one or more Directors shall give notice of his or their resignation to the Board, effective at a future date, the Board (inclusive of the resigning member or members) shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective. Each Director elected to hold office as provided in this Article III, Section 3 shall hold office until the next succeeding regular meeting of the shareholders and until his successor shall have been elected and qualified, or until his earlier resignation or removal from office as hereinafter provided.

Section 4. ***Meetings.***

a.) Place of Meetings. The Board of Directors of the Company may hold meetings, both regular and special, either within or without the State of Delaware.

b.) Regular Meetings. As soon as practicable after each annual election of Directors, the Board of Directors shall meet at the registered office of the Company, or at such other place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing the officers of the Company and for the transaction of such other business as shall come before the meeting. Other regular meetings of the Board of Directors may be held without

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notice at such time and place within or without the State of Delaware as shall from time to time be determined by resolution of the Board of Directors.

c.) Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors, the President or Secretary, or by one or more Directors, and shall be held at such time and place as shall be designated in the notice of such meeting.

d.) Notice. Notice of a special meeting shall be given to each Director at least 24 hours before the time of the meeting, or at the earliest time possible thereafter, but prior to such meeting, if it is impractical to give such notice 24 hours in advance. Notice may be given by any means calculated to apprise the Directors of the time, place and subject matter of the special meeting. Notice by mail shall be deemed to be given at the time when the same shall be mailed, such mailing to take place at least three (3) business days prior to such meeting. Whenever any provision of law, the Certificate of Incorporation, or the Bylaws require notice to be given, any Director may, in writing, either before or after the meeting, waive notice thereof. Except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened, any Director, by his attendance at or participation in the action taken at any meeting, shall be deemed to have waived notice thereof.

e.) Quorum; Voting Requirements; Adjournment. A majority of the Board of Directors then in office shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting to another time or place, and no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken. If a quorum is present at the call of a meeting, the Directors may continue to transact business until adjournment notwithstanding the withdrawal of enough Directors to leave less than a quorum.

f.) Organization of Meetings. At all meetings of the Board of Directors, the Chair of the Board, if appointed, or in his absence, the President, or in his absence, any Director appointed by the President, shall preside, and the Secretary, or in his absence, any person appointed by the President, shall act as Secretary.

g.) Action in Writing. Except as may be otherwise required by statute or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors of the Company or any committee thereof may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the number of Directors or committee members then serving in office that would be required to take such action, and the writing or writings are filed with the minutes of the Board of Directors or the committee.

Section 5. ***Committees.***

a.) Executive Committee. The Board of Directors may, by affirmative action of a majority of all of the Directors then in office, establish an Executive Committee consisting of one (1) or more Directors. Such Committee may meet at stated times or on notice by any committee member to all other members. The Executive Committee, to the extent determined by such action of the Board, shall have and exercise the authority of the Board and the management of the business of the Company. Any such Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

b.) Other Committees. The Board of Directors may establish, by affirmative action of a majority of the Directors present, other committees from time to time, making such regulations as it deems advisable with respect to the membership, authority, and procedures of such committees.

c.) Committee Vacancies. In the event of the absence or disqualification of a committee member (whether by resignation, removal, or other infirmity), the member or members present at any meeting of such committee and not disqualified from voting, whether or not constituting a quorum thereof, may unanimously appoint another member of the Board of Directors to replace the absent or disqualified member. Alternatively, the Board of Directors itself, voting as provided in these Bylaws, may replace the absent or disqualified member.

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d.) Limitations on Authority it No committees of the Company shall have authority as to any of the following matters:

(1) Amending the Certificate of Incorporation; except that to the extent authorized in a resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided by the Delaware General Corporation Law, a committee may fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company;

(2) Adopting an agreement of merger or consolidation;

(3) Recommending to the shareholders a sale, lease, or exchange of all or substantially all of the Company's property and assets;

(4) Recommending to the shareholders a dissolution of the Company or the revocation of a dissolution;

(5) Amending these Bylaws; or

(6) Declaring a dividend, authorizing the issuance of stock, or adopting a Certificate of Ownership and Merger pursuant to law; except that a committee may exercise such authority to the extent authorized in a resolution or resolutions adopted by the Board of Directors.

e.) Minutes of Committee Meetings. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

Section 6. *Telephone Conference Meetings*. Any Director or any member of a duly constituted committee of the Board of Directors may participate in any meeting of the Board of Directors or of any duly constituted committee thereof by means of a conference telephone or other comparable communication technique whereby all persons participating in such a meeting can hear and communicate with each other. For the purpose of establishing a quorum and taking any action at such a meeting, the members participating in such a meeting pursuant to this Article III, Section 6 shall be deemed present in person at such meeting.

Section 7. *Compensation*. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. Directors who are not also salaried officers may be paid a fixed sum for attendance at each meeting of the Board of Directors. Nothing herein contained shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 8. *Limitation of Directors' Liabilities*. A member of the Board of Directors or a member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Company. Nothing in this Article III, Section 8 shall expand the liability of, or limit the indemnification available to, any person pursuant to the Company's Certificate of Incorporation or under applicable law.

Section 9. *Resignation and Removal*. Any Director may resign at any time by giving written notice to the Secretary. Such resignation shall take effect on the date of the Secretary's receipt of such notice or at such later date as specified therein. Except as otherwise provided by law, the entire Board of Directors or any individual Director may be removed from office with or without cause by a vote of the shareholders holding a majority of the shares then entitled to vote at an election of the Directors. A director shall automatically be removed from office without the need or any formal action on the part of the Company's Directors or Shareholders in the event that such Director becomes disqualified from office pursuant to Article III, Section 2, above.

Section 10. *Chair of the Board of Directors*. If the Board shall appoint a Chair of the Board of Directors, such Chair shall

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preside at all meetings of the Board of Directors and of the shareholders and shall perform such other duties as he may be directed to perform by the Board of Directors.

ARTICLE IV
OFFICERS

Section 1. *Selection and Qualification.*

a.) Election; Qualifications. The officers of the Company will be chosen by the Board of Directors and include a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers or agents as it deems necessary, none of whom need be members of the Board of Directors. Any of the offices or functions of those offices may be held or exercised by the same person. The Company's Chief Financial Officer shall be its Treasurer and the Company's Chief Executive Officer shall be its President.

b.) Additional Officers. The Board of Directors may choose additional Vice Presidents, Assistant Secretaries, and Assistant Chief Financial Officers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 2. *Salaries.* The salaries of all officers of the Company shall be fixed by the Board of Directors or by the Chief Executive Officer if authorized by the Board of Directors.

Section 3. *Term of Office.* The officers of the Company shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary of the Company. Any vacancy occurring in any office of the Company by death, resignation, removal, or otherwise shall be filled by the Board of Directors. However, in the event that there should be no duly elected and qualified Directors remaining in office, then the shareholders shall elect a new Director or new Directors to fill such vacancy or vacancies.

Section 4. *Chief Executive Officer.* The Chief Executive Officer shall have general supervision over the affairs of the Company and over the other officers. Unless the Board has appointed a Chair of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the shareholders. The Chief Executive Officer shall, subject to approval of or review by the Board of Directors, appoint and discharge employees and agents of the Company and fix their compensation and make and sign contracts and agreements in the name and on behalf of the Company. The Chief Executive Officer shall put into operation such business policies of the Company as shall be decided upon by the Board of Directors.

Section 5. *Chief Financial Officer.*

a.) Custody of Funds and Accounting. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

b.) Disbursements and Reports. The Chief Financial Officer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors at the regular meetings of the Board, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Company.

c.) Bond. If required by the Board of Directors, the Chief Financial Officer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration, upon the expiration of his term of office or his resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control

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belonging to the Company.

Section 6. ***Vice Presidents***. The Vice President, if any, or if there be more than one, the Vice Presidents in the order determined by the Board of Directors, will, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer and will perform such other duties and have such other powers as are delegated to them by the Chief Executive Officer or as the Board of Directors shall prescribe.

Section 7. ***Secretary***. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required, and shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be.

Section 8. ***Assistant Secretaries***. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, will, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and will perform such other duties and have such other powers as are delegated to them by the Chief Executive Officer or as the Board of Directors shall prescribe.

ARTICLE V
CERTIFICATES OF STOCK

Section 1. ***Issuance of Shares and Fractional Shares***. The Board of Directors is authorized to issue shares and fractional shares of stock of the Company up to the full amount authorized by the Certificate of Incorporation in such amounts as may be determined by the Board of Directors and as permitted by law. No shares shall be allotted except in consideration of cash, services rendered, personal or real property, leases of real property, or a combination thereof received or to be received by the Company, or an amount transferred from surplus to stated capital upon a share dividend. At the time of each such allotment of shares, the Board of Directors shall state by resolution its determination of the fair market value to the Company in monetary terms of any consideration other than cash for which shares are allotted. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted nor less than the stated capital to be represented by shares without par value so allotted.

Section 2. ***Form of Certificate***. Every shareholder shall be entitled to have a certificate, signed by the Chair of the Board of Directors, the Chief Executive Officer, or a Vice President, and the Chief Financial Officer or an Assistant Chief Financial Officer, or the Secretary or an Assistant Secretary of the Company, certifying the number of shares of capital stock owned by him in the Company. If the Company shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full on the face or back of the certificate which the Company shall issue to represent such stock, or, in lieu thereof, such certificate shall contain a statement that the Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights. Certificates representing the shares of the capital stock of the Company shall be in such form not inconsistent with law or the Certificate of Incorporation or these Bylaws as shall be determined by the Board of Directors.

Section 3. ***Facsimile***. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent, transfer clerk, or registrar, then a facsimile of the signatures of the officers or agents of the Company may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be signed and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of the Company.

Section 4. ***Lost, Stolen, or Destroyed Certificates***. The Board of Directors may direct a new certificate or new certificates

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to be issued in place of a certificate or certificates previously issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or new certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed.

Section 5. ***Transfer of Stock.*** Upon surrender to the Company or any transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books; except that the Board of Directors may, by resolution duly adopted, establish conditions upon the transfer of shares of stock to be issued by the Company, and the purchasers of such shares shall be deemed to have accepted such conditions on transfer upon the receipt of the certificate representing such shares, provided that the restrictions shall be referred to on the certificates or the purchaser shall have otherwise been notified thereof.

Section 6. ***Closing of Transfer Books; Record Date.*** The Board of Directors may close the stock transfer books of the company for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders as provided in Article II, Section 12 hereof or the date for payment of any dividend as provided in Article VI, Section 2 hereof or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, and in such case such shareholders and only such shareholders shall be shareholders of record on the date so fixed and shall be entitled to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid. If the Board of Directors fails to fix such a record date, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7. ***Registered Shareholders.*** The Company shall be entitled to recognize the exclusive right of the persons registered on its books as the owners of shares to receive dividends and to vote as such owners and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 8. ***Stock Options and Agreements.*** In addition to any stock options, plans, or agreements into which the Company may enter, any shareholder of this Company may enter into an agreement giving to any other shareholder or shareholders or any third party an option to purchase any of his stock in the Company, and such shares of stock shall thereupon be subject to such agreement and transferable only upon proof of compliance therewith; provided, however, that reference to such agreement shall be noted conspicuously upon the certificates representing said shares of stock.

ARTICLE VI
DIVIDENDS

Section 1. ***Method of Payment.*** Dividends upon the capital stock of the Company may be declared by' the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. ***Closing of Books; Record Date.*** The Board of Directors may fix a date not exceeding sixty (60) days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Company after the record date. The Board of Directors may close the books of the Company against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix such a record date, the record date shall be at the close of business on the day on

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which the Board of Directors adopts the resolution declaring such dividend.

Section 3. ***Reserves***. Before payment of any dividend, there may be set aside out of the funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board shall think conducive to the interest of the Company, and the Board may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VII
CHECKS

Checks. All checks or demands for money or notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE VIII
CORPORATE SEAL

Corporate Seal. The Company shall have no corporate seal.

ARTICLE IX
FISCAL YEAR

ARTICLE X
AMENDMENTS

Amendments. These Bylaws may be amended or repealed at any regular meeting of the shareholders or any special meeting of the shareholders if notice of such amendment or repeal shall be contained in the notice of such special meeting. These Bylaws may be amended or repealed by action of the Board of Directors at any regular or special meeting; provided that any such action shall be subject to the power of the shareholders of the Company to amend or repeal such Bylaws.

ARTICLE XI
BOOKS AND RECORDS

Section 1. ***List of Shareholders Entitled to Vote***. The Secretary of the Company shall prepare and make, at least ten (10) days prior to every meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered to him. The list shall be open to the examination of any shareholder, for any purpose germane to the meeting and during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 2. ***Computerized Records***. Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect the same.

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Section 3. ***Examination and Copying of Books and Records.*** Any shareholder of the Company, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the Company's usual business hours to inspect for any proper purpose the Company's share register, a list of its shareholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Company's Chief Executive Officer or Secretary at the Company's registered office or 'its principal place of business. Any Director shall have the right to examine the Company's share register, a list of its shareholders, and its other books and records for a purpose reasonably related to his position as a Director.

ARTICLE XII
LOANS AND ADVANCES

Section 1. ***Loans, Guarantees, and Suretyship.*** The Company may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Company or of any subsidiary, including any officer or employee who is a Director of the Company or of any subsidiary, whenever, in the judgment of the Board of Directors, such loan, guaranty, or other assistance may reasonably be expected to benefit the Company. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured, or secured in such a manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Company.

Section 2. ***Advances to Officers, Directors, and Employees.*** The Company may, without a vote of the Directors, advance money to its Directors, officers, or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

ARTICLE XIII
INDEMNIFICATION

Indemnification. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, wherever brought, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Company), by reason of such person's being or having been a Director, officer, member of a committee, employee, or agent of the Company, or by reason of such person's serving or having served at the request of the Company as a Director, officer, member of a committee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the fullest extent allowable pursuant to and in accordance with the provisions of the Delaware General Corporation Law, as amended from time to time; provided, however, that in the event said Law shall be amended to increase or expand the permitted indemnification of persons provided for therein, the Company shall be deemed to have adopted such amendment as of its effective date and, provided further, that such indemnification shall be limited by other applicable law.

ARTICLE XIV
DEFINITIONS AND USAGE

Singular, Plural; Masculine, Feminine, and Neuter. Whenever the context of these Bylaws requires, the plural shall be read to include the singular, and vice versa; and words of the masculine gender shall refer to the feminine gender, and vice versa; and words of the neuter gender shall refer to any gender.

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Secretary of this Company, does hereby certify that the foregoing Bylaws were duly adopted as the Bylaws of this Company in accordance with law to be effective as of the 1st day of April, 2002.

Peder K. Davisson, Secretary

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EXHIBIT G

FORM OF AMENDED & RESTATED VOTING AGREEMENT

EXHIBIT G
AMENDED & RESTATED VOTING AGREEMENT

This Amended & Restated Voting Agreement (this “Agreement”) is made as of March 27, 2009 by and among GCA I Acquisition Corp., a Delaware corporation (“Parent”) and Robert A. Walker, a principal stockholder of Bixby Energy Systems, Inc., a Delaware corporation (the “Company”)(the “Company Principal Stockholder”).

WHEREAS, Parent and the Company Principal Stockholder entered into a certain voting agreement as of May 7, 2008 (the “Original Voting Agreement”), which Original Voting Agreement Parent and Company Principal Stockholder now wish to amend and restate in its entirety in the form of this Agreement, which shall for all purposes be deemed to supercede the Original Voting Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Bixby Energy Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and the Company are entering into an Amended & Restated Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, and the Company shall be the surviving corporation following the merger (the “Merger”);

WHEREAS, as of the date hereof, the Company Principal Stockholder is a Beneficial Owner (as defined below) of the Subject Shares (as defined below); and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Company Principal Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

1.           Certain Definitions.

(a)           “Beneficially Own” or “Beneficial Owner” with respect to any securities means having “beneficial ownership” as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(b)           “Company Capital Stock” means, jointly, the Company Common Stock and the Company Preferred Stock.

(c)           “Company Common Stock” means shares of common stock, par value $0.001 per share, of the Company.

(d)           “Company Options and Other Rights” means options, warrants and other rights to acquire, directly or indirectly, shares of Company Capital Stock.

(e)           “Company Preferred Stock” means shares of Series A convertible preferred stock, par value $0.001 per share, of the Company.

(f)           “Expiration Date” means the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement) or (ii) the date on which the Merger Agreement is terminated pursuant to its terms.

 (g)           “Subject Shares” means (i) all shares of Company Capital Stock Beneficially Owned by the Company Principal Stockholder  as of the date of this Agreement, and (ii) all additional shares of Company Capital Stock of which the Company Principal Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through the Expiration Date.

2.           Voting.

(a)           The Company Principal Stockholder hereby reresents that it is an “accredited investor” as such term is defined within Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

(b)           The Company Principal Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, the Company Principal Stockholder  shall cause to be counted as present thereat for purposes of establishing a quorum and, subject only to Parent’s compliance with applicable securities laws, shall vote, or cause to be voted, any and all Subject Shares as of the record date of such meeting or written consent:

(i)           for the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement, including without limitation the Merger and the amendment to the Company’s certificate of incorporation relating to the automatic conversion of the Company Preferred Stock upon consummation of the Merger, and in favor of any action in furtherance of any of the foregoing;

(ii)           against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(iii)           against the following actions (other than the transactions contemplated by the Merger Agreement including without limitation the Merger and the amendment to the Company’s certificate of incorporation relating to the automatic conversion of the Company Preferred Stock upon consummation of the Merger): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in the individuals who serve as members of the board of directors of the Company; (E) any amendment to the Company’s certificate of incorporation or bylaws; (F) any material change in the capitalization of the Company or the Company’s corporate structure; and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

(c)           No provision contained in this Agreement shall prohibit the Company Principal Stockholder from voting in his capacity as a director of the Company in any manner whatsoever.

(d)           Prior to the Expiration Date, the Company Principal Stockholder shall not enter into any other agreement or understanding with any third party requiring him to vote in his capacity as a stockholder or give instructions in any manner inconsistent with clause “(i),” clause “(ii)” or clause “(iii)” of Subsection (b) of this Section 2 of this Agreement.

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(e)           The Company Principal Stockholder hereby waives and agrees not to exercise  or seek to exercise any applicable “appraisal rights” under the Delaware General Corporation Law with respect to the Subject Shares in connection with the Merger and the Merger Agreement.

3.           Proof of Vote/Consent.  In the event that approval by the Company stockholders of the Merger, the Merger Agreement, and the amendment to the Company’s certificate of incorporation relating to the automatic conversion of the Company Preferred Stock upon consummation of the Merger is not obtained, then, and in such event, the Company Principal Stockholder shall promptly provide to Parent evidence in form reasonably satisfactory to Parent of the fulfillment of his obligations under this Agreement.

4.           Representations and Warranties of Stockholder.   The Company Principal Stockholder  represents and warrants to Parent as follows:

(a)           As of the date of this Agreement and at all times through the Expiration Date:

(i)           He is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding shares of Company Common Stock set forth under the heading “Shares of Company Common Stock Beneficially Owned”, on the signature page hereof;

(ii)           He is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding shares of Company Preferred Stock set forth under the heading “Shares of Company Preferred Stock Beneficially Owned”, on the signature page hereof;

(iii)           He is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding Company Options and Other Rights set forth under the heading “Company Options and Other Rights Beneficially Owned” on the signature page hereof; and

(iv)           He does not directly or indirectly Beneficially Own any shares of Company Capital Stock or Company Options or Other Rights or other securities of the Company, other than the shares of Company Capital Stock and Company Options and Other Rights set forth on the signature page hereof.

(b)           The Company Principal Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement.  This Agreement has been duly executed and delivered by the Company Principal Stockholder, and upon its execution and delivery by Parent, will constitute a legal, valid and binding obligation of the Company Principal Stockholder, enforceable against him in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally, and the availability of injunctive relief and other equitable remedies.

(c)           The execution, delivery and performance by the Company Principal Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which such Company Principal Stockholder is a party or by which any of his assets may be bound.

(d)           No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Company Principal Stockholder and the consummation by Company Principal Stockholder of the transactions contemplated hereby.

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5.           Covenants of Company Principal Stockholder.   The Company Principal Stockholder covenants and agrees for the benefit of Parent that, until the Expiration Date, he shall not:

(a)           sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, (i) any Subject Shares or any interest therein, or (ii) any Company Options and Other Rights or any interest therein; provided, however, that Stockholder may convert, exercise or exchange Company Options and Other Rights into or for shares of Company Capital Stock in which event such shares of Company Capital Stock shall become and be deemed Subject Shares subject to all the terms and conditions of this Agreement;

(b)           acquire any shares of the stock of Parent except pursuant to existing Company Options and Other Rights or unless such shares shall become subject to the terms of this Agreement;

(c)           grant any powers of attorney or proxies or consents in respect of any of the Subject Shares, deposit any of such Subject Shares into a voting trust, or enter into a voting agreement with respect to any of such Subject Shares; or

(d)           take any other action with respect to the Subject Shares that would in any way restrict, limit or interfere with the performance of Company Principal Stockholder’s obligations hereunder or the transactions contemplated hereby and the Merger Agreement.

6.           Adjustments; Additional Shares.   In the event (a) of any stock dividend, stock split, merger, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Subject Shares, or (b) that Company Principal Stockholder shall become the Beneficial Owner of any additional shares of Company Capital Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(b), then the terms of this Agreement shall apply to the shares of Company Capital Stock or other instruments or documents held by Company Principal Stockholder immediately following the effectiveness of the events described in clause (a) or Company Principal Stockholder becoming the Beneficial Owner thereof as described in clause (b), as though, in either case, they were Subject Shares hereunder.

7.           Amendments and Waivers.   Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by law, (a) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.

8.           Assignment.   This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

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9.           Entire Agreement.   This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, set forth the entire understanding of the parties with respect to the subject matter hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

10.           Notices.   Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Parent, to:

GCA I Acquisition Corp.
115 East 57th Street, Suite 1006
New York, New York 10022
Attn: Michael M. Membrado

Facsimile: 646-486-9771

With a required copy to:

M.M. Membrado, PLLC
115 East 57th Street, Suite 1006
New York, New York 10022
Attn: Michael M. Membrado

Facsimile: 646-486-9771

If to Company Principal Stockholder:

Robert A. Walker
c/o Bixby Energy Systems, Inc.
6893 139th Lane NW
Ramsey, MN  55303

Facsimile: 763-428-7903

With a required copy to:

Davisson & Associates, PA
4124 Quebec Avenue North, Suite 306
Minneapolis, MN 55427
Attn: Peder Davisson, Esq.

Facsimile: 763-355-5679

or to such other address or to the attention of such person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain).  If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

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11.  Captions.    All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

12.  Severability; Enforcement.   Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.  Specific Performance.   The Company Principal Stockholder acknowledges that the agreements contained in this Agreement are an integral part of the transactions contemplated by the Merger Agreement, and that, without these agreements, Parent would not enter into the Merger Agreement, and acknowledges that damages would be an inadequate remedy for any breach by the Company Principal Stockholder of the provisions of this Agreement.  Accordingly, the Company Principal Stockholder agrees that his obligations hereunder shall be specifically enforceable and he shall not take any action to impede the other from seeking to enforce such right of specific performance.

14.  Consent to Jurisdiction.   Each party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such action, suit or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division).  Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 14.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

15.  Governing Law.   This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the voting of the Subject Shares is subject to the corporate law of the State of Delaware.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

GCA I ACQUISITION CORP.

By:
Name: Michael M. Membrado
Title: President and Chief Executive Officer

COMPANY PRINCIPAL STOCKHOLDER:

ROBERT A. WALKER

Number of shares of Company Common Stock Beneficially Owned:

Number of shares of Company Preferred Stock Beneficially Owned:

Number of Company Options and Other Rights Beneficially Owned:

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EXHIBIT H

FORM OF CERTIFICATE OF MERGER

EXHIBIT H

CERTIFICATE OF MERGER
OF
BIXBY ENERGY SYSTEMS, INC.
AND
BIXBY ENERGY ACQUISITION CORP.

Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), Bixby Energy Acquisition Corp., a Delaware corporation, DOES HEREBY CERTIFY that:

1.           The name and jurisdiction of incorporation of each of the constituent corporations to the merger (collectively, the “Constituent Corporations”) are as follows:

Name	Jurisdiction of Incorporation
Bixby Energy Systems, Inc.	Delaware
Bixby Energy Acquisition Corp.	Delaware

2.           An Amended & Restated Agreement and Plan of Merger, dated as of March 27, 2009 (the “Agreement and Plan of Merger”), by and among GCA I Acquisition Corp., a Delaware corporation, and each of the Constituent Corporations, providing for the merger of Bixby Energy Acquisition Corp, with and into Bixby Energy Systems, Inc. has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Sections 228 and 251 of the DGCL.

3.           The name of the corporation surviving the merger is Bixby Energy Systems, Inc., a Delaware corporation (the “Surviving Corporation”).

4.           The Certificate of Incorporation of Bixby Energy Systems, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of the Surviving Corporation until amended and changed pursuant to the provisions of the DGCL.

5.           The Bylaws of Bixby Energy Systems, Inc., as now in full force and effect, shall continue to be the Bylaws of the Surviving Corporation until amended and changed pursuant to the provisions of the DGCL.

6.           The officers and directors of Bixby Energy Systems, Inc. immediately prior to the filing of this Certificate of Merger with the Secretary of State of the State of Delaware shall remain the officers and directors of the Surviving Corporation, each to hold office until their respective death, permanent disability, resignation or removal or until their respective successors are duly elected and qualified, all in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the DGCL.

7.           The executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation, the address of which is as follows:

Bixby Energy Systems, Inc.
6893 139th Lane N.W.
Ramsey, MN 55303

8.           A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

9.           This Certificate of Merger, and the merger provided for herein, shall be effective immediately upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed on ________ __, 200_.

BIXBY ENERGY SYSTEMS, INC.

By
Name: Robert Walker
Title: President & ChiefExecutive Officer

EXHIBIT I

FORM OF AFFILIATE AGREEMENT

EXHIBIT I

AFFILIATE AGREEMENT

____________   , 200_

 GCA I Acquisition Corp.
115 East 57th Street, Tenth Floor
New York, New York 10022
Att:  Michael M. Membrado, Pres./ CEO

Ladies and Gentlemen:

The undersigned has been advised that, as of the date of this letter, it may be deemed to be an “affiliate” of Bixby Energy Systems, Inc., a Delaware corporation (the “Company”), as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the “Rules and Regulations”) of the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  Pursuant to the terms of the Amended & Restated Agreement and Plan of Merger, dated as of March 27, 2008 (the “Merger Agreement”), by and among GCA I Acquisition Corp. (“Parent”), Bixby Energy Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Sub”) and the Company (among others), Merger Sub will be merged with and into the Company (the “Merger”) and the Company, as the entity surviving the Merger, will become a wholly-owned subsidiary of Parent.

As a result of the Merger, and assuming no sale or other conveyance prior to the effective time of the Merger, the undersigned will receive [shares of common stock, par value $0.0001 per share, of Parent] [(the “Parent Common Stock”)][(the “Merger Securities”)][debt securities convertible into shares of common stock, par value $0.0001 per share, of Parent [(the “Parent Convertible Debt”)][(the “Merger Securities”)][and][one or more warrant(s) to purchase shares of common stock, par value $0.0001 per share, of Parent [(the “Parent Common Stock Purchase Warrants”)][(the “Merger Securities”)][(the [Parent Common Stock], [the Parent Convertible Debt] [and][the Parent Common Stock Purchase Warrant] shall be referred to hereinafter [collectively] as the “Merger Securities”], in exchange for [common stock, par value $0.001 per share, of the Company][Series A convertible preferred stock, par value $0.001 per share, of the Company][convertible debt securities of the Company][(a) warrant(s) to purchase shares of common stock, par value $0.001 per share, of the Company] ][and][(a) warrant(s) to purchase shares of Series A convertible preferred stock, par value $0.001 per share, of the Company] owned by the undersigned immediately prior to the effective time of the Merger.

The undersigned hereby represents and warrants to, and covenants with, Parent that in relation to any Merger Securities it receives as a result of the Merger:

A.          The undersigned shall not make any sale, transfer or other disposition of the Merger Securities in violation of the Act or the Rules and Regulations.

B.           The undersigned has carefully read this letter and the Merger Agreement and discussed the requirements of these documents and other applicable limitations upon the undersigned’s ability to resell, transfer or otherwise dispose of the Merger Securities, to the extent the undersigned deemed necessary, with his or her counsel or counsel for the Company.

C.           The undersigned has been advised that any issuance of Merger Securities to him, her or it pursuant to the Merger has been, or will be, registered with the Commission under the Act on a registration statement on Form S-4.  However, the undersigned has also been advised that, since at the time the Merger is to be submitted for a vote of the stockholders of the Company, and without regard to any applicable contractual lock-up arrangements, the undersigned may be deemed to be an affiliate of the Company, the undersigned may not resell, transfer or otherwise dispose of any Merger Securities issued to him, her or it in the Merger unless (a) such resale, transfer or other disposition has been registered under the Act, (b) such resale, transfer or other disposition is made in conformity with Rule 145 (as that rule may be hereinafter amended) promulgated by the Commission under the Act, or (c) Parent shall have received either an opinion of counsel acceptable to Parent in its exclusive discretion or a “no action” letter obtained by the undersigned from the staff of the Commission, to the effect that such resale, transfer or other disposition is otherwise exempt from registration under the Act.

D.           The undersigned understands that, except as specifically set forth in the Merger Agreement, Parent is under no obligation to register the resale, transfer or other disposition of the Merger Securities by the undersigned or on his or her behalf under the Act or to take any other action necessary in order to comply with any available exemption from the registration requirements of the Act.  The undersigned also understands that stop transfer instructions will be given to Parent’s transfer agent with respect to the Merger Securities and that there will be placed on the certificates for the Merger Securities issued to the undersigned, or any substitutions therefor, a legend stating in substance:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), APPLIES, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

E.           The undersigned further understands that, unless the transfer by it of any Merger Securities has been registered under the Act or is a sale made in accordance with the provisions of Rule 145, Parent reserves the right to place the following legend on the certificates issued to the undersigned’s transferee:

“THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH SECURITIES WERE ACQUIRED FROM A PERSON WHO RECEIVED THESE SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE ACT APPLIES.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE ACT, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

F.           Execution of this letter shall not be considered an admission on the part of the undersigned that he, she or it is an “affiliate” of the Company as described in the first paragraph of this letter, nor as a waiver of any rights the undersigned may have to object to any claim that he/she/it is such an affiliate after the date of this letter.

It is understood and agreed that the legends set forth in paragraphs D and E above shall be removed by delivery of substitute certificates without any legend if either of these legends are not required for purposes of the Act or this letter agreement.  It is understood and agreed that these legends and the stop transfer orders referred to above will be removed if (i) evidence or representations satisfactory to Parent and its transfer agent that the Merger Securities represented by the certificates are being or have been sold in a transaction made in accordance with the provisions of Rule 145(d) (as that rule may be hereinafter amended), (ii) Parent has received either an opinion of counsel or a “no action” letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned, or (iii) the Merger Securities represented by the certificates having such legend(s) are the subject of an effective registration statement under the Act.

[NAME OF ENTITY]

[By]
[NAME]

Accepted this  __th day of
______________, 200_ by

GCA I ACQUISITION CORP.

By
Name:	Michael M. Membrado
Title:	President & Chief Executive Officer

EXHIBIT J

FORM OF CONVERTIBLE DEBT SECURITIES EXCHANGE AGREEMENT

EXHIBIT J

CONVERTIBLE DEBT SECURITIES EXCHANGE AGREEMENT

This Convertible Debt Securities Agreement (this “Agreement”), dated as of __________ __, 200_ (this “Agreement”), among Bixby Energy Systems, Inc., a Delaware corporation with its principal place of business located at 6893 139th Lane N.W., Ramsey, MN 55303 (the “Bixby”), _______________ _____________________ [an individual residing at][a _____________________ with its principal place of business located at] _____________________________ (“Securityholder”), and GCA I Acquisition Corp., a  Delaware corporation with its principal place of business located at 115 East 57th Street, Suite 1006, New York, New York 10022 (“GCA”) (Bixby, Securityholder and GCA may hereinafter be referred to individually as a “Party” or collectively as the “Parties”).

WHEREAS, Securityholder is the holder of record as of the date hereof of one or more convertible debt securities issued by Bixby in the aggregate principal face amount of ________________
_____________________ ($___________) (the “Bixby Convertible Debt Securities”), copies of the instrument(s) for which are annexed hereto as Exhibit A (the “Bixby Convertible Debt Security Instruments”);

WHEREAS, Bixby is currently a private company and GCA is currently a public reporting company with its common stock, par value $.0001 per share (“GCA Common Stock”), registered as a class under the Securities Exchange Act of 1934;

WHEREAS, it is anticipated by the Parties that a public trading market will be developed over time in GCA Common Stock;

WHEREAS, Bixby and GCA, inter alia, have entered into a certain Amended & Restated Agreement and Plan of Merger as of March 27, 2009 (the “Merger Agreement”) pursuant to which a special-purpose wholly-owned subsidiary of GCA will merge with and into Bixby, thereby effectively causing Bixby to become the sole operating subsidiary of a public reporting parent company (the “Merger”);

WHEREAS, all Bixby shares of common stock, par value $.0001 per share (the “Bixby Common Stock”), are being exchanged as part of the Merger for shares of GCA Common Stock;

WHEREAS, unless the Parties otherwise agree, the Securityholder shall continue to hold Bixby Convertible Debt Securities following consummation of the Merger, and the shares of Bixby Common Stock into which such Bixby Convertible Debt Securities are convertible shall likely remain illiquid indefinitely;

WHEREAS, in order to provide Securityholder with an opportunity to benefit from the increased liquidity expected to be realized over time by Bixby common stockholders as a result of the Merger, Bixby and GCA have agreed to provide Securityholder with an opportunity to exchange the Bixby Convertible Debt Securities, upon consummation of the Merger, for [a number of shares (rounded down to the nearest whole number) of GCA Common Stock equal to the number of shares of Bixby Common Stock into which such Bixby Convertible Debt Securities are then convertible][GCA securities substantially equivalent in substance and form to the Bixby Convertible Debt Securities for which they are being exchanged];

WHEREAS, Securityholder is now desirous of exchanging the Bixby Convertible Debt Securities, upon consummation of the Merger, for [a number of shares (rounded down to the nearest whole number) of GCA Common Stock equal to the number of shares of Bixby Common Stock into which such Bixby Convertible Debt Securities are then convertible][GCA securities substantially equivalent in substance and form to the Bixby Convertible Debt Securities for which they are being exchanged] upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Exchange.  At the effective time of the Merger, and in connection therewith, the Bixby Convertible Debt Securities shall be exchanged for all purposes for [a number of shares (rounded down to the nearest whole number) of GCA Common Stock equal to the number of shares of Bixby Common Stock into which such Bixby Convertible Debt Securities are then convertible (the “Exchange Shares”)][GCA securities substantially equivalent in substance and form to the Bixby Convertible Debt Securities for which they are being exchanged (the “Exchange Securities”)].

2.           Exchange of Certificates.  The Bixby Convertible Debt Securities Instrument(s) shall be exchanged for certificates reflecting the Exchange [Shares][Securities] in the same manner as provided in Section 2.2 of the Merger Agreement.  No certificate representing GCA Common Stock or other securities, however, shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held Bixby Convertible Debt Securities who is an “affiliate” of Bixby as of the date hereof until such person shall have executed and delivered to GCA a written agreement substantially in the form annexed hereto as Exhibit B.

3.           Registration on Form S-4.  The Securityholder hereby acknowledges that it has received and read a copy of that certain registration statement on SEC Form S-4, and the prospectus included as part thereof, filed with the SEC by GCA relating to the Merger and covering the issuance by GCA of [(a)] [the Exchange Shares][the Exchange Securities and (b) GCA Common Stock issuable upon conversion of the Exchange Securities].

4.           Lock-Up.  Any GCA Common Stock issued pursuant to [this Agreement][the conversion of any Exchange Security issued pursuant to this Agreement] shall be delivered upon the condition, and subject to the requirements that, whether or not registered or otherwise eligible for resale, ninety percent (90%) of such shares may not be sold except in accordance with the following schedule (calculated on a cumulative basis):

Up to 5%	90 days following the first date on which the shares of GCA common stock are listed or quoted for trading on a national stock exchange and/or the OTCBB (the “Listing Date”)
Up to additional 5%	180 days following the Listing Date
Up to additional 5%	270 days following the Listing Date
Up to additional 5%	365 days following the Listing Date
Up to additional 10%	455 days following the Listing Date
Up to additional 15%	545 days following the Listing Date
Up to additional 20%	635 days following the Listing Date
Up to additional 25%	730 days following the Listing Date

The above transfer limitation condition shall not apply to transfers (i) by gift to an immediate family member, (ii) by will or intestacy or distribution, or (iii) to a trust for the benefit of the transferor or a family member.  Additionally:

(a)           notwithstanding anything contained in the schedule set forth above in this Section 4 to the contrary, if the Listing Date shall not have occurred as of the date one (1) year following the closing date of the Merger, then, and in such event, for purposes of the schedule set forth above in this Section 4, the Listing Date shall be deemed to be the date one (1) year following the closing date of the Merger; and

(b)           GCA Common Stock owned by affiliates of Bixby immediately preceding the closing of the Merger shall be subject to, and limited by, transfer restrictions imposed upon affiliates under securities law that are more restrictive than the above transfer limitation condition, to the extent applicable.

5.           Miscellaneous.

5.1           Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by FedEx, UPS, USPS, or DHL as established by the sender by evidence obtained from such courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications, to be valid, must be addressed to the recipient Party at the address set forth in the preamble to this Agreement or to such other address or to the attention of such person or persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

5.2           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction is not affected in any manner materially adverse to any Party.  Upon a determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transaction be consummated as originally contemplated to the fullest extent possible.

5.3           Assignment; Binding Effect; Benefit.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective executors, heirs, personal representatives successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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5.4           Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

5.5           Consent to Jurisdiction; Waiver of Jury Trial.  Each Party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any proceeding arising out of this Agreement.  Each Party agrees to commence any such proceeding either in the United States District Court for the Southern District of New York or if such proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division). Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 5.  Each Party irrevocably and unconditionally waives any objection to the laying of venue of any proceeding arising out of this Agreement in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

5.6           Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

5.7           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.8           Entire Agreement.  This Agreement and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the Parties with respect thereto.  Except as otherwise provided herein, no addition to or modification of any provision of this Agreement shall be binding upon any Party hereto unless made in writing and signed by all Parties hereto.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties have executed this Agreement or caused this Agreement to be executed by the respective officers thereunto duly authorized, in each case as of the date first written above.

BIXBY ENERGY SYSTEMS, INC.

By:
Name: Robert A. Walker
Title: President & Chief Executive Officer

GCA I ACQUISITION CORP.

By:
Name: Michael M. Membrado
Title: President & Chief Executive Officer

SECURITYHOLDER

[NAME]

5

 EXHIBIT A

BIXBY CONVERTIBLE DEBT SECURITY INSTRUMENT(S)

EXHIBIT B

AFFILIATE AGREEMENT

EXHIBIT K

FORM OF COMMON STOCK PURCHASE WARRANT EXCHANGE AGREEMENT

EXHIBIT K

COMMON STOCK PURCHASE WARRANT EXCHANGE AGREEMENT

This Common Stock Purchase Warrant Agreement (this “Agreement”), dated as of __________ __, 200_ (this “Agreement”), among Bixby Energy Systems, Inc., a Delaware corporation with its principal place of business located at 6893 139th Lane N.W., Ramsey, MN 55303 (the “Bixby”), ____________________________________ [an individual residing at][a _____________________ with its principal place of business located at] _____________________________ (“Warrantholder”), and GCA I Acquisition Corp., a  Delaware corporation with its principal place of business located at 115 East 57th Street, Suite 1006, New York, New York 10022 (“GCA”) (Bixby, Warrantholder and GCA may hereinafter be referred to individually as a “Party” or collectively as the “Parties”).

WHEREAS, Warrantholder is the holder of record as of the date hereof of one or more warrants to purchase up to ______ shares of common stock of Bixby, par value $.0001 per share (the “Bixby Common Stock”) in the aggregate for a price of ________________________ ($________) per share up through _______________, 20__ (the “Bixby Warrant[s]”), copies of the certificate(s) for which are annexed hereto as Exhibit A (the “Bixby Warrant Certificate[s]”);

WHEREAS, Bixby is currently a private company and GCA is currently a public reporting company with its common stock, par value $.0001 per share (“GCA Common Stock”), registered as a class under the Securities Exchange Act of 1934;

WHEREAS, it is anticipated by the Parties that a public trading market will be developed over time in GCA Common Stock;

WHEREAS, Bixby and GCA, inter alia, have entered into a certain Amended & Restated Agreement and Plan of Merger as of March 27, 2009 (the “Merger Agreement”) pursuant to which a special-purpose wholly-owned subsidiary of GCA will merge with and into Bixby, thereby effectively causing Bixby to become the sole operating subsidiary of a public reporting parent company (the “Merger”);

WHEREAS, all shares of Bixby Common Stock, are being exchanged as part of the Merger for shares of GCA Common Stock;

WHEREAS, unless the Parties otherwise agree, the Warrantholder shall continue to hold [a] Bixby Warrant[s] following consummation of the Merger, and the shares of Bixby Common Stock for which such Bixby Warrant[s] are exercisable shall likely remain illiquid indefinitely;

WHEREAS, in order to provide Warrantholder with an opportunity to benefit from the increased liquidity expected to be realized over time by Bixby common stockholders as a result of the Merger, Bixby and GCA have agreed to provide Warrantholder with an opportunity to exchange the Bixby Warrant[s], upon consummation of the Merger, for a warrant to purchase shares of GCA Common Stock substantially equivalent in substance and form to the Bixby Warrant[s] for which they are being exchanged;

WHEREAS, Warrantholder is now desirous of exchanging the Bixby Warrant[s], upon consummation of the Merger, for a warrant to purchase shares of GCA Common Stock substantially equivalent in substance and form to the Bixby Warrant[s] for which [it is][they are] being exchanged upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Exchange.  At the effective time of the Merger, and in connection therewith, the Bixby Warrant[s] shall be exchanged for all purposes for one or more warrants (i) to purchase, in the aggregate, up to the same number of shares of GCA Common Stock for which the Bixby Warrant[s] [collectively] had been exercisable (for shares of Bixby Common Stock) immediately prior to the effective time of the Merger and at a price per share of GCA Common Stock equal to the exercise price per share of Bixby Common Stock at which the Bixby Warrant[s] [was][were] exercisable immediately prior to the effective time of the Merger, and (ii) that shall have, and be subject to, the same terms and conditions as the Bixby Warrant[s] had in effect immediately prior to the effective time of the Merger, including any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions (the “Exchange Warrant[s]”).

2.           Exchange of Certificates.  The Bixby Warrant Certificate(s) shall be exchanged for a single certificate reflecting the Exchange Warrant[s] in accordance with Section 2.2 of the Merger Agreement.  No certificate representing a warrant to purchase GCA Common Stock, however, shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held Bixby Warrants who is an “affiliate” of Bixby as of the date hereof until such person shall have executed and delivered to GCA a written agreement substantially in the form annexed hereto as Exhibit B.

3.           Registration on Form S-4.  The Warrantholder hereby acknowledges that it has received and read a copy of that certain registration statement on SEC Form S-4, and the prospectus included as part thereof, filed with the SEC by GCA relating to the Merger and covering the issuance of securities by GCA in connection therewith, including without limitation the Exchange Warrant[s] and the GCA Common Stock issuable upon exercise of the Exchange Warrant[s].

4.           Lock-Up.  Any GCA Common Stock issued pursuant to exercise of the Exchange Warrant[s] shall be delivered upon the condition, and subject to the requirements that, whether or not registered or otherwise eligible for resale, ninety percent (90%) of such shares may not be sold except in accordance with the following schedule (calculated on a cumulative basis):

Up to 5%	90 days following the first date on which the shares of GCA common stock are listed or quoted for trading on a national stock exchange and/or the OTCBB (the “Listing Date”)
Up to additional 5%	180 days following the Listing Date
Up to additional 5%	270 days following the Listing Date
Up to additional 5%	365 days following the Listing Date
Up to additional 10%	455 days following the Listing Date
Up to additional 15%	545 days following the Listing Date
Up to additional 20%	635 days following the Listing Date
Up to additional 25%	730 days following the Listing Date

The above transfer limitation condition shall not apply to transfers (i) by gift to an immediate family member, (ii) by will or intestacy or distribution, or (iii) to a trust for the benefit of the transferor or a family member.  Additionally:

2

(a)           notwithstanding anything contained in the schedule set forth above in this Section 4 to the contrary, if the Listing Date shall not have occurred as of the date one (1) year following the closing date of the Merger, then, and in such event, for purposes of the schedule set forth above in this Section 4, the Listing Date shall be deemed to be the date one (1) year following the closing date of the Merger; and

(b)           GCA Common Stock owned by affiliates of Bixby immediately preceding the closing of the Merger shall be subject to, and limited by, transfer restrictions imposed upon affiliates under securities law that are more restrictive than the above transfer limitation condition, to the extent applicable.

5.           Miscellaneous.

5.1           Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by FedEx, UPS, USPS, or DHL as established by the sender by evidence obtained from such courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications, to be valid, must be addressed to the recipient Party at the address set forth in the preamble to this Agreement or to such other address or to the attention of such person or persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

5.2           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction is not affected in any manner materially adverse to any Party.  Upon a determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transaction be consummated as originally contemplated to the fullest extent possible.

5.3           Assignment; Binding Effect; Benefit.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective executors, heirs, personal representatives successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.4           Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

3

5.5           Consent to Jurisdiction; Waiver of Jury Trial.  Each Party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any proceeding arising out of this Agreement.  Each Party agrees to commence any such proceeding either in the United States District Court for the Southern District of New York or if such proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division). Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 5.  Each Party irrevocably and unconditionally waives any objection to the laying of venue of any proceeding arising out of this Agreement in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

5.6           Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

5.7           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.8           Entire Agreement.  This Agreement and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the Parties with respect thereto.  Except as otherwise provided herein, no addition to or modification of any provision of this Agreement shall be binding upon any Party hereto unless made in writing and signed by all Parties hereto.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

4

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused this Agreement to be executed by the respective officers thereunto duly authorized, in each case as of the date first written above.

BIXBY ENERGY SYSTEMS, INC.

By:
Name: Robert A. Walker
Title: President & Chief Executive Officer

GCA I ACQUISITION CORP.

By:
Name: Michael M. Membrado
Title: President & Chief Executive Officer

WARRANTHOLDER

[NAME]

5

EXHIBIT A

BIXBY WARRANT CERTIFICATE(S)

EXHIBIT B

AFFILIATE AGREEMENT

EXHIBIT L

FORM OF SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT
 EXCHANGE AGREEMENT

EXHIBIT L

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT
EXCHANGE AGREEMENT

This Series A Convertible Preferred Stock Purchase Warrant Agreement (this “Agreement”), dated as of __________ __, 200_ (this “Agreement”), among Bixby Energy Systems, Inc., a Delaware corporation with its principal place of business located at 6893 139th Lane N.W., Ramsey, MN 55303 (the “Bixby”), _____________________________ [an individual residing at][a _______________________ with its principal place of business located at] _____________________________ (“Warrantholder”), and GCA I Acquisition Corp., a Delaware corporation with its principal place of business located at 115 East 57th Street, Suite 1006, New York, New York 10022 (“GCA”) (Bixby, Warrantholder and GCA may hereinafter be referred to individually as a “Party” or collectively as the “Parties”).

WHEREAS, Warrantholder is the holder of record as of the date hereof of one or more warrants to purchase up to ______ shares of Series A convertible preferred stock of Bixby, par value $.0001 per share (the “Bixby Series A Convertible Preferred Stock”) in the aggregate for a price of ________________________ ($________) per share up through _______________, 20__ (the “Bixby Warrant[s]”), copies of the certificate(s) for which are annexed hereto as Exhibit A (the “Bixby Warrant Certificate[s]”);

WHEREAS, in accordance with the Certificate of Desigations relating to the Bixby Series A Convertible Preferred Stock (included as part of Bixby’s Certificate of Incorporation), each share of Bixby Series A Convertible Preferred Stock is convertible into two (2) shares of common stock, par value $.0001 per share of Bixby (“Bixby Common Stock”);

WHEREAS, Bixby is currently a private company and GCA is currently a public reporting company with its common stock, par value $.0001 per share (“GCA Common Stock”), registered as a class under the Securities Exchange Act of 1934;

WHEREAS, it is anticipated by the Parties that a public trading market will be developed over time in GCA Common Stock;

WHEREAS, Bixby and GCA, inter alia, have entered into a certain Amended & Restated Agreement and Plan of Merger as of March 27, 2009 (the “Merger Agreement”) pursuant to which a special-purpose wholly-owned subsidiary of GCA will merge with and into Bixby, thereby effectively causing Bixby to become the sole operating subsidiary of a public reporting parent company (the “Merger”);

WHEREAS, all shares of Bixby Common Stock, are being exchanged as part of the Merger for shares of GCA Common Stock;

WHEREAS, unless the Parties otherwise agree, the Warrantholder shall continue to hold [a] Bixby Warrant[s] following consummation of the Merger, and the shares of Bixby Series A Convertible Preferred Stock for which such Bixby Warrant[s] are exercisable shall likely remain illiquid indefinitely;

1

WHEREAS, in order to provide Warrantholder with an opportunity to benefit from the increased liquidity expected to be realized over time by Bixby common stockholders as a result of the Merger, Bixby and GCA have agreed to provide Warrantholder with an opportunity to exchange the Bixby Warrant[s], upon consummation of the Merger, for a warrant to purchase shares of GCA Common Stock substantially equivalent in substance and form to the Bixby Warrant[s] for which they are being exchanged upon the terms and conditions set forth herein;

WHEREAS, Warrantholder is now desirous of exchanging the Bixby Warrant[s], upon consummation of the Merger, for a warrant to purchase shares of GCA Common Stock substantially equivalent in substance and form to the Bixby Warrant[s] for which [it is][they are] being exchanged;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Exchange.  At the effective time of the Merger, and in connection therewith, the Bixby Warrant[s] shall be exchanged for all purposes for one or more warrants (i) to purchase, in the aggregate, up to twice (2x) the number of shares of GCA Common Stock for which the Bixby Warrant[s] [collectively] had been exercisable (for shares of Bixby Series A Convertible Preferred Stock) immediately prior to the effective time of the Merger and at a price per share of GCA Common Stock equal to one-half (½) the exercise price per share of Bixby Series A Convertible Preferred Stock at which the Bixby Warrant[s] [was][were] exercisable immediately prior to the effective time of the Merger, and (ii) that shall have, and be subject to, the same terms and conditions as the Bixby Warrant[s] had in effect immediately prior to the effective time of the Merger, including any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions (the “Exchange Warrant[s]”).

2.           Exchange of Certificates.  The Bixby Warrant Certificate(s) shall be exchanged for a single certificate reflecting the Exchange Warrant[s] in accordance with Section 2.2 of the Merger Agreement.  No certificate representing a warrant to purchase GCA Common Stock, however, shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held Bixby Warrants who is an “affiliate” of Bixby as of the date hereof until such person shall have executed and delivered to GCA a written agreement substantially in the form annexed hereto as Exhibit B.

3.           Registration on Form S-4.  The Warrantholder hereby acknowledges that it has received and read a copy of that certain registration statement on SEC Form S-4, and the prospectus included as part thereof, filed with the SEC by GCA relating to the Merger and covering the issuance of securities by GCA in connection therewith, including without limitation the Exchange Warrant[s] and the GCA Common Stock issuable upon exercise of the Exchange Warrant[s].

4.           Lock-Up.  Any GCA Common Stock issued pursuant to exercise of the Exchange Warrant[s] shall be delivered upon the condition, and subject to the requirements that, whether or not registered or otherwise eligible for resale, ninety percent (90%) of such shares may not be sold except in accordance with the following schedule (calculated on a cumulative basis):

2

Up to 5%	90 days following the first date on which the shares of GCA common stock are listed or quoted for trading on a national stock exchange and/or the OTCBB (the “Listing Date”)
Up to additional 5%	180 days following the Listing Date
Up to additional 5%	270 days following the Listing Date
Up to additional 5%	365 days following the Listing Date
Up to additional 10%	455 days following the Listing Date
Up to additional 15%	545 days following the Listing Date
Up to additional 20%	635 days following the Listing Date
Up to additional 25%	730 days following the Listing Date

The above transfer limitation condition shall not apply to transfers (i) by gift to an immediate family member, (ii) by will or intestacy or distribution, or (iii) to a trust for the benefit of the transferor or a family member.  Additionally:

(a)           notwithstanding anything contained in the schedule set forth above in this Section 4 to the contrary, if the Listing Date shall not have occurred as of the date one (1) year following the closing date of the Merger, then, and in such event, for purposes of the schedule set forth above in this Section 4, the Listing Date shall be deemed to be the date one (1) year following the closing date of the Merger; and

(b)           GCA Common Stock owned by affiliates of Bixby immediately preceding the closing of the Merger shall be subject to, and limited by, transfer restrictions imposed upon affiliates under securities law that are more restrictive than the above transfer limitation condition, to the extent applicable.

5.           Miscellaneous.

5.1           Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by FedEx, UPS, USPS, or DHL as established by the sender by evidence obtained from such courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications, to be valid, must be addressed to the recipient Party at the address set forth in the preamble to this Agreement or to such other address or to the attention of such person or persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

5.2           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction is not affected in any manner materially adverse to any Party.  Upon a determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transaction be consummated as originally contemplated to the fullest extent possible.

3

5.3           Assignment; Binding Effect; Benefit.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective executors, heirs, personal representatives successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.4           Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

5.5           Consent to Jurisdiction; Waiver of Jury Trial.  Each Party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any proceeding arising out of this Agreement.  Each Party agrees to commence any such proceeding either in the United States District Court for the Southern District of New York or if such proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division). Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 5.  Each Party irrevocably and unconditionally waives any objection to the laying of venue of any proceeding arising out of this Agreement in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

5.6           Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

5.7           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.8           Entire Agreement.  This Agreement and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the Parties with respect thereto.  Except as otherwise provided herein, no addition to or modification of any provision of this Agreement shall be binding upon any Party hereto unless made in writing and signed by all Parties hereto.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

4

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused this Agreement to be executed by the respective officers thereunto duly authorized, in each case as of the date first written above.

BIXBY ENERGY SYSTEMS, INC.

By:
Name: Robert A. Walker
Title: President & Chief Executive Officer

GCA I ACQUISITION CORP.

By:
Name: Michael M. Membrado
Title: President & Chief Executive Officer

WARRANTHOLDER

[NAME]

5

EXHIBIT A

BIXBY WARRANT CERTIFICATE(S)

EXHIBIT B

AFFILIATE AGREEMENT

EXHIBIT M

FORM OF REGISTRABLE SECURITIES LOCK-UP AGREEMENT

EXHIBIT M

REGISTRABLE SECURITIES LOCK-UP AGREEMENT

This Registrable Securities Lock-Up Agreement (this “Agreement”) is made as of _______ __, 200_, by and among Bixby Energy Systems, Inc. (formerly known as GCA I Acquisition Corp.), a Delaware corporation (the “Company”) and _____________________________________, an individual stockholder of Company (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the holder of record of _________________ (__________) shares of common stock, par value $0.0001 per share, of the Company (the “Registrable Securities”); and

WHEREAS, in order to compel the Company to register the Registrable Securities in accordance with the terms of Section 7.14 of that certain Amended & Restated Agreement and Plan of Merger dated March 27, 2009 by and among GCA I Acquisition Corp., Bixby Energy Acquisition Corp., and Bixby Energy Systems, Inc. (the “Merger Agreement”), the Stockholder has agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

1.           Lock-up. In consideration of the registration of the Registrable Securities by the Company pursuant to Section 7.13 of the Merger Agreement, the Stockholder hereby agrees that, whether or not registered, he or she shall only be permitted to sell shares in accordance with the schedule specifically set forth in Section 2.2(i)(1) of the Merger Agreement (the “Release Schedule”) as if the Stockholder were a recipient of shares of Parent Common Stock (as defined in the Merger Agreement) in connection with the Merger Agreement.

2.           Assignment.   This Agreement may not be assigned by any party hereto without the prior written consent of the other party. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

3.           Entire Agreement.   This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, set forth the entire understanding of the parties with respect to the subject matter hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

4.           Notices.   Any notice, request, demand, waiver, consent, approval or other communication made in connection with this Agreement shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to the Company, to:

Bixby Energy Systems, Inc.
6893 139th Lane N.W.
Ramsey, MN 55303
  Att:  Robert Walker, CEO

Fax:  763-428-7903

with a copy to:

Davisson & Associates, PA
4124 Quebec Avenue North, Suite 306
Minneapolis, MN 55427
  Att:  Peder K. Davisson, Esq.

Fax:  763-355-5679

If to the Stockholder:

Facsimile:

With a required copy to:

Attn:

Facsimile:

or to such other address or to the attention of such person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain).  If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

5.  Severability; Enforcement.   Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

2

6.  Consent to Jurisdiction.   Each party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such action, suit or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division).  Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 6.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

7.  Governing Law.   This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the voting of the Subject Shares is subject to the corporate law of the State of Delaware.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

BIXBY ENERGY SYSTEMS, INC.

By:
Name:
Title: President and Chief Executive Officer

STOCKHOLDER:

[NAME]

3

SCHEDULES

Schedule A	Company Disclosure Schedule
Organization and Qualification; Subsidiaries	Section 4.1
Capitalization	Section 4.4
No Conflict; Required Filings and Consents	Section 4.6
Permits; Compliance	Section 4.7
Financial Statements	Section 4.8
Taxes	Section 4.11
Inventory	Section 4.14
Product Warranty	Section 4.15
Real Property	Section 4.17
Intellectual Property	Section 4.18
Material Contracts	Section 4.19
Litigation	Section 4.20
Employee Benefit Plans	Section 4.21
Environmental	Section 4.23
Related Party Transactions	Section 4.24
Insurance	Section 4.25
Absence of Certain Changes or Events	Section 4.26
Change in Control	Section 4.33
Conduct of Business by the Company Pending the Merger	Section 6.1

Schedule B	Parent Disclosure Schedule
Capitalization	Section 5.4
No Conflict; Required Filings and Consents	Section 5.6
Taxes	Section 5.8
Absence of Certain Changes or Events	Section 5.12
Conduct of Business by Parent Pending the Merger	Section 6.2

Company Disclosure Schedule:  Section 4.1

Organization and Qualification; Subsidiaries

The Company was originally organized under the laws of the State of Minnesota and subsequently changed its domicile to Delaware through a merger.  It is qualified to do business in the State of Minnesota.  The Company’s subsidiary, SS Acquisition Corp. is a corporation organized under the laws of the State of Minnesota. The Company and its subsidiary are qualified to do business in each jurisdiction in which they have determined they are required to do so.

Company Disclosure Schedule:  Section 4.4

Capitalization

Section 4.4(a)

	Shares	Common Stock Equivalents
Common Stock	36,443,290	36,443,290

Series A Convertible Preferred Stock	817,534	1,635,068

Series A Convertible Preferred Stock Purchase Warrants	237,500	475,000

Common Stock Purchase Warrants	38,731,943	38,731,943

Employee/Board Common Stock Options		2,109,000

Convertible Debt		4,049,333

Total		82,845,319

Section 4.4b

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.4 (cont’d).

Section 4.4c

Debentures and Promissory Notes Outstanding:

Type	$ Amount	Due Date	Conversion Price

Debenture	1,025,000	Nov 2010	$1.60/share

Promissory Notes	50,000	April 2009	N/A
	600,000	May 2009	$1.60/share + ½ Warrant
	262,000	Oct 2009	$2.00/share + 1 Warrant @ $2 Strike
	150,000	Nov 2009	$2.00/share + 1 Warrant @ $2 Strike
	30,000	Dec 2009	$2.00/share + 1 Warrant @ $2 Strike
	100,000	Jan 2010	$1.60/share
	125,000	Feb 2010	$1.60/share
	1,700,000	March 2010	$1.60/share + ½ Warrant
	150,000	Apr 2010	$2.50/share
	200,000	Nov 2010	$2.50/share
	250,000	Feb 2012	$4.00/share
	1,000,000	Mar 2012	$3.00/share

Company Disclosure Schedule:  Section 4.6

No Conflict; Required Filings and Consents

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.7

Permits; Compliance

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.8

Financial Statements

Section 4.8(a)

BIXBY ENERGY SYSTEMS, INC.

Consolidated Financial Statements

Years Ended May 31, 2008 and May 26, 2007

BIXBY ENERGY SYSTEMS, INC.

Table of Contents

BIXBY ENERGY SYSTEMS, INC.
Consolidated Balance Sheets
May 31, 2008 and May 26,2007

	2008	2007
Assets
Current assets:
Cash and cash equivalents	$1,375,156	$286,672
Trade Accounts Receivable, less allowance for doubtful accounts of $36,868 and $264,226 in 2008 and 2007, respectively	272,507	260,033
Inventories	2,796,176	3,508,171
Other current assets	365,664	393,955
Total current assets	4,809,503	4,448,831
Property and equipment	1,731,670	1,684,037
Less accumulated depreciation and amortization	(1,114,586)	(752,046)
Net property and equipment	617,084	931,991
Other assets:
Long-lived assets, net	411,905	568,387
Deposits	56,182	56,182
Other	134,948	83,176
Total other assets	603,035	707,745
Total assets	$6,029,622	$6,088,567
Liabilities and Stockholders’ Deficit
Current liabilities:
Trade accounts payable	$1,510,789	$3,300,535
Accrued expenses	1,651,656	1,965,417
Current portion of capital leases	38,054	38,682
Current portion of long-term debt	85,051	46,644
Short term notes, net of debt discount of $78,381 and $431,594 in 2008 and 2007, respectively	121,619	768,405
Short term convertible debt, net of debt discount of $251,012 and $40,938 in 2008 and 2007, respectively	698,987	59,062
Miscellaneous loans	—	160,945
Unearned income	—	41,224
Total current liabilities	4,106,156	6,380,914
Long-term capital leases, less current portion of $38,054 and $38,682 in 2008 and 2007, respectively	—	38,092
Long-term debt, less current portion of $85,051 and $46,644 in 2008 and 2007, respectively	412,699	494,377
Convertible debt, net of debt discount of $2,069,270 and $252,184 in 2008 and 2007, respectively	1,522,730	772,816
Other long-term liabilities	290,700	290,700
Total liabilities	6,332,285	7,976,899
Commitments and contingencies
Stockholders’ deficit:
Undesignated preferred stock, $.001 par value.
Authorized 23,900,000 shares; none issued and outstanding in 2008 and 2007
Series A convertible preferred stock, $0.001 par value.
Authorized 1,100,000 shares; issued and outstanding 998,235 shares in 2008 and 1,046,846 shares in 2007 ($998,325 liquidation preference in 2008 and $1,046,846 liquidation preference in 2007)	998	1,047
Common stock $0.001 par value. Authorized 100,000,000 shares; issued and outstanding 33,024,380 shares in 2008 and 27,983,894 shares in 2007	33,024	27,984
Additional paid-in capital	48,392,034	33,058,327
Accumulated deficit	(48,728,719)	(34,975,690)
Total stockholders’ deficit	(302,663)	(1,888,332)
Total liabilities and stockholders’ deficit	$6,029,622	$6,088,567

See accompanying notes to consolidated financial statements.

2

BIXBY ENERGY SYSTEMS, INC.
Consolidated Statements of Operations
Years ended May 31, 2008 and May 26, 2007

	2008	2007
Net sales	$3,252,334	$7,193,020
Cost of goods	3,366,369	7,612,566
Loss from write down of inventory to market	—	1,212,864
Gross profit (loss)	(114,036)	(1,632,410)
Operating expenses:
Selling, general, and administrative	5,587,610	7,402,861
Research and development	3,724,736	1,208,191
Total operating expenses	9,312,346	8,611,052
Other income (expense):
Miscellaneous income	—	—
Interest expense	(1,204,611)	(248,076)
Other, net	(3,122,035)	(1,445,787)
Net loss	$(13,753,028)	$(11,937,325)

Net loss per common share:
Basic and Diluted	$(0.46)	$(0.45)

Weighted Average shares outstanding:
Basic and Diluted	30,141,647	26,671,194

See accompanying notes to consolidated financial statements.

3

BIXBY ENERGY SYSTEMS, INC.
Consolidated Statements of Stockholders’ Equity (Deficit)
Years Ended May 31, 2008 and May 26, 2007

			Series A convertible				Additional		Total
	Undesignated preferred stock		preferred stock		Common stock		paid-in	Accumulated	stockholders’
	Shares< /font>	Amount< /font>	Shares< /font>	Amount< /font>	Shares< /font>	Amount< /font>	capital	deficit	equity (deficit)
Balances at May 27, 2006	—	$—	1,046,846	$1,047	24,364,721	$24,365	$26,911,438	$(23,038,365)	$3,898,485
Shares issued in connection with warrants exercised					13,348	13	19,585		19,598
Shares issued in connection with private placement, less issuance costs of $599,981					3,605,825	3,606	5,165,733		5,169,339
Warrants issued for debt issuance costs							676,447		676,447
Stock based compensation							285,124		285,124
Net loss for the year								(11,937,325)	(11,937,325)
Balances at May 26, 2007	—	$—	1,046,846	$1,047	27,983,894	$27,984	$33,058,327	$(34,975,690)	$(1,888,332)
Shares issued in connection with conversion of preferred stock to common stock			(48,521)	(49)	97,042	97	(48)		—
Shares issued in connection with warrants exercised					48,638	48	97,228		97,276
Shares issued in connection with debt conversion					100,000	100	159,900		160,000
Shares issued in connection with private placement, less issuance costs of $687,185					4,794,806	4,795	7,417,570		7,422,365
Warrants issued for debt issuance costs							4,757,242		4,757,242
Stock based compensation							2,901,815		2,901,815
Net loss for the year								(13,753,028)	(13,753,028)
Balances at May 31, 2008	—	$—	998,325	$998	33,024,380	$33,024	$48,392,034	$(48,728,718)	$(302,662)

See accompanying notes to consolidated financial statements.

4

BIXBY ENERGY SYSTEMS, INC.
Consolidated Statements of Cash Flows
Years ended May 31, 2008 and May 26, 2007

	2008	2007
Cash flows from operating activities:
Net loss	$(13,753,028)	$(11,937,325)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	521,237	753,396
Amortization of debt discount	2,934,495	281,907
Inventories writedown to market	—	1,212,642
Impairment of long lived assets	—	953,703
Non cash interest expense	289,047	10,062
Non cash compensation for lease guarantee	134,000	—
Share based compensation	2,901,815	285,124
Loss on disposal of property and equipment	2,485	30,610
Change in current assets and current liabilities:
Accounts receivable	214,884	(73,264)
Allowance for doubtful accounts	(227,358)	258,136
Other receivables	—	512,570
Inventories	541,324	(2,290,049)
Other assets	12,291	94,778
Trade accounts payable	(1,789,747)	1,119,987
Accrued expenses	(313,761)	985,393
Unearned income	(41,224)	—
Net cash used in operating activities	(8,573,540)	(7,802,330)
Cash flows from investing activities:
Additions to property and equipment	(53,633)	(267,576)
Proceeds from sale of property and equipment	1,300	6,000
Increase in loan receivable	(14,000)	(125,000)
Purchase of asset held for resale	(20,000)	(80,000)
Additions to other assets	(1,772)	—
Net cash used in investing activities	(88,104)	(466,576)
Cash flows from financing activities:
Principal payments on capital leases	(38,721)	(33,795)
Proceeds from issuance of debt	4,012,000	1,453,682
Principal payments on debt	(1,742,792)	(326,685)
Proceeds from issuance of common stock and exercise of warrants	7,519,641	5,188,937
Net cash provided by financing activities	9,750,128	6,282,139
Net increase (decrease) in cash and cash equivalents	1,088,484	(1,986,767)
Cash and cash equivalents at beginning of year	286,672	2,273,439
Cash and cash equivalents at end of year	$1,375,156	$286,672

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$697,034	$111,877

Other non-cash financing transactions:

Conversion of debt to common stock	$160,000	$—
Conversion of preferred stock to common stock	$315,192	$—
Warrants issued in connection with debt	$4,757,242	$676,447

See accompanying notes to consolidated financial statements.

5

(1)  Organization, Description of Business and Going Concern

Bixby Energy Systems, Inc. (the Company) was incorporated as a Delaware corporation on April 1, 2002.  The Company designs, assembles, markets, services, and sells alternative energy heating systems.  The Company sells its products through dealers located in the northern part of the US and all of Canada. Its wholly-owned subsidiary, SS Acquisition d/b/a Bixby Energy Delivery Services (Delivery) which acquired Step Saver, Inc. in October, 2004, delivers water softener salt to residential and commercial customers in Southern Minnesota, Northwestern Wisconsin and Southeastern South Dakota.  Delivery also licenses its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.  The Company’s headquarters are located in Ramsey, MN.

The Company’s fiscal year end is the calendar end of May.  At the end of Fiscal Year 2005 (May 31, 2005), the Company instituted a year end of the last Saturday in May and instituted month ends based on a 5 week, 4 week, 4 week quarter.  For the year end of May 31, 2008, this resulted in a 53 week year for the Fiscal Year 2008.  The fiscal year ending May 26, 2007 was a 52 week year.  As Fiscal Year 2008 ended on May 31, 2008, the Company has decided to eliminate confusion and ease reporting by reverting back to a May 31st year end with calendar month endings during the fiscal year.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  While the Company had positive working capital of approximately, $703,000 as of May 31, 2008, the Company had an accumulated deficit of $48.7 million and $35 million, and a stockholders’ deficit of $303,000 and $1.9 million as of May 31, 2008 and May 26, 2007, respectively.

As reflected in the consolidated financial statements, the Company has incurred net losses of $13.7 million and $11.9 million for the fiscal years ended May 31, 2008 and May 26, 2007, respectively.  In this regard, the Company has been a net consumer, as opposed to generator, of cash from operations.  The Company has attempted during the period to use its resources to develop viable commercial products and to provide for its working capital needs.  These results of operations, when viewed in conjunction with the Company’s accumulated deficit and liquidity as referenced in the preceding paragraph raise substantial doubt as to the Company's ability to continue as a going concern.

To date, the Company has consistently been able to raise sufficient funds for its R&D and working capital requirements through the private issuance of a combination of equity and debt securities; however, there can be no assurance that it will be able to continue to raise capital in the future or that any capital obtained will be adequate to meet the Company’s needs.  Management's efforts to date have been directed towards the development and implementation of a plan to generate sufficient revenues to meet its ongoing capital requirements.  The plan includes, among other things, the development of the Company’s initial reference facility for its carbon conversion technology.  It also involves cost-cutting initiatives including the elimination of all non-essential costs, as well as the possible sale of certain assets related to non-core operations.

As regards asset recoverability, approximately $4.3 million or 72% of the asset values stated in the accompanying balance sheet are dependent upon the continued operations of the Company.  This, in turn, is dependent upon the Company's future ability to generate sufficient revenue so as to be self-sustaining and, in the interim, to meet its financing requirements on a continuing basis.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that may become necessary in the event that the Company is unable at some point in the future to continue as a going concern.

6

  (2)  Summary of Significant Accounting Policies and Practices

(a)	Principles of Consolidation

The consolidated financial statements include the financial statements of Bixby Energy Systems, Inc. and its wholly owned subsidiary SS Acquisition d/b/a Bixby Energy Delivery Services. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Cash Equivalents

Cash equivalents of approximately $1,375,000 and $287,000 at May 31, 2008 and May 26, 2007, respectively, consist of highly liquid cash investments with a maturity of three months or less at the date of purchase.

The Company maintains cash and cash equivalents in accounts with a financial institution in excess of the amount insured by the Federal Deposit Insurance Corporation.  The Company monitors the financial stability of this institution regularly and management does not believe there is significant credit risk associated with deposits in excess of federally insured amounts.

(c)	Accounts Receivable and Allowance for Doubtful Accounts

The Company sells its products on account to retail and commercial customers.  Payments from customers are received and applied to their account.

The Company records an allowance for doubtful accounts based on specifically identified amounts that it believes to be uncollectible.  If actual collections experience changes, revisions to the allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.  However, actual write-offs might exceed the recorded allowance. A review of open accounts resulted in a reserve for doubtful accounts of $36,868 and $264,226 at May 31, 2008 and May 26, 2007, respectively.  Based on the information available to it, the Company believes its allowance for doubtful accounts is adequate.

(d)	Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market.  The Company reviews inventory for obsolescence and excess quantities to determine that items deemed obsolete or excess are appropriately reserved.  At the end of fiscal 2007, the Company determined that the market price for its finished stove inventory was below the Company’s inventory cost necessitating an adjustment of $1,212,642 to write down inventory values to market.  No adjustment was required for the fiscal year ended May 31, 2008.

(e)	Other Current Assets

Other current assets consist of miscellaneous receivables from activities other than customer sales and prepaid expenses.

(f)	Property and Equipment

Property and equipment are recorded at cost.   Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The estimated useful lives of property and equipment range from two to ten years.

7

(g)	Impairment of Long Lived Assets

The Company reviews long-lived assets for impairment annually or more frequently if the occurrence of events or changes in circumstances indicates that the carrying amount of the assets may not be fully recoverable or the useful lives of these assets are no longer appropriate.  Each impairment test is based on a comparison of the carrying amount of an asset to future net undiscounted cash flows. If impairment is indicated, the asset is written down to its estimated fair value.

(h)	Deposits

The Company has made deposits as part of its long term capital and real estate leases. These deposits totaled $56,182 as of May 31, 2008 and May 27, 2007.

(i)	Other Assets

Other assets consist primarily of 1) an asset being held for resale in the amount of $100,000 and $80,000 as of May 31, 2008 and May 27, 2007, respectively and 2) a receivable of $30,000 which was advanced related to a technology development agreement in 2008.

(j)	Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (SAB) 104, which requires evidence of an agreement, delivery of the product or services at a fixed or determinable price, and assurance of collection within a reasonable period of time.  The Company sells stoves to dealers.  The title transfers to the dealer upon shipment.  The Company does not offer a right to return products, unless they are damaged.  The Company recognizes revenue upon shipment.  The dealers display the stoves and provide installation services to customers if necessary.  Delivery recognizes revenue upon deliver of salt to the customer.  Each delivery is billed as a separate invoice.

For the fiscal year ended May 31, 2008, one customer’s sales accounted for 11% of the company’s total sales.

(k)	Research and Development

The Company expenses research and development costs as incurred.

(l)	Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(m)	Stock Option Plan

The Company adopted SFAS No. 123R, “Share Based Payments.” SFAS No. 123R requires companies to expense the value of employee stock options and similar awards and applies to all outstanding and vested stock-based awards.

8

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period. The impact of applying SFAS No. 123R approximated $1,087,171 and $285,124 in additional compensation expense for the years ended May 31, 2008 and May 26, 2007, respectively.  Such amount is included in general and administrative expenses on the statement of operations.

(n)	Fair Value of Financial Instruments

Fair Value of Financial Instruments. Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company’s short-term financial instruments, including cash, other current assets, accounts payable, accrued expenses and notes payable approximate fair value at May 31, 2008 and May 26, 2007 due to the relatively short period to maturity for these instruments.

(o)	Advertising

Advertising costs are charged to expense as incurred.

(p)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(q)	Shipping and Handling Costs

The Company classifies freight costs billed to customers as revenue.  Costs related to freight are classified as costs of sales.

(r)	Recent Accounting Pronouncements

In September 2006, the FASB issued FASB Statement No. 157. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practices. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. Management believes that, for the foreseeable future, this Statement will have no impact on the financial statements of the Company once adopted.

9

In February 2007, the FASB issued FASB Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. The fair value option permits all entities to choose to measure eligible items at fair value at specified election dates.

A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. The fair value option may be applied instrument by instrument (with a few exceptions); is irrevocable (unless a new election date occurs); and is applied only to entire instruments and not to portions of instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurement. The Company does not expect the adoption of SFAS 159 to materially effect the Company’s financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (revised 2007) Business Combinations (SFAS No. 141(R)). SFAS No. 141(R) retains the fundamental requirements of the original pronouncement requiring that the purchase method be used for all business combinations. SFAS No. 141(R) defines the acquirer as the entity that obtains control of one or more businesses in the business combination, establishes the acquisition date as the date that the acquirer achieves control and requires the acquirer to recognize the assets acquired, liabilities assumed and any noncontrolling interest at their fair values as of the acquisition date. SFAS No. 141(R) also requires that acquisition-related costs be recognized separately from the acquisition. SFAS No. 141(R) is effective for fiscal years beginning on or after December 15, 2008. The Company is currently assessing the impact of SFAS No. 141(R) on its consolidated financial statements.

In December, 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Statement 160 requires all entities to report noncontrolling (minority) interests in subsidiaries in the same way—as equity in the consolidated financial statements. Moreover, Statement 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. FASB No.160 is effective for fiscal years beginning after December 15, 2008. The Company does not believe that FAS No. 160 will have any impact on its financial statements.

In February 2008, the FASB issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Its Related Interpretive Accounting Pronouncements That Address Leasing Transactions, and FSP FAS 157-2, Effective Date of FASB Statement No. 157. FSP FAS 157-1 removes leasing from the scope of SFAS No. 157, “Fair Value Measurements.” FSP FAS 157-2 delays the effective date of SFAS No. 157 from 2008 to 2009 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). See SFAS No. 157 discussion above.

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In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. SFAS No. 161 is effective for the Company beginning November 30, 2008. Management believes that, for the foreseeable future, this Statement will have no impact on the financial statements of the Company once adopted.

In May 2008, the FASB issued Statements of Financial Standards No. 162 (SFAS 162), The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities.  Prior to the issuance of SFAS 162, GAAP hierarchy was defined in the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 69 (SAS 69), The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. SAS 69 has been criticized because it is directed to the auditor rather than the entity. SFAS 162 addresses these issues by establishing that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.  SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, ”The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” The Company does not expect SFAS 162 to have a material effect on its consolidated financial statements.

In May 2008, the FASB issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 142-3, Determination of the Useful Life of Intangible Assets, which is effective for fiscal years beginning after December 15, 2008 and for interim periods within those years. FSP FAS 142-3 provides guidance on the renewal or extension.  The Company is currently evaluating the impact that FSP FAS 142-3 may have on the consolidated financial statements.

(3)	Other Receivables

In September 2007, the Company entered into an agreement to dissolve the license and investment agreement by which it received the rights to certain technologies.  The Company had advanced $200,000 as a loan at the time of the dissolution of which $125,000 had been advanced as of May 27, 2007.  As part of the dissolution agreement, the Company received a promissory note for $109,000 from one of the principals.  At the time of the dissolution this individual became a Consultant to the Company to further advance the technology.  In June 2008, this person became an employee of the Company.  The Company and the employee agreed that the promissory note will be forgiven over three years in equal amounts provided that the individual remains an employee over this period.

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(4)	Inventories

Inventory consists of the following:

	May 31, 2008	May 26, 2007
Raw materials	$1,603,676	$1,224,432
Finished Goods	1,192,500	2,283,739
	$2,796,176	$3,508,171

(5)	Property and Equipment

Property and equipment cost consists of the following:

	May 31, 2008	May 26, 2007
Machinery and Equipment	$1,604,722	$1,557,090
Leasehold Improvements	100,723	100,723
Furniture	26,224	26,224
	1,731,670	1,684,037
Less: accumulated depreciation	(1,114,586)	(752,046)
Property and equipment, net	$617,084	$931,991

Depreciation expense for the years ended May 31, 2008 and May 26, 2007, was $364,755 and $335,872 respectively.

(6)	Leases

The Company leases its facilities and certain equipment under noncancelable operating leases. Future minimum lease payments as of May 31, 2008, excluding operating costs, under these leases are as follows:

Operating
leases

FY2009	$156,343
FY2010	71,839
FY2011	5,688
Total minimum lease payments	$233,870

In June 2007, the Company issued a warrant to purchase 200,000 shares of the Company’s common stock in return for a personal guarantee on a one-year operating lease.  The warrants are at an exercise price of $1.60 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $134,000 was determined and expensed in 2008.

Rent expense for all operating leases for the years ended May 31, 2008 and May 26, 2007 was $496,788 and $628,744, respectively.

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(7)	Long-Lived Assets

During the fiscal years ended, 2005 and 2006, the Company acquired a salt delivery company which resulted in intangibles of $3,831,980 and customers of $235,000.  In accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company determined through a review of Delivery’s expected undiscounted cash flows that the current value of the intangibles exceeded its carrying value as follows:

	May 31, 2008	May 26, 2007

Intangible, Step Saver Acquisition	$3,831,980	$3,831,980
Customer Lists	235,000	235,000
Accumulated Amortization	(1,306,379)	(1,149,897)
Total impairment charges	(2,348,696)	(2,348,696)
	$411,905	$568,387

Intangible assets are being amortized on a straight line basis over 8 years and customer lists are being amortized over 3 years. Amortization expense for the years ended May 31, 2008 and May 26, 2007 was $156,482 and $382,957, respectively.

In fiscal years 2005 and 2006 the Company recorded total impairment charges of approximately $1.4 million related to the goodwill and intangible asset from the acquisition of Step Saver.  During the year ended May 26, 2007, the Company recorded an impairment charge of approximately $950,000 related to the intangible asset.

(8)	Related Party Transactions

In 2007, an officer of the Company advanced the Company funds through a series of personal credit cards for a total amount of $85,000.  The Company paid all charges and made the required payments on the cards.  In return for the advances the Company issued a warrant to purchase 65,000 shares of common stock at an exercise price of $2.00 per share for a period of three years.  Utilizing the Black-Scholes valuation model, the Company recorded an expense of $39,950 for the value of the warrants.  The balances remaining on these credit cards were $53,574 and $85,572 as of May 31, 2008 and May 26, 2007, respectively.  The amounts are listed with other credit card debt under accounts payable.

In September, 2007, a Company officer loaned $50,000 to the Company.  The Company repaid the loan in two installments of $25,000 in October and November of 2007.  The loan had an interest rate of 12%.  The Company also issued a warrant to purchase 100,000 shares of common stock at an exercise price of $1.60 per share for a period of five years.  Utilizing the Black-Scholes valuation model, the Company recorded an expense of $28,632 for the value of the warrants.

(9)	Short-term and Long-term Debt

The Company has entered into short-term notes, long-term notes and long-term debentures with investors.  In addition to interest on the principal amount of the note or debenture, the notes may include provisions for receipt of warrants to purchase the Company’s common stock and the right to convert the principal and, where included, the interest into the common stock of the Company.  The Company uses a version of the Black-Scholes model to value any warrants granted.  An amount equal to the warrants share of the total value of the transaction is treated as Additional Paid-In Capital and the debt is reduced accordingly.  This loan discount is then amortized over the life of the loan agreement.  A new loan may be executed to replace an expiring loan.  In those cases the old loan is treated as paid in full.  The new loan and any additional grants of warrants are treated as a new transaction.

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Short-term debt consists of the following:

		May 31, 2008	May 26, 2007
Bridge Notes	(8) and (10)	$200,000	$1,200,000
Convertible Notes	(9) and (11)	950,000	100,000

Less remaining discount for BCF and value of warrants	(8), (9), (10), (11)	(329,393)	(472,533)
Miscellaneous Loan	(7)	—	160,945
Total short-term debt		$820,607	$988,412

Long-term debt consists of the following:

		May 31, 2008	May 26, 2007
Capital Leases	(4)	$38,054	$76,775
Bank Loan	(3)	132,236	158,413
Note Payable	(5)	241,239	238,333
State of Minnesota Loan	(1)	124,275	144,275
Less current installments		(123,105)	(85,327)
Total long term debt, net of current portion		$412,699	$532,469

Convertible Debt - Gross Amount	(6) and (12)	3,592,000	1,025,000
Less remaining discount for value of warrants	(6) and (12)	(2,069,270)	(252,184)
Convertible Debt - net of debt discount		$1,522,730	$772,816

Other long-term liabilities	(2)	290,700	290,700
Total long-term debt		$2,226,129	$1,595,985

(1)
Prior to the acquisition of Delivery in October 2004, Delivery had entered into agreements with the Minnesota Department of Transportation to provide funds for improvement of rail sites in Woodlake, MN and Morton, MN.  The State provided a no interest loan in the amount of $75,000 of which $65,463 was utilized for Woodlake in January, 1999, with quarterly payments of $1,875 and in the amount of $200,000 of which $189,500 was utilized for Morton with equal quarterly payments of $5,000.  Payments are for 10 years or until the loan is repaid.  In March 2007, Delivery made a final payment of $3,578 to retire the loan agreement for the Woodlake rail site.  As of May 31, 2008 and May 26, 2007, the remaining amount due was $124,275 and $144,275, respectively.

(2)
As part of the acquisition of Delivery in October 2004, the Company issued warrants to purchase 190,000 preferred shares in the Company with an exercise price of $3.20 to Delivery’s debenture holders in exchange for warrants to purchase Delivery’s common stock. These warrants were valued at approximately $224,000. In addition, as part of the merger, the Board members of Delivery exchanged warrants for shares of Delivery common stock for 47,500 warrants for Bixby Convertible Preferred stock with an exercise price of $2.50.  These warrants were valued at approximately $ 66,000. The preferred warrants expire in July 2009 and are subject to redemption..  As part of the total acquisition price, the Company recorded a long-term liability of $290,700 which represented the value of these warrants at the time of acquisition using the Black-Scholes model.

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(3)
In June, 2005, the Company entered into a long-term bank loan in the amount of $204,100 secured by the assets of its Delivery operation with a fixed interest rate of 7.5% and fixed payments of $3,135.77 per month for 7 years.  As of May 31, 2008, payments on the loan were current with a total outstanding loan balance of $132,236.

(4)
Beginning in June 2005, the Company acquired certain equipment under a capital lease arrangement.  The terms of the arrangements call for monthly payments and range in length from 36 to 48 months.  No assets were acquired under a capital lease in fiscal year 2008 and 2007.  As of May 31, 2008, the total accumulated depreciation expense for the capital lease assets was $56,337.  As of May 31, 2008 and May 26, 2007, capital lease obligations amounted to $38,054 and $76,775, respectively.

(5)
In January 2006, Delivery agreed to acquire a licensee utilizing its delivery technology serving the Eastern Minnesota/Western Wisconsin area.  As part of this purchase, Delivery entered into two notes with the licensee, one in the amount of $216,000 with equal principal payments plus interest due monthly for a term of 7 years and a second for $60,000 with interest accruing in the first year and with equal principal payments plus interest for the remaining 6 years of the 7 year term.  Each loan has an interest rate of 1% above the prime rate published by The Wall Street Journal on the last business day of each month.  In April, 2007, Delivery requested and received a suspension of payments for 5 months.  In addition to the agreed payments on the notes, Delivery made a one-time payment of principal of $5,000 in May, 2008.  As of May 31, 2008, the total amount due on the two notes was $241,239.  Subsequent to May 31, 2008, Delivery has made an additional one-time payment and is considered current on the notes.

(6)
In October 2005, the Company issued convertible debentures in the amount of $1,125,000 bearing interest at the rates of 6% to 10% for a term of 5 years.  Interest is accrued and payable at the end of the term.  Principal and interest are convertible into the shares of the Company’s common stock at $1.60 per share.  In fiscal year 2007, the Company made a payment against this loan amounting to $100,000.  In accordance with EITF 00-27 and 98-5, the Company recorded a discount for the Beneficial Conversion Feature (“BCF”) on the convertible debt amounting to $108,000 and is amortized over the life of the debentures.  The amount of the BCF discount was calculated using the Black-Scholes model. Additionally, in connection with these debentures the Company issued warrants to purchase shares of common stock valued at approximately $356,000 of which $269,000 were recorded as a discount and were being amortized over the life of the loan.  The Company recorded a discount amortization expense of approximately $74,000 in year ending May 31, 2008 and $78,000 in year ending May 26, 2007, with a remaining unamortized balance of the discount of approximately, $178,000 and $252,000 as of May 31, 2008 and May 26, 2007, respectively.

(7)
In February, 2007, the Company agreed to the return of stoves from a dealer and entered into a promissory note for payment to the dealer in the amount of $153,682 bearing interest at the rate of 15% due on August 31, 2007.  The returned stoves served as collateral for the note.  The Company recorded $7,263 of accrued interest as of May 31, 2008.  On August 31, 2007, the Company entered into a forbearance agreement in which the Company agreed to pay for additional returned stoves and parts for a total amount due including accrued interest of $214,040 and a warrant to purchase 20,000 shares of the Company’s common stock.   A fair value of $14,800 was determined using the Black Scholes model, and expensed in 2008.  In November 2007, the Company signed a mutual release in which it satisfied the original note by transferring the original collateral to the dealer and agreed to pay $13,912 for the additional stoves and parts which were part of the forbearance agreement.

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(8)
From February through May 2007, the Company entered into various bridge notes amounting to $1.2 million bearing interest at the rates of 12% to 20% payable in full in 6 months or less.  In connection with these bridge loans warrants were issued to purchase shares of the Company's stock valued at approximately $1.4 million of which $589,000 were recorded as a discount and were being amortized over the life of the loans.  The Company recorded a discount amortization expense of approximately $432,000 in the year ending May 31, 2008 and $158,000 in the year ending May 26, 2007.

(9)
In May 2007, the Company entered into a convertible note bearing an interest rate of 15% and is convertible into shares of Company's common stock at $1.60 per share or payable in full on November 10, 2007.  In accordance with EITF 00-27 and 98-5, the Company recorded a discount for the Beneficial Conversion Feature (“BCF”) on the convertible debt amounting to $16,000 which was amortized over the life of the loan.  The amount of the BCF discount was calculated using the Black-Scholes model. Additionally, in connection with this loan warrants were issued to purchase shares of the Company's stock valued at approximately $44,000 of which $30,000 were recorded as a discount and being amortized over the life of the loan.  The Company amortized approximately $41,000 in the year ending May 31, 2008 and approximately $5,000 in the year ending May 26, 2007.

(10)
During 2008, the Company entered into various short-term bridge notes amounting to $1,650,000 bearing interest at the rates of 12% to 20% payable in full in 6 months or less.  In connection with these bridge loans warrants were issued to purchase shares of the Company's stock valued at approximately $1,087,000 of which approximately $610,000 were recorded as a discount and amortized over the life of the loans.  The Company recorded a discount amortization expense of approximately $531,000 in the year ending May 31, 2008.

(11)
During 2008, the Company entered into several short-term convertible notes with a total face amount of $2,345,000 bearing interest rates of 12% to 15% payable in full in twelve months or less and which are convertible into shares of Company's common stock at $1.60 per share and warrants to purchase additional shares of common stock at an exercise price from $1.00 to $2.00 per share.  Some notes also call for additional warrants to purchase common shares to be issued should the notes be converted.  In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model, the Company discounted the notes as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $488,000 and being amortized over the life of the loans and 2) for the warrants issued with the notes which had a value of $3,256,000 of which approximately $1,154,000 were recorded as a discount and being amortized over the life of the loans.  The warrants which would be issued upon conversion have an approximate value of $518,000 of which approximately $273,000 has been allocated should the loans be converted.  The Company recorded an amortization expense of approximately $1,508,000 in the year ending May 31, 2008 of which approximately $17,000 was for the value of warrants issued related to the conversion of notes.  At May 31, 2008, there remained approximately $137,000 of discounted value for warrants subject to issue upon conversion of the remaining open notes.

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(12)
During 2008, the Company entered into multiple long-term convertible notes with a total face amount of $2,567,000 bearing an interest rate of 12% and which are convertible into shares of Company's common stock at prices from $1.60 to $2.50 per share and warrants to purchase additional shares of common stock at an exercise price from $2.00 to $3.00 per share.  Some notes also call for additional warrants to purchase common shares to be issued should the notes be converted.  In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model, the Company discounted the notes as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $640,000 and being amortized over the life of the loans and 2) for the warrants issued with the notes which had a value of $3,098,000 of which approximately $1,600,000 were recorded as a discount and being amortized over the life of the loans.  The warrants which would be issued upon conversion have an approximate value of $470,000 of which approximately $244,000 has been allocated should the loans be converted.  The Company recorded an amortization expense of approximately $349,000 in the year ending May 31, 2008.  None of the notes were converted during the year ended May 31, 2008. At May 31, 2008, there remained approximately $1.9 million of discounted value for warrants and BCF.

The aggregate annual maturities of long-term debt subsequent to May 31, 2008 are as follows for the fiscal years ended:

2009	2010	2011	2012	2013 and thereafter

$123,105	$2,966,503	$1,136,351	$113,965	$78,581

(10)	Income Taxes

There was an income tax expense (benefit) attributable for the years ended May 31, 2008 and May 26, 2007 that differed from the amounts computed by applying the U.S. federal income tax rate of 34% and the state income tax rate of 4% to pretax loss as a result of the following:

	May 31, 2008	May 26, 2007
Expected Federal income tax (benefit)	$(4,676,020)	$(4,058,580)
State tax benefit (net of Federal effect)	(550,120)	(477,480)
Permanent differences	212,040	18,240
Change in valuation allowance	5,014,100	4,517,820
	$—	$—

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at May 31, 2008 and May 26, 2007 are presented below.

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	May 31, 2008	May 26, 2007
Deferred tax assets (liabilities):
Net operating loss	$14,231,760	$9,984,880
Temporary differences:
Contributions	1,900	1,900
Depreciation	(31,920)	(15,960)
Accrued salaries	—	8,740
Stock based compensation	1,102,760	—
Addition to bad debt reserve	—	9,500
Professional fees	111,340	111,340
Research and development	183,540	513,380
Increase in accrued warranty	—	23,560
Other	(3,040)	(2,280)
Impairment of intangibles	1,312,140	1,259,320
Total deferred tax asset	$16,908,480	$11,894,380
Valuation allowance	(16,908,480)	(11,894,380)
Net deferred tax asset	$—	$—

The Company has provided a full valuation allowance for the full tax benefit of the operating loss carryovers and other deferred tax assets due to the uncertainty regarding realization.. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considered the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

At May 31, 2008, the Company has net operating loss carryforwards for federal income tax purposes of $37,452,000, which are available to offset future federal taxable income, if any, and expire in 2021 through 2028. Sections 382 and 383 of the Internal Revenue Code of 1986 limit the use of the Company’s net operating loss carryforwards and credits as of the date of a more than 50% change in ownership. As a result of prior ownership changes, a portion of the net operating losses and credits may be limited in use in any one year. Subsequent ownership changes may further limit the use of the net operating losses in any one year.

(11)	Stockholders’ Deficit

(a)	Preferred Stock

The Company has 25,000,000 shares of $0.001 par value preferred stock authorized, of which 1,100,000 shares have been designated as Series A convertible preferred stock (Series A).  The Series A stock is convertible into two shares of the Company’s common stock.  During 2008, preferred stockholders converted 48,521 shares of preferred stock for 97,042 shares of the Company’s common stock.  An aggregate of 998,325 and 1,046,846 shares of Series A were outstanding at May 31, 2008 and May 26, 2007, respectively.

After December 31, 2006, in the event of liquidation, which is defined as the sale, conveyance or other disposition of all or substantially all of the assets of the Company, preferred stockholders are entitled to receive $1.00 per share prior to and in preference to any common stockholder.

The Series A holders have voting rights after December 31, 2006 on an as-if converted basis to common stock.

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(b)	Common Stock

The Company has 100,000,000 shares of $0.001 par value common stock authorized.  The Company offered additional shares for investment during the year ending May 31, 2008.  Prior to April, 2008, the Company sold units for $40,000 which consisted of 25,000 shares of common stock and a warrant to purchase up to 12,500 shares of common stock at an exercise price of $2.00 per share for a period of three years from date of issuance.  As of April 2008, the Company began offering additional shares at $2.50 per share.  During the year ending May 31, 2008, the Company sold 4,794,806 shares of common stock with gross proceeds of approximately $8,109,000.  After payment of fees of approximately $634,000, the net proceeds from the sale of common stock were approximately $7,422,000 for 2008.

During the fiscal year ended May 31 2008, the Company issued 100,000 shares of the Company’s  common stock in connection with the conversion of $160,000 convertible bridge loans.

(c)	Stock Option Plan

In 2001, the Company adopted a stock option plan (the Plan) allowing the granting of stock options to officers and key employees to purchase up to 5,000,000 shares of authorized but unissued common stock. Stock options are granted with an exercise price equal to the common stock’s fair market value at the date of grant.  The exercise period of Stock options can vary but in no event can Stock Options expire later than ten years from the date of grant.  At May 31, 2008, there remained 2,900,000 shares available for grant under the Plan.

A summary of the status of the Company’s outstanding stock options and related changes is as follows:

		Average
		Exercise
	Shares	Price
Outstanding at May 27, 2006	1,888,666	$1.54
Granted	225,000	1.77
Exercised	—
Canceled	(882,166)	1.42
Outstanding at May 26, 2007	1,231,500	1.67
Granted	1,320,000	2.73
Exercised	(110,000)	0.66
Canceled	(367,500)	1.95
Outstanding at May 31, 2008	2,074,000	2.36
Exercisable at May 31, 2008	1,822,000	$2.40

At May 31, 2008, the range of exercise prices and weighted average remaining contractual life of outstanding options was $0.80 to $3.00 and 3.63 years, respectively.

The Company has adopted SFAS No. 123 (Revised 2004), “Share-Based Payment.” and SFAS No. 123R (a revision of SFAS No. 123), “Accounting for Stock-Based Compensation”.  SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services through share-based payment transactions.  SFAS No. 123R requires an entity to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant.  The cost is recognized over the period during which an employee is required to provide services in exchange for the award.  The Company utilized an options valuation model to determine the value of the options granted as follows:

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	May 31, 2008	May 26, 2007
Share Compensation Values:
Options granted in current year	$963,490	$5,250
Expired options in current year
(includes options granted and expired in same year)	82,895	216,000
Options granted in prior year	40,786	63,874
Total Share Value	$1,087,171	$285,124

As of May 31, 2008, there remained $84,320 of stock compensation to be expensed in future years.

The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of each individual issuance of options.  The following assumptions were used for grants during the years ended May 31, 2008 and May 26, 2007:

	May 31, 2008	May 26, 2007
Expected dividend yield	0.00%	0.00%
Risk-free interest rate	3.41%	4.95%
Expected volatility	100.00%	100.00%

In order to determine the value of a warrants and options issued, the Company ensured that they selected the appropriate volatility factor for the common stock to apply the Black Scholes calculation.  In order to determine the appropriate volatility factor the Company reviewed the volatility data along with stock market and historical financial performance of a large number of companies involved in the same industry as Bixby.  In selecting the 100% volatility for Bixby, the Company considered Bixby’s historical financial performance, financial conditions, and business risk in comparison to comparable companies.

(d)	Other Stock-based Compensation

In October and November, 2007, the Company issued warrants to purchase 65,000 shares of the Company’s common stock to employees who were laid off.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 3 to 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $35,000 was determined and expensed in 2008.

In March, 2008, the Company issued warrants to purchase 495,000 shares of the Company’s common stock to employees in exchange for non-compete agreements.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $307,000 was determined and expensed in 2008.

20

In March, 2008, the Company issued a warrant to purchase 10,000 shares of the Company’s common stock as settlement on a failed investment.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 1 year.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $1,600 was determined and expensed in 2008.

In March, 2008, the Company issued a warrant to purchase 300,000 shares of the Company’s common stock to its legal counsel.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $186,000 was determined and expensed in 2008.

On April 1, 2008, the Company signed an agreement with TekGar, LLC which provides the Company with an exclusive license for the use of technology that will convert coal based activated carbon into diesel or jet fuel.  As part of the agreement, TekGar received warrants to purchase 2,000,000 common shares of its common stock exercisable at $2 per share for 5 years, a royalty fee on revenues from the sale of the fuel, and fees for periodic engineering services and for the successful installation of the technology.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $1,260,000 was determined and expensed to Research and Development costs in 2008.

In April 2008, the Company issued a warrant to purchase 40,625 shares of the Company’s common stock for consulting services.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $26,000 was determined and expensed in 2008.

(e)	Stock Warrants

As of May 31, 2008, the Company has outstanding warrants to purchase 36,847,860 shares of its common stock at prices ranging between $0.40 and $3.00.  These warrants have been issued as part of a unit investment in the Company, as part of loan agreements with the Company, for assistance in raising money for the Company and for other contractual purposes.

As of May 31, 2008, the Company had outstanding warrants to purchase 237,500 shares of its Series A convertible preferred stock at share prices ranging from $2.50 to $3.20.

A summary of the Company’s stock warrant activity and related information for the years ended May 31, 2008 and May 26, 2007 is as follows:

21

		Weighted		Weighted
		Average		Average
	Common	Exercise	Preferred	Exercise
	Shares	Price	Shares	Price
Outstanding at May 27, 2006	13,309,092	$1.33	237,500	$3.06
Issued	6,356,727	1.83
Exercised	(13,348)	1.47
Expired	—
Outstanding at May 26, 2007	19,652,471	1.49	237,500	3.06
Issued	18,189,451	2.03
Exercised	(48,638)	2.00
Expired	(916,049)	1.99
Outstanding at May 31, 2008	36,877,235	$1.74	237,500	$3.06

(12)	Commitments and Contingencies

In December, 2006, the Company ceased production of its heating stoves due to market conditions and over production.  As a result, the Company had to extend payments on outstanding balances owed to suppliers and other vendors.  During the year ending May 31, 2008, the Company made payments of approximately $1,700,000 on the amounts due.  As of May 31, 2008, approximately $400,000 remained to be paid.

In October, 2007, the Company signed an agreement in which it agreed to pay a total of $360,000 in settlement for services rendered prior to May 26, 2007.  This amount was accrued as of May 26, 2007.  The Company paid $3,000 upon signing of the agreement and agreed to make additional payments as follows: 1) $3,000 per month through July, 2008, 2) $6,000 per month from August, 2008 through July, 2011, 3) $7,500 per month after July, 2011 and until the total amount is paid in full.

In January, 2008, the Company signed an agreement in which it agreed to pay a total of $570,000 in settlement for services rendered by a legal firm prior to May 26, 2007.  This amount has been accrued as of May 26, 2007.  The Company paid $110,000 at time of signing the agreement and agreed to make additional payments as follows:  1) $8,000 per month for 11 consecutive months commencing March 1, 2008, 2) $12,000 per month for 13 months commencing February 1, 2009 and 3) $18,000 per month for 12 consecutive months commencing on March 1, 2010.

On April 21, 2008, the Company signed a series of agreements with Industrial Process Solutions (IPS) in which IPS will design and construct for the Company a fluidized-bed gasification system.  As part of these agreements, IPS is entitled to a warrant to purchase 500,000 common shares of the Company upon completion of a quarter scale and a full scale gasification units.  IPS is also entitled to a royalty fee on revenues from the sale of the gas and carbon produced by each unit subsequent to these units.

On May 7, 2008, the Company entered into a definitive agreement to complete a “reverse merger” into a public reporting shell company, GCA I Acquisition Corp., a Delaware corporation affiliated with Greyline Capital Advisors, LLC, a New York based corporate finance advisory firm.  The Company’s common stockholders would receive one share in the public company for every one share currently held in the Company.  Ten percent of the shares received in the transaction by the Company’s common stockholders would be eligible for resale immediately upon closing of the transaction, while the remaining ninety percent would become eligible for resale gradually in incremental blocks over time pursuant to a contractual lock-up provision intended to facilitate an orderly market in the Company’s stock.  Subject to the satisfaction of all the closing conditions and the approval of the Company’s stockholders, it is expected that the transaction would close in the second calendar quarter of 2009, subject to the approval of the Securities and Exchange Commission, and that, within a couple of months of that occurrence, the Company would obtain a trading symbol and be eligible for public listing/quotation.

22

On May 23, 2008, the Company signed an agreement with Kisstech, Inc. and its owners (Kisstech) in which Kisstech will design and construct for the Company a gas vaporization technology.  Upon completion of a viable working prototype, the Company will grant the owners of Kisstech warrants to purchase 750,000 common shares of the Company.  Kisstech shall also be entitled to receive royalty payments from the Company on the sale of products which utilize the gas vaporization technology.

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Company’s consolidated financial statements or results of operations.

(13)  Business Segment Information

The Company is organized and manages its business in two distinct segments: the Alternative Energy Heating Stove segment and the Delivery Services segment.  The Alternative Energy Heating Stove segment designs, assembles, markets, services, and sells alternative energy heating systems.  The principal products produced and/or marketed by this segment are the Bixby Maxfire heating stove, the Bixby Ugly Black Box (UBB) and accessories and parts related to the Maxfire and UBB. The operations are located in Ramsey, MN.  The Delivery Services segment delivers water softener salt and sales/leases water softener equipment to residential and commercial customers in Southern Minnesota, Northwestern Wisconsin and Southeastern South Dakota.  Delivery also licenses its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.  Delivery Services is based in Redwood Falls, MN and maintains salt storage facilities in Morton, MN and Vermillion, MN.

An analysis and reconciliation of the Company’s business segment information to the respective information in the consolidated financial statements are as follows:

23

	For the Year Ended
	May 31, 2008	May 26, 2007
Revenues:
Alternative Energy Heating Stove	$919,970	$5,181,943
Delivery Services	2,332,364	2,011,077

Total	3,252,334	7,193,020

Operating Income/(Loss):
Alternative Energy Heating Stove	(696,567)	(1,721,183)
Delivery Services	7,534	(639,942)
Corporate including research & development expense	(8,737,349)	(7,882,337)

Total	$(9,426,382)	$(10,243,462)

Depreciation and Amortization:
Alternative Energy Heating Stove	$222,586	$209,789
Delivery Services	298,651	1,497,310

Total	$521,237	$1,707,099

Capital Additions:
Alternative Energy Heating Stove	$50,000	$218,155
Delivery Services	3,633	49,421

Total	$53,633	$267,576

Total Assets:
Alternative Energy Heating Stove	$4,976,146	$4,688,273
Delivery Services	1,053,476	1,400,294

Total	$6,029,622	$6,088,567

(14)	Subsequent Events

In August, 2008, the Company extended to the holders of its warrants and options the opportunity to exercise warrants/options at a 50% discount of a warrant’s or option’s actual exercise price.  Warrant and options holders of record as of August 15, 2008, had until December 15, 2008, to exercise their warrants/options at the reduced exercise price.  As of August 15, 2008, the Company had outstanding warrants for approximately 37,600,000 shares of common stock with exercise prices ranging from $0.40 to $3.00, had warrants for 237,500 shares of preferred stock with exercise prices ranging from $2.50 to $3.20, and had options for approximately 2,100,000 shares of common stock with exercise prices ranging from $0.50 to $3.00 per share.  The Company issued 2,306,366 common shares as a result of the exercise of warrants and options during this discounted exercise price period.

24

In September, 2008, the Company settled a dispute with a former dealer of its stove operations.  The Company agreed to repurchase 96 stoves from the dealer in exchange for the settlement of any and all claims which the dealer had alleged.  Payment for the stoves is to be made in equal payments starting in September, 2008 and ending in January, 2009.  Upon receipt of the final payment, the stoves will be released to the Company.  The Company recorded a settlement expense of $182,500 at May 31, 2008, to reflect the difference between the settlement amount and the inventory value of the stoves actually received.

25

BIXBY ENERGY SYSTEMS, INC.
Consolidated Balance Sheets

	November 30, 2008
	(Unaudited)	May 31, 2008
Assets
Current assets:
Cash and cash equivalents	$610,983	$1,375,156
Trade Accounts Receivable, less allowance for doubtful accounts of $88,665 and $36,868 at November 30, 2008 and May 31, 2008, respectively	218,760	272,507
Inventories	2,717,632	2,796,176
Other current assets	357,272	365,664
Total current assets	3,904,647	4,809,503
Property and equipment	1,938,002	1,731,670
Less accumulated depreciation and amortization	(1,274,460)	(1,114,586)
Net property and equipment	663,542	617,084
Other assets:
Long-lived assets	329,655	411,905
Deposits	60,056	56,182
Other	104,948	134,948
Total other assets	494,659	603,035
Total assets	$5,062,848	$6,029,622
Liabilities and Stockholders’ Deficit
Current liabilities:
Trade accounts payable	$944,379	$1,510,789
Accrued expenses	1,320,068	1,651,656
Current portion of capital leases	123,747	38,054
Current portion of long-term debt	352,732	85,051
Short term notes, net of debt discount of $0 and $78,381 as of November 30, 2008 and May 31, 2008, respectively	—	121,619
Short term convertible debt, net of debt discount of $73,427 and $251,012 as of November 30, 2008 and May 31, 2008, respectively	526,573	698,987
Unearned income	—	—
Total current liabilities	3,267,499	4,106,156
Long-term debt, less current portion of $92,589 and $85,051 as of November 30, 2008 and May 31, 2008, respectively	372,786	412,699
Convertible debt, less current portion of $260,143 and $0,000 and net of debt discount of $1,633,045 and $2,069,270 as of November 30, 2008 and May 31, 2008, respectively	1,848,812	1,522,730
Other long-term liabilities	290,700	290,700
Total liabilities	5,779,797	6,332,285
Commitments and contingencies

Stockholders’ deficit:
Undesignated preferred stock, $.001 par value. Authorized 23,900,000 shares; none issued and outstanding as of November 30, 2008 and May 31,2008, respectively	—	—
Series A convertible preferred stock, $0.001 par value. Authorized 1,100,000 shares; issued and outstanding 829,814 shares and 998,325 shares as of November 30, 2008 and May 31, 2008, respectively ($829,814 and $998,325 liquidation preference as of November 30, 2008 and May 31, 2008, respectively)	829	998
Common stock $0.001 par value. Authorized 100,000,000 shares; issued and outstanding 36,440,090 shares and 33,024,380 shares as of November 30, 2008 and May 31, 2008, respectively	36,440	33,024
Additional paid-in capital	89,178,397	48,392,034
Accumulated deficit	(89,932,615)	(48,728,719)
Total stockholders’ deficit	(716,949)	(302,663)
Total liabilities and stockholders’ deficit	$5,062,848	$6,029,622

See accompanying notes to unaudited consolidated financial statements.

2

BIXBY ENERGY SYSTEMS, INC.
Consolidated Statements of Operations

	For the three months ended		For the six months ended
	November 30, 2008	November 24, 2007	November 30, 2008	November 24, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$689,443	$889,902	$1,537,123	$1,669,656
Cost of goods	603,494	981,453	1,351,772	1,804,421
Gross profit (loss)	85,949	(91,551)	185,351	(134,765)
Operating expenses:
Selling, general, and administrative	3,205,986	967,808	6,567,548	1,992,604
Research and development	1,455,976	487,136	2,398,528	918,167
Total operating expenses	4,661,962	1,454,944	8,966,076	2,910,771
Other income (expense):
Interest expense	(153,503)	(297,934)	(789,787)	(616,738)
Other, net	(474,916)	(460,253)	(31,633,384)	(995,920)
Net loss	$(5,204,433)	$(2,304,682)	$(41,203,897)	$(4,658,194)

Loss per common share:
Basic and Diluted	$(0.14)	$(0.08)	$(1.18)	$(0.16)

Weighted Average shares outstanding:
Basic and Diluted	35,913,057	28,922,526	34,794,923	28,662,470

See accompanying notes to unaudited consolidated financial statements.

3

BIXBY ENERGY SYSTEMS, INC.
Consolidated Statements of Stockholders’ Equity (Deficit)

			Series A convertible				Additional		Total
	Undesignated preferred stock		preferred stock		Common stock		paid-in	Accumulated	stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	equity (deficit)
Balances at May 27, 2006	—	$—	1,046,846	$1,047	24,364,721	$24,365	$26,911,438	$(23,038,365)	$3,898,485
Shares issued in connection with warrants exercised					13,348	13	19,585		19,598
Shares issued in connection with private placement, less issuance costs of $599,981					3,605,825	3,606	5,165,733		5,169,339
Warrants issued for debt issuance costs							676,447		676,447
Stock based compensation							285,124		285,124
Net loss for the year								(11,937,325)	(11,937,325)
Balances at May 26, 2007	—	$—	1,046,846	$1,047	27,983,894	$27,984	$33,058,327	$(34,975,690)	$(1,888,332)
Shares issued in connection with conversion of preferred stock to common stock			(48,521)	(49)	97,042	97	(48)		—
Shares issued in connection with warrants exercised					48,638	48	97,228		97,276
Shares issued in connection with debt conversion					100,000	100	159,900		160,000
Shares issued in connection with private placement, less issuance costs of $687,185					4,794,806	4,795	7,417,570		7,422,365
Warrants issued for debt issuance costs							4,757,242		4,757,242
Stock based compensation							2,901,815		2,901,815
Net loss for the year								(13,753,028)	(13,753,028)
Balances at May 31, 2008	—	$—	998,325	$998	33,024,380	$33,024	$48,392,034	$(48,728,718)	$(302,662)
Shares issued in connection with conversion of preferred
stock to common stock			(168,511)	(169)	337,022	337	(168)		—
Shares issued in connection with warrants and options exercised					1,739,669	1,740	1,479,916		1,481,656
Shares issued in connection with debt conversion					113,000	113	150,387		150,500
Shares issued in connection with private placement, less issuance costs of $344,825					1,226,017	1,226	3,928,585		3,929,811
Warrants issued for debt issuance costs							669,428		669,428
Stock based compensation							3,914,130		3,914,130
Valuation of reduction in warrant exercise price							30,644,085		30,644,085
Net loss for the year								(41,203,897)	(41,203,897)
Balances at November 30, 2008 (Unaudited)	—	$—	829,814	$829	36,440,088	$36,440	$89,178,397	$(89,932,615)	$(716,949)

See accompanying notes to unaudited consolidated financial statements.

4

BIXBY ENERGY SYSTEMS, INC.
Consolidated Statements of Cash Flows

	For the six months ended
	November 30, 2008	November 24, 2007
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(41,203,897)	$(4,658,194)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	242,124	258,868
Amortization of debt discount	902,520	888,090
Non cash interest expense	7,554	284,132
Share based compensation	3,914,130	144,045
Non cash compensation for lease guarantee	459,100	—
Valuation of warrant exercise price reduction	30,644,085	—
Loss on disposal of property and equipment	—	2,485
Change in current assets and current liabilities:
Accounts receivable	1,950	91,550
Allowance for doubtful accounts	51,797	(89,393)
Inventories	78,544	576,826
Other assets	34,517	(119,793)
Trade accounts payable	(566,410)	(75,616)
Accrued expenses	(331,587)	18,286
Unearned income	—	(51,437)
Net cash used in operating activities	(5,765,573)	(2,730,151)
Cash flows from investing activities:
Additions to property and equipment	(70,848)	(2,379)
Proceeds from sale of property and equipment	—	1,300
Increase in loan receivable	—	(14,000)
Additions to other assets	—	(39)
Net cash used in investing activities	(70,848)	(15,118)
Cash flows from financing activities:
Principal payments on capital leases	(49,791)	(19,132)
Proceeds from issuance of debt	—	1,807,000
Principal payments on debt	(289,429)	(276,913)
Proceeds from issuance of common stock and exercise of warrants	5,411,468	1,946,516
Net cash provided by financing activities	5,072,248	3,457,471
Net increase (decrease) in cash and cash equivalents	(764,173)	712,202
Cash and cash equivalents at beginning of period	1,375,156	286,672
Cash and cash equivalents at end of period	$610,983	$998,874

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$215,695	$111,877
Cash paid for taxes	$—	$—

Non-cash investing and financing activities:

Equipment purchased under capital lease	$135,484	$—
Conversion of debt to common stock	$150,500	$—
Conversion of preferred stock to common stock	$1,094,647	$—
Warrants issued in connection with debt	$1,481,657	$2,173,961

See accompanying notes to consolidated financial statements.

5

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

 (1) Basis of Presentation

The accompanying unaudited consolidated financial statements of Bixby Energy Systems, Inc and Subsidiary have been prepared in accordance with generally accepted accounting principles for interim financial information.  Accordingly, they do not include all the information and notes required by generally accepted accounting principals for complete financial statements.  In the opinion of management, all adjustments necessary to present fairly the information set forth therein have been included.  Operating results for the three month period ended November 30, 2008 are not necessarily indicative of the results that may be experienced for the fiscal year ended May 31, 2009,

These consolidated financial statements are those of the Company and its wholly-owned subsidiary.  All significant inter-company accounts and transactions have been eliminated in the preparation of the consolidated financial statements.

(2) Organization, Description of Business and Going Concern

Bixby Energy Systems, Inc. (the Company) was incorporated as a Delaware corporation on April 1, 2002.  The Company designs, assembles, markets, services, and sells alternative energy heating systems.  The Company sells its products through dealers located in the northern part of the US and all of Canada. Its wholly-owned subsidiary, SS Acquisition d/b/a Bixby Energy Delivery Services (Delivery) which acquired Step Saver, Inc. in October, 2004, delivers water softener salt to residential and commercial customers in Southern Minnesota, Northwestern Wisconsin and Southeastern South Dakota.  Delivery also licenses its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.  The Company’s headquarters are located in Ramsey, MN.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  While the Company had positive working capital of approximately, $4637,000 as of November 30, 2008, the Company had an accumulated deficit of $89.9 million and a stockholders’ deficit of $717,000 as of November 30, 2008.

As reflected in the consolidated financial statements, the Company has incurred net losses of $41.0 million for the first six months ended November 30, 2008, of Fiscal Year 2009.  In this regard, the Company has been a net consumer, as opposed to generator, of cash from operations.  The Company has attempted during the period to use its resources to develop viable commercial products and to provide for its working capital needs.  These results of operations, when viewed in conjunction with the Company’s accumulated deficit and liquidity as referenced in the preceding paragraph raise substantial doubt as to the Company's ability to continue as a going concern.

To date, the Company has consistently been able to raise sufficient funds for its R&D and working capital requirements through the private issuance of a combination of equity and debt securities; however, there can be no assurance that it will be able to continue to raise capital in the future or that any capital obtained will be adequate to meet the Company’s needs.  Management's efforts to date have been directed towards the development and implementation of a plan to generate sufficient revenues to meet its ongoing capital requirements.  The plan includes, among other things, the development of the Company’s initial reference facility for its carbon conversion technology.  It also involves cost-cutting initiatives including the elimination of all non-essential costs, as well as the possible sale of certain assets related to non-core operations.

6

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

As regards asset recoverability, approximately $4.3 million or 82% of the asset values stated in the accompanying balance sheet are dependent upon the continued operations of the Company.  This, in turn, is dependent upon the Company's future ability to generate sufficient revenue so as to be self-sustaining and, in the interim, to meet its financing requirements on a continuing basis.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that may become necessary in the event that the Company is unable at some point in the future to continue as a going concern.

(3) Summary of Significant Accounting Policies and Practices

(a)	Principles of Consolidation

The consolidated financial statements include the financial statements of Bixby Energy Systems, Inc. and its wholly owned subsidiary SS Acquisition d/b/a Bixby Energy Delivery Services. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Cash Equivalents

Cash equivalents of approximately $611,000 and $1,375,000 at November 30, 2008, and May 31, 2008, respectively, consist of highly liquid cash investments with a maturity of three months or less at the date of purchase.

The Company maintains cash and cash equivalents in accounts with a financial institution in excess of the amount insured by the Federal Deposit Insurance Corporation.  The Company monitors the financial stability of this institution regularly and management does not believe there is significant credit risk associated with deposits in excess of federally insured amounts.

(c)	Accounts Receivable and Allowance for Doubtful Accounts

The Company sells its products on account to retail and commercial customers.  Payments from customers are received and applied to their account.

The Company records an allowance for doubtful accounts based on specifically identified amounts that it believes to be uncollectible.  If actual collections experience changes, revisions to the allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.  However, actual write-offs might exceed the recorded allowance. A review of open accounts resulted in a reserve for doubtful accounts of $88,665 and $36,868,at November 30, 2008 and May 31, 2008, respectively.  Based on the information available to it, the Company believes its allowance for doubtful accounts is adequate.

(d)	Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market.  The Company reviews inventory for obsolescence and excess quantities to determine that items deemed obsolete or excess are appropriately reserved.  At the end of fiscal 2007, the Company determined that the market price for its finished stove inventory was below the Company’s inventory cost necessitating an adjustment of $1,212,642 to write down inventory values to market.  No adjustment was required as of November 30, 2008, and May 31, 2008, respectively.

7

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

(e)	Other Current Assets

Other current assets consist of miscellaneous receivables from activities other than customer sales and prepaid expenses.

(f)	Property and Equipment

Property and equipment are recorded at cost.   Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The estimated useful lives of property and equipment range from two to ten years.

(g)	Impairment of Long Lived Assets

The Company reviews long-lived assets for impairment annually or more frequently if the occurrence of events or changes in circumstances indicates that the carrying amount of the assets may not be fully recoverable or the useful lives of these assets are no longer appropriate.  Each impairment test is based on a comparison of the carrying amount of an asset to future net undiscounted cash flows. If impairment is indicated, the asset is written down to its estimated fair value.

(h)	Deposits

The Company has made deposits as part of its long term capital and real estate leases. These deposits totaled $60,057 and $56,182 as of November 30, 2008 and May 31, 2008, respectively.

(i)	Other Assets

Other assets as of November 30, 2008 and May 31,2008, consist primarily of an asset being held for resale in the amount of $100,000.

(j)	Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (SAB) 104, which requires evidence of an agreement, delivery of the product or services at a fixed or determinable price, and assurance of collection within a reasonable period of time.  The Company sells stoves to dealers.  The title transfers to the dealer upon shipment.  The Company does not offer a right to return products, unless they are damaged.  The Company recognizes revenue upon shipment.  The dealers display the stoves and provide installation services to customers if necessary.  Delivery recognizes revenue upon deliver of salt to the customer.  Each delivery is billed as a separate invoice.

One customer’s sales accounted for 16% and 19% of the Company’s total sales for the six months ended November 30, 2008, and May 31, 2008, respectively.

(k)	Research and Development

The Company expenses research and development costs as incurred.

(l)	Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

8

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

(m)	Stock Option Plan

The Company adopted SFAS No. 123R, “Share Based Payments.” SFAS No. 123R requires companies to expense the value of employee stock options and similar awards and applies to all outstanding and vested stock-based awards.

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period. The impact of applying SFAS No. 123R approximated $160,000 and $125,000 in additional compensation expense for the first six months ended November 30, 2008 and May 31, 2008, respectively.  Such amount is included in general and administrative expenses on the statement of operations.

(n)	Fair Value of Financial Instruments

Fair Value of Financial Instruments. Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company’s short-term financial instruments, including cash, other current assets, accounts payable, accrued expenses and notes payable approximate fair value at November 30, 2008 due to the relatively short period to maturity for these instruments.

(o)	Advertising

Advertising costs are charged to expense as incurred.

(p)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

9

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

(q)	Shipping and Handling Costs

The Company classifies freight costs billed to customers as revenue.  Costs related to freight are classified as costs of sales.

(r)	Recent Accounting Pronouncements

In September 2006, the FASB issued FASB Statement No. 157. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practices. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. Management believes that, for the foreseeable future, this Statement will have no impact on the financial statements of the Company once adopted.

In February 2007, the FASB issued FASB Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. The fair value option permits all entities to choose to measure eligible items at fair value at specified election dates.

A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. The fair value option may be applied instrument by instrument (with a few exceptions); is irrevocable (unless a new election date occurs); and is applied only to entire instruments and not to portions of instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurement. The Company does not expect the adoption of SFAS 159 to materially effect the Company’s financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (revised 2007) Business Combinations (SFAS No. 141(R)). SFAS No. 141(R) retains the fundamental requirements of the original pronouncement requiring that the purchase method be used for all business combinations. SFAS No. 141(R) defines the acquirer as the entity that obtains control of one or more businesses in the business combination, establishes the acquisition date as the date that the acquirer achieves control and requires the acquirer to recognize the assets acquired, liabilities assumed and any noncontrolling interest at their fair values as of the acquisition date. SFAS No. 141(R) also requires that acquisition-related costs be recognized separately from the acquisition. SFAS No. 141(R) is effective for fiscal years beginning on or after December 15, 2008. The Company is currently assessing the impact of SFAS No. 141(R) on its consolidated financial statements.

10

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

In December, 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Statement 160 requires all entities to report noncontrolling (minority) interests in subsidiaries in the same way—as equity in the consolidated financial statements. Moreover, Statement 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. FASB No.160 is effective for fiscal years beginning after December 15, 2008. The Company does not believe that FAS No. 160 will have any impact on its financial statements.

In February 2008, the FASB issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Its Related Interpretive Accounting Pronouncements That Address Leasing Transactions, and FSP FAS 157-2, Effective Date of FASB Statement No. 157. FSP FAS 157-1 removes leasing from the scope of SFAS No. 157, “Fair Value Measurements.” FSP FAS 157-2 delays the effective date of SFAS No. 157 from 2008 to 2009 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). See SFAS No. 157 discussion above.

In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. SFAS No. 161 is effective for the Company beginning November 30, 2008. Management believes that, for the foreseeable future, this Statement will have no impact on the financial statements of the Company once adopted.

In May 2008, the FASB issued Statements of Financial Standards No. 162 (SFAS 162), The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities.  Prior to the issuance of SFAS 162, GAAP hierarchy was defined in the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 69 (SAS 69), The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. SAS 69 has been criticized because it is directed to the auditor rather than the entity. SFAS 162 addresses these issues by establishing that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.  SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, ”The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” The Company does not expect SFAS 162 to have a material effect on its consolidated financial statements.

In May 2008, the FASB issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 142-3, Determination of the Useful Life of Intangible Assets, which is effective for fiscal years beginning after December 15, 2008 and for interim periods within those years. FSP FAS 142-3 provides guidance on the renewal or extension.  The Company is currently evaluating the impact that FSP FAS 142-3 may have on the consolidated financial statements.

11

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

(4)	Inventories

Inventory consists of the following:

	November 30, 2008	May 31, 2008
Raw materials	$1,721,957	$1,603,676
Finished Goods	995,675	1,192,500
	$2,717,632	$2,796,176

(5)	Long-Lived Assets

In accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company is to assess its long-lived assets for impairment at least annually in the absence of an indicator of possible impairment and immediately upon an indicator of possible impairment. While no events or circumstances that would indicate a potential impairment were identified by management, the Company will perform an assessment during the fourth quarter of 2009.  As of November 30, 2008 and May 31, 2008, the net value of long-lived assets was as follows:

	November 30, 2008	May 31, 2008
Intangible, Step Saver Acquisition	$3,831,980	$3,831,980
Customer Lists	235,000	235,000
Accumulated Amortization	(1,388,629)	(1,306,379)
Total impairment charges	(2,348,696)	(2,348,696)
	$329,655	$411,905

(6)	Short-term and Long-term Debt

The Company has entered into short-term notes, long-term notes and long-term debentures with investors.  In addition to interest on the principal amount of the note or debenture, the notes may include provisions for receipt of warrants to purchase the Company’s common stock and the right to convert the principal and, where included, the interest into the common stock of the Company.  The Company uses a version of the Black-Scholes model to value any warrants granted.  An amount equal to the warrants share of the total value of the transaction is treated as Additional Paid-In Capital and the debt is reduced accordingly.  This loan discount is then amortized over the life of the loan agreement.  A new loan may be executed to replace an expiring loan.  In those cases the old loan is treated as paid in full.  The new loan and any additional grants of warrants are treated as a new transaction.

As of November 30, 2008, Short-term debt consists of the following:

12

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

		November 30, 2008	May 31, 2008
Bridge Notes		$-	$200,000
Convertible Notes	(7)	600,000	950,000
Less remaining discount for BCF and value of warrants	(7)	(73,427)	(329,393)
Total short-term debt		$526,573	$620,607

Long-term debt consists of the following:

		November 30, 2008	May 31, 2008
Capital Leases	(4)	$123,747	$38,054
Bank Loan	(3)	118,207	132,236
Note Payable	(5)	232,893	241,239
State of Minnesota Loan	(1)	114,275	124,275
Less current installments		(216,336)	(123,105)
Total long term debt, net of current portion		$372,786	$412,699

Convertible Debt - Gross Amount	(6) (8) and (9)	3,742,000	3,592,000
Less remaining discount for value of warrants	(6) (8) and (9)	(1,633,045)	(2,069,270)
Convertible Debt - net of debt discount		$2,108,955	$1,522,730
Less current installments		(260,143)	—
Total convertible debt, net of current portion		$1,848,812	$1,522,730

Other long-term liabilities	(2)	290,700	290,700
Total long-term debt		$2,512,298	$2,226,129

(1)
Prior to the acquisition of Delivery in October 2004, Delivery had entered into an agreement with the Minnesota Department of Transportation to provide funds for improvement of a rail site in Morton, MN.  The State provided a no interest loan in the amount of $200,000 of which $189,500 was utilized for Morton with equal quarterly payments of $5,000.  Payments are for 10 years or until the loan is repaid.  As of November 30, 2008, the remaining amount due was $114,275.

(2)
As part of the acquisition of Delivery in October 2004, the Company issued warrants to purchase 190,000 preferred shares in the Company with an exercise price of $3.20 to Delivery’s debenture holders in exchange for warrants to purchase Delivery’s common stock. These warrants were valued at approximately $224,000. In addition, as part of the merger, the Board members of Delivery exchanged warrants for shares of Delivery common stock for 47,500 warrants for Bixby Convertible Preferred stock with an exercise price of $2.50.  These warrants were valued at approximately $ 66,000. The preferred warrants expire in July 2009 and are subject to redemption.  As part of the total acquisition price, the Company recorded a long-term liability of $290,700 which represented the value of these warrants at the time of acquisition using the Black-Scholes model.

(3)
In June, 2005, the Company entered into a long-term bank loan in the amount of $204,100 secured by the assets of its Delivery operation with a fixed interest rate of 7.5% and fixed payments of $3,135.77 per month for 7 years.  As of November 30, 2008, payments on the loan were current with a total outstanding loan balance of $118,207.

13

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

(4)
Beginning in June 2005, the Company acquired certain equipment under a capital lease arrangement.  The terms of the arrangements call for monthly payments and range in length from 36 to 48 months.  In the first 6 months ending November 30, 2008 for Fiscal Year 2009, the Company acquired additional equipment under capital leases for a total of $135,484.  As of November 30, 2008, capital lease obligations amounted to $123,747.

(5)
In January 2006, Delivery agreed to acquire a licensee utilizing its delivery technology serving the Eastern Minnesota/Western Wisconsin area.  As part of this purchase, Delivery entered into two notes with the licensee, one in the amount of $216,000 with equal principal payments plus interest due monthly for a term of 7 years and a second for $60,000 with interest accruing in the first year and with equal principal payments plus interest for the remaining 6 years of the 7 year term.  Each loan has an interest rate of 1% above the prime rate published by The Wall Street Journal on the last business day of each month.  As of November 30, 2008, the total amount due on the two notes was $232,893.

(6)
In October 2005, the Company issued convertible debentures in the amount of $1,125,000 bearing interest at the rates of 6% to 10% for a term of 5 years.  Interest is accrued and payable at the end of the term.  Principal and interest are convertible into the shares of the Company’s common stock at $1.60 per share.  In fiscal year 2007, the Company made a payment against this loan amounting to $100,000.  In accordance with EITF 00-27 and 98-5, the Company recorded a discount for the Beneficial Conversion Feature (“BCF”) on the convertible debt amounting to $108,000 and is amortized over the life of the debentures.  The amount of the BCF discount was calculated using the Black-Scholes model. Additionally, in connection with these debentures the Company issued warrants to purchase shares of common stock valued at approximately $356,000 of which $269,000 were recorded as a discount and were being amortized over the life of the loan.  The Company recorded a discount amortization expense of approximately $36,000 in the first six months ending November 30, 2008, with a remaining unamortized balance of the discount of approximately, $142,000 as of November 30, 2008.

(7)
In May, 2008, the Company entered into a short-term convertible note with a total face amount of $600,000 bearing an interest rate of 12% payable in full in twelve months or less and which is convertible into shares of Company's common stock at $1.60 per share and warrants to purchase additional shares of common stock at an exercise price of $2.00 per share.  The lender also received contemporaneously with the note a warrant to purchase common shares at an exercise price of $2.00 per share.  In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model, the Company discounted the note as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $69,000 and being amortized over the life of the loan and 2) for the warrants issued with the notes which had a value of $93,000 and was recorded as a discount and being amortized over the life of the loans.  The warrants which would be issued upon conversion have an approximate value of $116,250 which has been allocated should the loans be converted.  The Company recorded an amortization expense of approximately $81,000 in for the first six months ending November 30, 2008.  At November 30, 2008, there remained approximately $73,000 of discounted value to be amortized over the remaining period of the note.

14

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

(8)
During 2008, the Company entered into multiple long-term convertible notes with a total face amount of $2,567,000 bearing an interest rate of 12% and which are convertible into shares of Company's common stock at prices from $1.60 to $2.50 per share and warrants to purchase additional shares of common stock at an exercise price from $2.00 to $3.00 per share.  Some notes also call for additional warrants to purchase common shares to be issued should the notes be converted.  In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model, the Company discounted the notes as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $640,000 and being amortized over the life of the loans and 2) for the warrants issued with the notes which had a value of $3,098,000 of which approximately $1,600,000 were recorded as a discount and being amortized over the life of the loans.  The warrants which would be issued upon conversion have an approximate value of $470,000 of which approximately $244,000 has been allocated should the loans be converted.  The Company recorded an amortization expense of approximately $498,000 for the six months ending November 30, 2008.  One note was used to purchase warrants during the six months ended November 30, 2008. At November 30, 2008, there remained approximately $1.1 million of discounted value for warrants and BCF to be amortized.

(9)
In the first six months of 2009, the Company entered into a long-term convertible note with a face amount of $200,000 bearing an interest rate of 15% and which is convertible into shares of the Company’s common stock at a price of $2.50 per share.  Contemporaneously with the note, a warrant to purchase common shares at an exercise price of $3.00 per share was issued. In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model, the Company discounted the note as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $128,000 and being amortized over the life of the loans and 2) for the warrants issued with the notes which had an approximate value of $113,000 of which approximately $72,000 was recorded as a discount and is being amortized over the life of the loan.  The Company recorded an amortization expense of approximately $5,000 for the six months ending November 30, 2008.  At November 30, 2008, there remained approximately $195,000 of discounted value for warrants and BCF to be amortized.

(7)	Stockholders’ Deficit

(a)	Preferred Stock

The Company has 25,000,000 shares of $0.001 par value preferred stock authorized, of which 1,100,000 shares have been designated as Series A convertible preferred stock (Series A).  The Series A stock is convertible into two shares of the Company’s common stock.  For the six months ended November 30, 2008, preferred stockholders converted 168,511 shares of preferred stock for 337,022 shares of the Company’s common stock.  An aggregate of 829,814 shares of Series A were outstanding at November 30, 2008.

After December 31, 2006, in the event of liquidation, which is defined as the sale, conveyance or other disposition of all or substantially all of the assets of the Company, preferred stockholders are entitled to receive $1.00 per share prior to and in preference to any common stockholder.

The Series A holders have voting rights after December 31, 2006 on an as-if converted basis to common stock.

15

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

(b)	Common Stock

The Company has 100,000,000 shares of $0.001 par value common stock authorized.  The Company offered additional shares for investment during the first six months ending November 30, 2008.  As of April 2008, the Company began offering additional shares at $2.50 per share.  Beginning July 1, 2008, the Company changed the offering price to $4.00 per share.  During the first six months ending November 30, 2008, the Company sold 1,226,017 shares of common stock with gross proceeds of approximately $4,275,000.  After payment of fees of approximately $345,000, the net proceeds from the sale of common stock were approximately $3,930,000 for the six months ending November 30, 2008.

During the first six months ended November 30 2008, the Company issued 113,000 shares of the Company’s common stock in connection with the conversion of $150,000 convertible bridge loans.

(c)	Stock Option Plan

In 2001, the Company adopted a stock option plan (the Plan) allowing the granting of stock options to officers and key employees to purchase up to 5,000,000 shares of authorized but unissued common stock. Stock options are granted with an exercise price equal to the common stock’s fair market value at the date of grant. The exercise period of Stock options can vary but in no event can Stock Options expire later than ten years from the date of grant. At November 30, 2008, there remained 2,786,000 shares available for grant under the Plan.

A summary of the status of the Company’s outstanding stock options and related changes is as follows:

		Weighted Average
	Shares	Exercise Price
Outstanding at May 26, 2007	1,231,500	1.67
Granted	1,320,000	2.73
Exercised	(110,000)	0.66
Canceled	(367,500)	1.95
Outstanding at May 31, 2008	2,074,000	2.36
Granted	100,000	4.40
Exercised	(35,000)	1.00
Canceled	(20,000)	2.00
Outstanding at November 30, 2008	2,119,000	2.46
Exercisable at November 30, 2008	1,882,000	$2.52

In August, 2008, the Company granted its option and warrant holders the opportunity to exercise their holdings at an exercise price of 50% of the price stated in their option or warrant provided that they exercised any time between August 15, 2008, and December 15, 2008.  Options with a total of 35,000 shares of the Company’s common stock were exercised during this period.  The Company used the Black-Scholes option-pricing model to calculate the fair value of this reduction in exercise price.  A fair value of $15,050 was determined and expensed for the exercise of these options.

16

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

At November 30, 2008, the range of exercise prices and weighted average remaining contractual life of outstanding options was $0.80 to $4.40 and 3.44 years, respectively.

The Company has adopted SFAS No. 123 (Revised 2004), “Share-Based Payment.” and SFAS No. 123R (a revision of SFAS No. 123), “Accounting for Stock-Based Compensation”.  SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services through share-based payment transactions.  SFAS No. 123R requires an entity to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant.  The cost is recognized over the period during which an employee is required to provide services in exchange for the award.  The Company utilized an options valuation model to determine the value of the options granted as follows:

November 30, 2008
Share Compensation Values:
Options granted in current year	$74,500
Expired options in current year
(includes options granted and expired in same year)	—
Options granted in prior year	18,030
Total Share Value	$92,530

As of November 30, 2008, there remained $66,290 of stock compensation to be expensed in the future.

The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of each individual issuance of options.  The following assumptions were used for grants:

November 30, 2008
Expected dividend yield	0.00%
Risk-free interest rate	3.37%
Expected volatility	100.00%

In order to determine the value of a warrants and options issued, the Company ensured that they selected the appropriate volatility factor for the common stock to apply the Black Scholes calculation.  In order to determine the appropriate volatility factor the Company reviewed the volatility data along with stock market and historical financial performance of a large number of companies involved in the same industry as Bixby.  In selecting the 100% volatility for Bixby, the Company considered Bixby’s historical financial performance, financial conditions, and business risk in comparison to comparable companies.

(d)	Other Stock-based Compensation

In June, 2008, the Company issued warrants to purchase 45,000 shares of the Company’s common stock to certain employees as a result of them completing an employment period.  The warrants are at an exercise price of $3.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $67,000 was determined and expensed.

17

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

In June, 2008, the Company issued a warrant to purchase 1,000,000 shares of the Company’s common stock as part of an employment agreement.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $1,600,000 was determined and expensed.

In June, 2008, the Company issued a warrant to purchase 200,000 shares of the Company’s common stock to its legal counsel.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $308,000 was determined and expensed.

In November, 2008, the Company signed an agreement with Energy Power Group under which Energy Power Group will pursue gas and carbon sales contracts for the products from the Company’s carbon conversion technology.  As part of the agreement, Energy Power Group received a warrant to purchase 500,000 common shares of its common stock exercisable at $2.00 per share for 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $1,470,000 was determined and expensed.

In November, 2008, the Company issued a warrant to purchase 100,000 shares of the Company’s common stock as part of a settlement of amounts owed.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $294,000 was determined and expensed.

(e)	Stock Warrants

As of November 30, 2008, the Company has outstanding warrants to purchase 37,874,499 shares of its common stock at prices ranging between $0.40 and $5.00.  These warrants have been issued as part of a unit investment in the Company, as part of loan agreements with the Company, for assistance in raising money for the Company and for other contractual purposes.

As of November 30, 2008, the Company had outstanding warrants to purchase 237,500 shares of its Series A convertible preferred stock at share prices ranging from $2.50 to $3.20.

In August, 2008, the Company extended to the holders of its warrants the opportunity to exercise warrants at a 50% discount of their warrant’s stated exercise price.  Warrant holders of record as of August 15, 2008, had until December 15, 2008, to exercise their warrants at the reduced exercise price.  As of August 15, 2008, the Company had outstanding warrants for approximately 39,379,000 shares of common stock with exercise prices ranging from $0.40 to $5.00 and had warrants for 237,500 shares of preferred stock with exercise prices ranging from $2.50 to $3.20.  The Company utilized the Black-Scholes option-pricing model to calculate the fair value of this reduction in exercise price for the 4 month period.  A fair value of approximately $30.6 million was determined and expensed.  The Company issued 2,271,366 common shares as a result of the exercise of warrants during this discounted exercise price period.

A summary of the Company’s stock warrant activity and related information for the periods ended November 30, 2008 and May 31, 2008 is as follows:

18

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

		Weighted		Weighted
		Average		Average
	Common	Exercise	Preferred	Exercise
	Shares	Price	Shares	Price
Outstanding at May 26, 2007	19,652,471	1.49	237,500	3.06

Issued	18,189,451	2.03
Exercised	(48,638)	2.00
Expired	(916,049)	1.99
Outstanding at May 31, 2008	36,877,235	$1.74	237,500	$3.06
Issued	3,009,295	2.84
Exercised	(1,704,669)	0.85
Expired	(16,125)	1.64
Outstanding at November 30, 2008	38,165,736	$1.82	237,500	$3.06

(8)	Commitments and Contingencies

In December, 2006, the Company ceased production of its heating stoves due to market conditions and over production.  As a result, the Company had to extend payments on outstanding balances owed to suppliers and other vendors.  As of May 31, 2008, approximately $400,000 remained to be paid which was fully paid during the 6 months ending November 30, 2008.

In October, 2007, the Company signed an agreement in which it agreed to pay a total of $360,000 in settlement for services rendered prior to May 26, 2007.  This amount was accrued as of May 26, 2007.  The Company paid $3,000 upon signing of the agreement and agreed to make additional payments as follows: 1) $3,000 per month through July, 2008, 2) $6,000 per month from August, 2008 through July, 2011, 3) $7,500 per month after July, 2011 and until the total amount is paid in full.

In January, 2008, the Company signed an agreement in which it agreed to pay a total of $570,000 in settlement for services rendered by a legal firm prior to May 26, 2007.  This amount was accrued as of May 26, 2007.  The Company paid $110,000 at time of signing the agreement and agreed to make additional payments as follows:  1) $8,000 per month for 11 consecutive months commencing March 1, 2008, 2) $12,000 per month for 13 months commencing February 1, 2009 and 3) $18,000 per month for 12 consecutive months commencing on March 1, 2010.

On April 21, 2008, the Company signed a series of agreements with Industrial Process Solutions (IPS) in which IPS will design and construct for the Company a fluidized-bed gasification system.  As part of these agreements, IPS is entitled to a warrant to purchase 500,000 common shares of the Company upon completion of a quarter scale and a full scale gasification units.  IPS is also entitled to a royalty fee on revenues from the sale of the gas and carbon produced by each unit subsequent to these units.

On May 7, 2008, the Company entered into a definitive agreement to complete a “reverse merger” into a public reporting shell company, GCA I Acquisition Corp., a Delaware corporation affiliated with Greyline Capital Advisors, LLC, a New York based corporate finance advisory firm.  The Company’s common stockholders would receive one share in the public company for every one share currently held in the Company.  Ten percent of the shares received in the transaction by the Company’s common stockholders would be eligible for resale immediately upon closing of the transaction, while the remaining ninety percent would become eligible for resale gradually in incremental blocks over time pursuant to a contractual lock-up provision intended to facilitate an orderly market in the Company’s stock.  Subject to the satisfaction of all the closing conditions and the approval of the Company’s stockholders, it is expected that the transaction would close in the second calendar quarter of 2009, subject to the approval of the Securities and Exchange Commission, and that, within a couple of months of that occurrence, the Company would obtain a trading symbol and be eligible for public listing/quotation.

19

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

On May 23, 2008, the Company signed an agreement with Kisstech, Inc. and its owners (Kisstech) in which Kisstech will design and construct for the Company a gas vaporization technology.  Upon completion of a viable working prototype, the Company will grant the owners of Kisstech warrants to purchase 750,000 common shares of the Company.  Kisstech shall also be entitled to receive royalty payments from the Company on the sale of products which utilize the gas vaporization technology.

In September, 2008, the Company settled a dispute with a former dealer of its stove operations.  The Company agreed to repurchase 96 stoves from the dealer in exchange for the settlement of any and all claims which the dealer had alleged.  Payment for the stoves is to be made in equal payments.  Payments started in September, 2008 and will end in January, 2009.  As of November 30, 2008, the Company had made payments in the amount of $223,125.  Upon receipt of the final payment, the stoves will be released to the Company.  The Company had recorded a settlement expense of $182,500 at May 31, 2008, to reflect the difference between the settlement amount and the inventory value of the stoves actually received.

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Company’s consolidated financial statements or results of operations.

(9)	Business Segment Information

The Company is organized and manages its business in two distinct segments: the Alternative Energy Heating Stove segment and the Delivery Services segment.  The Alternative Energy Heating Stove segment designs, assembles, markets, services, and sells alternative energy heating systems.  The principal products produced and/or marketed by this segment are the Bixby Maxfire heating stove, the Bixby Ugly Black Box (UBB) and accessories and parts related to the Maxfire and UBB. The operations are located in Ramsey, MN.  The Delivery Services segment delivers water softener salt and sales/leases water softener equipment to residential and commercial customers in Southern Minnesota, Northwestern Wisconsin and Southeastern South Dakota.  Delivery also licenses its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.  Delivery Services is based in Redwood Falls, MN and maintains salt storage facilities in Morton, MN and Vermillion, MN.

An analysis and reconciliation of the Company’s business segment information to the respective information in the consolidated financial statements are as follows:

20

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
November 30, 2008 and May 31, 2008

	For 6 Months Ended
	November 30, 2008	November 24, 2007
Revenues:
Alternative Energy Heating Stove	$374,799	$537,243
Delivery Services	1,162,324	1,132,413

Total	1,537,123	1,669,656

Operating Income/(Loss):
Alternative Energy Heating Stove	(53,069)	(305,606)
Delivery Services	10,354	17,242
Corporate including research & development	(8,738,010< /font> )	(2,757,172)

Total	$(8,780,725)	$(3,045,536)

Depreciation and Amortization:
Alternative Energy Heating Stove	$88,628	$109,647
Delivery Services	153,496	149,221

Total	$242,124	$258,868

	For the period ending
	November 30, 2008	May 31, 2008
Capital Additions:
Alternative Energy Heating Stove	$—	$50,000
Delivery Services	12,848	3,633
Corporate including research & development	193,484	—

Total	$206,332	$53,633

Total Assets:
Alternative Energy Heating Stove	$4,122,538	$4,976,146
Delivery Services	940,310	1,053,476

Total	$5,062,848	$6,029,622

(11)	Subsequent Events

As of November 30, 2008, the Company’s offer to the holders of its warrants and options of the opportunity to exercise warrants/options at a 50% discount of a warrant’s or option’s actual exercise price had not expired.  The offer did expire as of December 15, 2008    The Company issued an additional 246,947 common shares as a result of the exercise of warrants during the period of December 1 through December 15, 2008.

21

Section 4.8(b)

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.9

Notes and Accounts Receivable

CUSTOMER	TOTAL
Bunker’s Feed & Supply	$11,116.36
Klimek Brothers Well Drilling Inc.	$11,461.90
White Crystal Salt	$12,792.78

Company Disclosure Schedule:  Section 4.11

Taxes

Section 4.11(a)

[INTENTIONALLY BLANK]

Section 4.11(b)

[INTENTIONALLY BLANK]

Section 4.11(c)

[INTENTIONALLY BLANK]

Section 4.11(d)

[INTENTIONALLY BLANK]

Section 4.11(e)

▪	Federal
▪	State of Minnesota
▪	State of South Dakota (sales tax only)

Section 4.11(l)

[INTENTIONALLY BLANK]

Section 4.11(n)

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.14

Inventory

The inventory for the stove operation consists in part of slow moving items due to current market conditions.  As of November 30, 2008 (the end of Q2, 2009), the stove operation had an inventory value of $119,000, some of which would be considered slow moving.

Company Disclosure Schedule:  Section 4.15

Product Warranty

Bixby Energy Systems, Inc.

7 Year Limited Warranty

"Good Products come with Good Warranties"

RULES OF WARRANTY

This warranty is issued by Bixby Energy Systems, Inc., (the "Manufacturer") and extends only to the original purchaser of this product. For the warranty to be effective, you must complete and return the attached warranty card to the address indicated within 30 days of your purchase. Failure to do so will mean that you may not later make a claim under this warranty. The Manufacturer excludes and disclaims all implied warranties including but not limited to, the implied warranty of merchantability.

For a period of seven (7) years from the date of original consumer purchase, the Manufacturer warrants the Room Heater to be free from defects in material or workmanship, in normal use and service and for a period of four (4) years from date of original consumer purchase, Manufacturer warrants its products for mechanical and electrical failures. There is no express warranty on the fiberglass rope gasketing, log sets, paint, nickel or gold plated surfaces or handles.

For a period of one (1) year from the date of original consumer purchase, the Manufacturer warrants Bixby Direct Vent pipe to be free from defects in material or workmanship. Void if not installed according to the instructions detailed in the venting section of the User's Manual.

Some states mandate a warranty from the installer of two (2) years on workmanship. Check your state requirements for your specific rights and coverage. This warranty covers defects in materials and workmanship in covered components, provided that the product has been installed and operated properly in strict accordance with the Manufacturers printed instructions. There is no warranty coverage when damage or breakage is due or caused by mishandling, freight damage or misuse or unauthorized modification of the structure or electrical system. This warranty is limited to the Max Fire™ Room Heater and Bixby Direct Vent only, accessories are not covered. Some states do not allow the exclusion of limitation of consequential damages, or limitations of implied warranties. The limitations or exclusions set forth in this warranty may not apply to you. This warranty gives you specific legal rights and you may also have other rights, which can vary, from state to state.

IF YOU NEED TO EXERCISE THIS WARRANTY

Inspection Required – Before exercising this warranty, a local representative of the Manufacturer must inspect the unit to determine if it is defective. If the inspection reveals that the failure is due to defective material or workmanship and the part is covered by the condition of this warranty, the Manufacturer will, at its option, repair or replace the defective part.

Responsibilities Of The Manufacturer - The sole duty of the Manufacturer and liability under this warranty is limited to the repair or replacement of the covered defective part. If it is determined that the defect was caused by the Manufacturer, the Manufacturer will cover the costs of the shipping and repaired unit or replacement parts to the original purchaser.

Responsibility Of The Consumer – The purchaser assumes all costs related to shipping the replacement parts or return of the unit to the factory for replacement. Removal Or Reinstallation Costs Are Not Covered By This Warranty. All claims under this warranty must be made in writing to the Manufacturer. To insure prompt and proper handling of your claim, you must include the following: a) The name, address, and phone number of the dealer you purchased your unit from; b) The name, address, and phone number of the person who originally purchased this unit; c) The date of purchase along with the model and serial number of the unit; d) a copy of the sales receipt from your dealer; e) The nature of the problem and what procedures have been done to correct the problem.

THIS WARRANTY IS NULL AND VOID IF THE ROOM HEATER WAS OPERATED WITH IMPROPER FUEL

Manufacturer
Bixby Energy Systems, Inc.
14295 James Road
Rogers, Minnesota 55374
1-877-500-2800
www.bixbyenergy.com

2020866 REV A
39

Bixby Energy

BIXBY MAXFIRE™ STOVE

OWNER LIMITED WARRANTY POLICY

RULES OF WARRANTY

This limited warranty is issued by Bixby Energy, Inc., ("Manufacturer") and extends only to the original purchaser ("Consumer") of this product. This warranty covers defects in materials and workmanship in covered components, provided that the product has been installed, operated, and maintained properly in strict accordance with the Manufacturers printed instructions and excludes any incidental and consequential damages connected therewith. There is no warranty coverage when purchased through internet sales from a non-servicing dealer or when damage or breakage is due or caused by mishandling, freight damage, misuse, or unauthorized modification of the structure or electrical system. This warranty is limited to the MaxFire™ Room Heater only, accessories are not covered.

For the warranty to be effective, the warranty card provided with the Room Heater must be completed and returned to the Manufacturer within 30 days of your purchase. Failure to do so will prevent any claims under this warranty.

The Manufacturer limits all implied warranties, including but not limited to, the implied warranty of merchantability or the implied warranty for a particular purpose, in duration to:

- For a period of one (1) year from the date of original Consumer purchase, the Manufacturer warrants the Room Heater steel frame and body panels to be free from defects in material or workmanship when operated in normal residential use and service.

- For a period of one (1) year from the date of original Consumer purchase, the Manufacturer warrants the Room Heater heat exchanger and the electrical/mechanical components from failure when operated in normal residential use and service.

There are no express or implied warranties on: adjustments, tightening, regular maintenance, filters, gaskets, glass, log set, paint, plated surfaces, handles, caulking, Consumer education, software upgrades, upgraded parts, or cleaning. Failure due, but not limited to, fire, lightning, acts of God, power failures and/or surges, rust, corrosion, improper installation, and improper or inadequate venting or ventilation are not covered. The Manufacturer shall be held free and harmless from liability from damage to property related to the operation, proper or improper, of the Room Heater.

Some states do not allow limitations on how long an implied warranty lasts, so the above limitation may not apply to you. Some states do not allow the exclusion or limitation of consequential damages, or limitations of implied warranties. The limitations or exclusions set forth in this warranty may not apply to you. This warranty gives you specific legal rights and you may also have other rights, which can vary, from state to state.

Some states mandate a warranty from the installer of two (2) years on workmanship. Check your state requirements for your specific rights and coverage.

IF YOU NEED TO EXERCISE THIS WARRANTY

Before exercising this warranty, the Consumer must cause the local Bixby Dealer from whom this appliance was purchased to inspect the Room Heater to determine if it or a part is defective. If the inspection reveals a defect as covered by this warranty, the Manufacturer will, at its option, repair or replace the Room Heater or defective part.

The Consumer assumes all costs related to shipping the defective part or Room Heater to the factory for repair or replacement. Any defective parts not returned to the Manufacturer will be billed at current MSRP pricing.

The sole duty and liability under this warranty of the Manufacturer is limited to the repair or replacement of the covered defective part or Room Heater. Removal or reinstallation costs are not covered by this warranty. If it is determined that the Manufacturer caused the defect, the Manufacturer will cover the cost of shipping the repaired Room Heater or replacement part to the original purchaser.

THIS WARRANTY IS NULL AND VOID IF THE ROOM HEATER WAS OPERATED
WITH IMPROPER FUEL OR VENTING AS DEFINED IN THE USER'S MANUAL

For warranty assistance or service, contact your Bixby Dealer.

Manufacturer:
Bixby Energy, Inc
9300 75th Avenue North,
Minneapolis, Minnesota 55428

Company Disclosure Schedule:  Section 4.17

Real Property

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.18

Intellectual Property

Section 4.18(a)

Patent, Trademark, and Copyright registrations (issued)

Reg. No.	Title/Name	Owner	Jurisdiction	Own. type

2,826,046	(b-design)	Bixby	USA	Exclusive

7,284,550	BURN POT FOR FURNACE	Bixby	USA	Exclusive

7,318,431	BIOMASS FUEL BURNING	Bixby	USA	Exclusive
STOVE AND METHOD

D521,133	BIOMASS STOVE	Bixby	USA	Exclusive

5,115,983	PROCESS FOR RECYCLING	SS Acquisition	USA	Exclusive
	VEHICLE TIRES	Corp.

5,341,996	APPARATUS FOR	SS Acquisition	USA	Exclusive
	SEPARATING	Corp.
COMPONENTS OF RUBBER
VEHICLE TIRES

5,794,861	PROCESS AND APPARATUS	SS Acquisition	USA	Exclusive
	FOR SEPARATING	Corp.	USA	Exclusive
COMPONENTS OF
FRAGMENTED VEHICLE
TIRES

7,305,924	APPARATUS AND METHOD	Step Saver	USA	Exclusive
FOR DELIVERY OF BIOMASS

Note:   Not all files contained the assignments.  Where assignments were missing, United States Patent and Trademark Office records were consulted and our records and their records evidence the above ownership.

Patent, Trademark and Copyright applications (pending)

Serial No.	Title/Name	Owner	Jurisdiction	Own. type

12/011,474	BIOMASS FUEL BURNING	Bixby	USA	Exclusive
STOVE AND METHOD

11/899,398	BIOMASS FUEL BURNING	Bixby	USA	Exclusive
STOVE AND METHOD

200580015891.7	BURN POT FOR FURNACE	Bixby	China	Exclusive

05725881.6	BURN POT FOR FURNACE	Bixby	EU	Exclusive

Company Disclosure Schedule:  Section 4.18(a) (cont’d)

11/522,845	HEARTH PAD HEAT	Bixby	USA	Exclusive
BARRIER

78/967,902	BIXBY ENERGY	Bixby	USA	Exclusive

11/948,455	IGNITOR FOR FURNACE	Bixby	USA	Exclusive

78/880,002	REDEFINING THE FUTURE	Bixby	USA	Exclusive

08/13148	IGNITOR FOR FURNACE	Bixby	PCT	Exclusive

12/291,188	FLOW RATE OF GAS IN	Bixby	USA	Exclusive
FLUIDIZED BED DURING
CONVERSION OF CARBON
BASED MATERIAL TO
NATURAL GAS AND
ACTIVATED CARBON

61/137,213	LIQUIFACTION PROCESS	Bixby	USA	Exclusive/Joint
FOR CHANGING ACTIVATED
CARBON AND SYNGAS
INTO DIESEL FUEL

76/694,171	BIXBY cl.4	Bixby	USA	Exclusive

76/694,169	BIXBY cl. 7	Bixby	USA	Exclusive

76/694,170	REDEFINING THE FUTURE	Bixby	USA	Exclusive
cl. 4

76/694,173	REDEFINING THE FUTURE	Bixby	USA	Exclusive
cl. 7

76/694,174	BIXBY (and flame design)	Bixby	USA	Exclusive
cl. 4

76/694,172	BIXBY (and flame design)	Bixby	USA	Exclusive
cl. 7

12/291,187	HIGH TEMPERATURE	Bixby	USA	Exclusive
BLOWER WITH
ENVIRONMENTAL SEAL

12/291,189	LIQUIFACTION PROCESS	Bixby	USA	Exclusive/Joint
FOR CHANGING CARBON
COMPOUNDS INTO DIESEL
FUEL

Company Disclosure Schedule:  Section 4.18(a) (cont’d)

12/291,186	APPARATUS AND METHOD	Bixby	USA	Exclusive/Joint
FOR CONVERTING
CARBONACIOUS MATERIAL
CONTAINING HYDROGEN
DEFICIENT CARBON INTO
DIESEL FUEL

08/13044	APPARATUS AND METHOD	Bixby	PCT	Exclusive/Joint
FOR CONVERTING
CARBONACIOUS MATERIAL
CONTAINING HYDROGEN
DEFICIENT CARBON INTO
DIESEL FUEL

2,476,142	APPARATUS AND METHOD	Step Saver	Canada	Exclusive
FOR DELIVERY AND
RECLAMATION OF BIOMASS
FUEL

2,583,804	APPARATUS AND METHOD	Step Saver	Canada	Exclusive
FOR DELIVERY AND
RECLAMATION OF BIOMASS
FUEL

11/939,277	APPARATUS AND METHOD	Step Saver	USA	Exclusive
FOR DELIVERY AND
RECLAMATION OF BIOMASS
FUEL

Notes:

“Ignitor for Furnace” ,Ser. No. 11/948,455, (US) file does not have the assignment.  PCT file has Bixby exclusive for all countries other than US.

Serial Nos. 12/291,187 and 12/291,188 need Sherman to sign an assignment for the USPTO.  These are understood to have been assigned by detailed agreement between Bixby and Sherman.

Serial Nos. 61/137,213, 12/291,189, 12/291,186, and 08/13044 need resolution of TekGar issue and balance of inventors to sign assignment or amendment and balance of inventors to sign assignment to gain exclusivity.

Exclusive license for Patent Number 5,445,192 – Method for Delivery of Salt.

Company Disclosure Schedule:  Section 4.18(a) (cont’d)

Phase One: Bixby’s Confined Gasification Liquefaction Technology (Confined Thermal DePolymerization Process)

The Company engaged Industrial Process Solutions, Inc. under a research and development contract to design our closed loop fluidized bed gasification system.  The inventor has applied for a provisional patent which will be converted into a full patent application once the unit is in production. Under the terms of the Company’s agreement with Industrial Process Solutions, Inc. and the inventor, all patent and other intellectual property rights related to Phase I of the Bixby CGL Process belong to Bixby both contractually an under the “work-for-hire” doctrine.  The inventor retained the right to repurchase the intellectual property rights in the event of our insolvency or bankruptcy.

Phase Two: Bixby’s Confined Liquefaction Technology (Carbon Thermal Refining Process)

As a complement to Phase I of the Bixby CGL Process the Company entered into an exclusive license agreement with TekGar, LLC for the conversion of coal based carbon into liquid fuels within the United States and its territories. Under the terms of the Company’s agreement with TekGar, LLC the Company will have a right to pursue a patent or patents on the process, method and/or design of the Phase II Bixby CGL Process and own all right title and interest in that patent or patents in the United States. To date, the Company has not applied for any patents and no assurances can be made that any will be applied for, or that if applied for, that they would be granted.

Whenever we deem it important for purposes of maintaining competitive advantages, we require parties with whom we share, or who otherwise are likely to become privy to, our trade secrets or other confidential information to execute and deliver to us confidentiality and/or non-disclosure agreements.  Among others, this includes employees, consultants and other advisors, each of whom we require to execute such an agreement upon commencement of their employment, consulting or advisory relations.  These agreements generally provide that all confidential information developed or made known to the individual by us during the course of the individual’s relationship with us is to be kept confidential and not to be disclosed to third parties except under specific circumstances,

Section 4.18(b)

[INTENTIONALLY BLANK]

Section 4.18(c)

[INTENTIONALLY BLANK]

Section 4.18(d)

[INTENTIONALLY BLANK]

Section 4.18(e)

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.18 (cont’d)

Section 4.18(f)

[INTENTIONALLY BLANK]

Section 4.18(g)

There is nothing other than normal expiration by operation of time on provisional patent applications.

Section 4.18(h)

There are no known infringements, actual or threatened.

Section 4.18(j)

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.19

Material Contracts

▪
Tek-Gar, LLC (“TekGar”). The Company has entered into agreements with TekGar to provide the Company with technology that will allow it to use coal based activated carbon as a feedstock for the production of diesel and jet fuel. The contracts provide for the issuance of 2 million warrants to purchase the Company’s common stock at a purchase price of $2.50 per share exercisable for a period of 5 years, revenue sharing of 2% of sales of products derived from TekGar Products not to exceed $5 million per year and fees of $1.5 million payable in thee equal annual installments. In addition the Company agreed to pay an additional $1 million out of revenue from the sale of products derived from the TekGar technology.

▪
Industrial Process Solutions, Inc. (“IPS”) and Alfred Sherman Aaron (“Aaron”). The Company entered into research and development agreement with IPS and Aaron to develop the Company’s fluidized bed confined thermal depolymerization process, and a supply agreement and compensation agreement with IPS.  These contracts were entered into as of April 21, 2008. The research and development agreement was scheduled to be completed by December 15, 2008 and the other agreements have terms that extend for the life of any patents granted on the fluidized bed confined thermal depolymerization process. This technology is being designed to allow the Company to convert coal and other feed stocks into activated carbon and gas. Under the research and development contract, IPS will receive a warrant to purchase up to 500,000 shares of the Company’s common stock at a purchase price of $2.00 per share exercisable for a period of 5 years. Under the compensation agreement, IPS will receive revenue sharing of 2% of sales of products derived from the technology up to a maximum annual payment of $5 million.  Under the supply agreement, IPS will build units on a basis of 125% of the cost of materials and labor.

▪
Deloitte Financial Advisory Services, LLP (“Deloitte”) and Green Espel, PLLP (“Green”).  The Company was engaged in a dispute with Deloitte and Green over fees that were approximately $1,000,000. This matter was settled for $570,000 on January 31, 2008 and involves a series of payments $110,000 of which have been paid, the balance of which are due in monthly payments over a three-year period.

▪
Salo, LLC (“Salo”).  The Company entered into a settlement agreement with Salo, on October 8, 2007, a vendor who had provided consulting services to the Company in the amount of approximately $360,000. Pursuant to the settlement agreement, the Company has agreed to make monthly payments over approximately 5 years.

▪	Barnard Dalsin Manufacturing Company (“BDM”). The Company entered into a settlement agreement in March, 2008, to pay $109,650.50 to BDM in the form of weekly payments until paid in full.

Company Disclosure Schedule:  Section 4.20

Litigation

▪
Bixby Energy Systems, Inc., Robert Walker and Dennis DeSender v. Alexander Boylan. The plaintiffs commenced an action in Hennepin County District Court in the state of Minnesota against Mr. Boylan by service of process in June of 2007. This is a claim against a former employee for tort claims based upon statements and emails the former employee sent to the Company’s shareholders. Although the parties have had settlement discussions, to date they have not been able to reach an agreement. The Company is planning to amend its complaint to add another related individual.

▪
Phoenix America, Inc. v Bixby Energy Systems, Inc., a former vendor brought suit against the Company, in the Superior Court in Allen County in the State of Indiana Cause No. 02D01-0704-CC-489 in April of 2007 and proceeded with out notice after an extension to answer had been granted. The judgment, for which vacation has been sought, was in the amount of approximately $173,000.

▪
Country Side Stove & Chimney, Inc. d/b/a Empire Distributing v Bixby Energy Systems, Inc., Plaintiff, a former distributor of the Company’s products, brought suit against the Company in the Supreme Court in Erie County in the State of New York Index No. 2007 006597 in July of 2007. Company distributor claims that the Company’s freestanding stoves are defective and sued to rescind its purchase of approximately 100 stoves. Empire continues to sell stoves.

▪
Dadson’s Machining Inc., v. Bixby Energy Systems, Inc., a former vendor, commenced an action in Hennepin County District Court in the state of Minnesota against the company by service of process in June of 2007. This action was settled by the parties in April of 2008. Under the terms of that agreement.  The Company will pay $60,000 to Dadson’s.  The Company will make weekly payments to Dadson’s in the amount of $10,000 post-marked by each consecutive Friday beginning May 2, 2008 until the last payment is made by June 6, 2008. Dadson’s retains a right of first sale for the Company’s product in Dadson’s inventory until payment is made in full. The settlement provides for a confession of judgment in the amount of $80,000 in favor of Dadson’s less any amounts paid.

▪
NRI Electronics, Inc. is a vendor of the Company who the Company owed payment for past deliveries. NRI brought suit against the Company for payment on product the Company had received and for what it claims are open purchase orders for approximately $100,000. The Company has been paying approximately $6,000 per month.

▪
Bixby Energy Systems, Inc. v William Paatalo. Bixby brought a motion for a temporary restraining order jeeking injunctive relief from certain blogging activity the company alleges that Mr. Paatalo has been engaged in on two web sites.  The company also brought suit against Mr. Paatalo alleging intentional interference with contract, intentional interference with prospective business advantage and defamation/slander/liable.

Company Disclosure Schedule:  Section 4.21

Employee Benefit Plans

Section 4.21(a)

Through a co-employment arrangement with EMPO (Bixby employees and Administaff (Step Saver employees), both of which are Professional Employment Organizations (PEOs), the Company offers its employees the following benefits:

-	Health Insurance (United Health Care/Medica)
-	Dental Insurance (United Health Care/Medica)
-	Vision Care (VSP)
-	Health Care Flexible Spending Account

EMPO and Administaff is responsible for the maintenance of the benefit plans and all necessary reporting.

Section 4.21(r)

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.23

Environmental

Section 4.23(a)

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 4.24

Related Party Transactions

▪
Robert Walker, the Company’s President and Chief Executive Officer, loaned the Company approximately $65,000 in early 2007 in exchange for which he was granted a warrant to purchase 65,000 shares of the company’s common stock at a purchase price of $2.00 per share, exercisable for a period of 5 years from April 11, 2007.

▪
Ronald Kinner, the Company’s Treasurer and Chief Financial Officer, loaned the Company approximately $50,000 in the fall of 2007 in exchange for which he was granted a warrant to purchase 100,000 shares of the company’s common stock at a purchase price of $2.00 per share, exercisable for a period of 5 years from the date of the loan along with simple interest of 12%.

Company Disclosure Schedule:  Section 4.25

Insurance

Bixby Energy Systems
Business Insurance Summary

	Agent Information:	Hayes Companies, 80 South 8th Street, Suite 700, Minneapolis, MN 55402

	Property	General Liability	Auto Liability	Umbrella	Directors & Officers / Employment Practice Liability
Carrier	United Fire & Casualty Co.	Chubb Custom Insurance Company	United Fire & Casualty Company	RSUI Indemnity Company	American International Specialty Lines (AIG)
Policy Number	60341231	79544134	60341231	NHA041965	053-06-91
Effective Dates	11/1/07-11/1/08	11/1/07-11/1/08	11/1/07-11/1/08	11/1/07-11/1/08	10/12/07 - 10/12/08
Named Insured	Bixby Energy Systems, Inc. SS Acquisitions dba Bixby Delivery Services	Bixby Energy Systems, Inc. SS Acquisitions dba Bixby Delivery Services	Bixby Energy Systems, Inc. SS Acquisitions dba Bixby Delivery Services	Bixby Energy Systems, Inc. SS Acquisitions dba Bixby Delivery Services	Bixby Energy Systems, Inc.
Scope	Special Form	Occurrence Form		Occurrence Form	Claims Made Coverage
Amount	Total Insured Value -3,360,500
General Aggregate - 2,000,000
Products or Completed Ops Agg.-2,000,000
Personal/Advertising Injury Per Occ.-1,000,000
Per Occurrence - 1,000,000
Fire Damage Legal Liability - 100,000
Employee Benefits E&O Liability - 1,000,000
Employee Benefits E&O Liab. Agg.-1,000,000
Liability - 1,000,000 Uninsured/Underinsured-1,000,000 Hired & Non-Owned - 1,000,000 Personal Injury Protection - Basic
General Aggregate - 1,000,000
Each Occurence.-1,000,000
Underlying Limits
Each Occurrence - 1,000,000
General Aggregate - 2,000,000
Products/Completed Ops Agg-2,000,000
Personal/Advertising Injury - 1,000,000
Automobile Per Occurrence - 1,000,000
Employers Liab. Each Accident -1,000,000
Employers Liab. Each Employee-1,000,000
Employers Liability Policy Limit -1,000,000
Employee Benefits Liab. Occ.-1,000,000
Employee Benefits Liability Agg-1,000,000
Shared Directors & Officers and Employment Practices Liability: 2,000,000 Shared Limit
Ded.	$1,000 24 Hours BI/EE	$5,000 Employee Benefits Retro Date - 11/1/07	Comprehensive & Collision $500		$-0- Non-Indemnifiable D&O Claims $-0- Non-Indemnifiable D&O Claims $35,000 Company D&O Claims $5,000 Employment Practices Claims

Company Disclosure Schedule:  Section 4.26

Absence of Certain Changes or Events

▪	Since November 30, 2008, the company has granted general salary increases in the Ordinary Course of Business.

Company Disclosure Schedule:  Section 4.33

Change in Control

[INTENTIONALLY BLANK]

Company Disclosure Schedule:  Section 6.1

Conduct of Business by the Company Pending the Merger

[INTENTIONALLY BLANK]

Parent Disclosure Schedule:  Section 5.4

Capitalization

[INTENTIONALLY BLANK]

Parent Disclosure Schedule:  Section 5.6

No Conflict; Required Filings and Consents

[INTENTIONALLY BLANK]

Parent Disclosure Schedule:  Section 5.8(e)

Taxes

1.  Federal (Internal Revenue Service)

2.  New York State

3.  New York City

Parent Disclosure Schedule:  Section 5.12

Absence of Certain Changes or Events

[INTENTIONALLY BLANK]

Parent Disclosure Schedule:  Section 6.2

Conduct of Business by the Parent and Merger Sub

[INTENTIONALLY BLANK]